Exhibit 10.2

[*****] Indicates omitted information. This redacted information has been excluded because it is both (i) not material and (ii) of the type that the registrant treats as private and confidential.

EXECUTION COPY

AMENDMENT NO. 34 TO TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NO. 34 TO TRANSFER AND ADMINISTRATION AGREEMENT, dated as of September 20, 2022 (this “Amendment”), to that certain Transfer and Administration Agreement dated as of March 21, 2001, as amended by Amendment No. 1 to Transfer and Administration Agreement dated as of November 30, 2001, Amendment No. 2 to Transfer and Administration Agreement dated as of December 14, 2001, Amendment No. 3 to Transfer and Administration Agreement dated as of March 20, 2002, Amendment No. 4 to Transfer and Administration Agreement dated as of March 29, 2002, Amendment No. 5 to Transfer and Administration Agreement dated as of May 22, 2002, Amendment No. 6 and Limited Waiver to Transfer and Administration Agreement dated as of September 27, 2002, Amendment No. 7 to Transfer and Administration Agreement dated as of February 19, 2003, Amendment No. 8 to Transfer and Administration Agreement dated as of April 14, 2003, Amendment No. 9 to Transfer and Administration Agreement dated as of August 13, 2003, Amendment No. 10 to Transfer and Administration Agreement dated as of February 18, 2004, Amendment No. 11 to Transfer and Administration Agreement dated as of August 13, 2004, Amendment No. 12 to Transfer and Administration Agreement dated as of February 14, 2005, Amendment No. 13 to Transfer and Administration Agreement dated as of February 13, 2006, Amendment No. 14 to Transfer and Administration Agreement dated as of October 31, 2006, Amendment No. 15 to Transfer and Administration Agreement dated as of February 12, 2007, Amendment No. 16 to Transfer and Administration Agreement dated as of March 27, 2007, Amendment No. 17 to Transfer and Administration Agreement dated as of March 26, 2010, Amendment No. 18 to Transfer and Administration Agreement dated as of December 15, 2010, Amendment No. 19 to Transfer and Administration Agreement dated as of February 14, 2011, Amendment No. 20 to Transfer and Administration Agreement dated as of December 7, 2011, Amendment No. 21 to Transfer and Administration Agreement dated as of March 30, 2012, Amendment No. 22 to Transfer and Administration Agreement dated as of August 29, 2012, Amendment No. 23 to Transfer and Administration Agreement dated as of July 29, 2013, Amendment No. 24 to Transfer and Administration Agreement dated as of March 24, 2014, Amendment No. 25 to Transfer and Administration Agreement dated as of March 9, 2015, Amendment No. 26 to Transfer and Administration Agreement dated as of September 19, 2016, Amendment No. 27 to Transfer and Administration Agreement dated as of February 6, 2017, Amendment No. 28 to Transfer and Administration Agreement dated as of July 13, 2017, Amendment No. 29 to Transfer and Administration Agreement dated as of January 31, 2018, Amendment No. 30 to Transfer and Administration Agreement dated as of June 20, 2018, Amendment No. 31 to Transfer and Administration Agreement dated as of December 21, 2018, Amendment No. 32 to Transfer and Administration Agreement dated as of September 27, 2019 and Amendment No. 33 to Transfer and Administration Agreement dated as of March 18, 2021 (as so amended and in effect, the “TAA”), by and among Arrow Electronics Funding Corporation, a Delaware corporation (the “SPV”), Arrow Electronics, Inc., a New York corporation, individually (“Arrow”) and as the initial Master Servicer, the several commercial paper conduits identified on Schedule A to the TAA and their respective permitted successors and assigns (the “Conduit Investors”; each individually, a “Conduit Investor”), the agent bank set forth opposite the name of each Conduit Investor on such Schedule A and its permitted successors and assigns (each a “Funding Agent”) with respect to such Conduit Investor, the financial institutions identified on Schedule A to the TAA as Alternate Investors and their respective permitted successors and assigns (the “Alternate Investors”; each individually, an “Alternate Investor”; together with the Conduit Investors, the “Investors”; each individually, an “Investor”), Mizuho Bank Ltd., as structuring agent (the “Structuring Agent”) and Bank of America, National Association, a national banking association, as the administrative agent for the Investors (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the TAA.

PRELIMINARY STATEMENTS:

WHEREAS, the SPV, Arrow, the Funding Agents, the Investors and the Administrative Agent have entered into the TAA;

WHEREAS, the SPV and Arrow have requested that the Funding Agents, the Investors and the Administrative Agent agree to make certain changes and amendments to the TAA;

WHEREAS, subject to the terms and conditions set forth herein, the Investors, the Funding Agents and the Administrative Agent are willing to make such changes and amendments to the TAA;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the TAA. As of the date hereof, the TAA is hereby amended to incorporate the changes reflected in Exhibit A hereto.

SECTION 2. Representations and Warranties of the SPV and Arrow. To induce the Investors, the Funding Agents and the Administrative Agent to enter into this Amendment, the SPV and Arrow each makes the following representations and warranties (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof and, after giving effect to the amendments set forth herein as of the date hereof:

Section 2.1. Authority. The SPV and Arrow each has the requisite corporate power, authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Transaction Documents, including the TAA (as modified hereby). The execution, delivery and performance by the SPV and Arrow of this Amendment and their performance of the Transaction Documents, including the TAA (as modified hereby), have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

Section 2.2. Enforceability. This Amendment has been duly executed and delivered by the SPV and Arrow. This Amendment is the legal, valid and binding obligation of the SPV and Arrow, enforceable against the SPV and Arrow in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The making and delivery of this Amendment and the performance of the TAA, as amended by this Amendment, do not violate any provision of law or any regulation (except to the extent that the violation thereof could not, in the aggregate, be expected to have a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), business or properties of Arrow and the other Originators, taken as a whole), or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected.

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Section 2.3. Representations and Warranties. The representations and warranties of Arrow and the SPV contained in the Transaction Documents are true and correct on and as of the date hereof, as though made on and as of such date after giving effect to this Amendment, except for representations and warranties made by the SPV or Arrow expressly stated to relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

Section 2.4. No Termination Event. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Termination Event or a Potential Termination Event.

SECTION 3. Conditions Precedent. This Amendment shall become effective on and be deemed effective (the “Effective Date”) upon (i) the Administrative Agent’s having received counterparts of this Amendment, (ii) receipt by each Funding Agent of the amounts set forth on Exhibit B attached hereto opposite such Funding Agent’s name, by wire transfer of immediately available funds to the account specified by such Funding Agent, (iii) receipt by the Administrative Agent of a duly executed secretary’s certificate of each of the SPV and Arrow, certifying the organization documents, incumbency of officers, and resolutions authorizing the execution and delivery of this Amendment, and (iv) each Funding Agent shall have received for the benefit of itself and its Investors payment in full of such fees and reimbursement of such expenses as may be due and payable by the SPV to such Funding Agent and Investor in connection with this Amendment.

SECTION 4. Payment of Fees and Expenses. The SPV agrees to pay all fees and expenses (including reasonable attorney’s fees and expenses of Morgan, Lewis & Bockius LLP) as may be due and payable by the SPV pursuant to Section 9.4 of the TAA in connection with this Amendment and the transactions contemplated hereby.

SECTION 5. References to and Effect on the Transaction Documents.

Section 5.1. Except as specifically amended and modified hereby, each Transaction Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 5.2. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, Funding Agent or the Administrative Agent under any Transaction Document, nor constitute a waiver, amendment or modification of any provision of any Transaction Document, except as expressly provided in Section 1 hereof.

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Section 5.3. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 5.4. Each reference in the TAA to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in any other Transaction Document to “the Transfer and Administration Agreement”, “thereunder”, “thereof” or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

SECTION 6. Reallocation. The parties hereto agree that upon the Effective Date and after giving effect to this Amendment, the Net Investment shall be reallocated among the Purchaser Groups such that after giving effect to such reallocation, the portion of the Net Investment funded by each Purchaser Group as a percentage of the total Net Investment shall equal such Purchaser Group’s Pro Rata Share. Each applicable Investor shall make the payments specified in the flow of funds prepared by the Administrative Agent attached as Exhibit C.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile, electronic mail, portable document format (PDF) or similar means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Transfer and Administration Agreement
(Arrow Electronics)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ARROW ELECTRONICS FUNDING CORPORATION, asSPV

By:	/s/ William Dakin
Name: William Dakin
Title: Treasurer

By:	/s/ Carine Jean-Claude
Name: Carine Jean-Claude
Title: Secretary

ARROW ELECTRONICS, INC., individually and as Master Servicer

By:	/s/ William Dakin
Name: William Dakin
Title: Vice President and Treasurer

By:	/s/ Carine Jean-Claude
Name: Carine Jean-Claude
Title: Senior Vice President, Chief Legal Officer and Secretary

Signature Page to Amendment No. 34 to

Transfer and Administration Agreement
(Arrow Electronics)

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Funding Agent, as Administrative Agent, and as an Alternate Investor

/s/ Chris Haynes
Name: Chris Haynes
Title: Senior Vice President

Signature Page to Amendment No. 34 to

Transfer and Administration Agreement
(Arrow Electronics)

MIZUHO BANK, LTD., as a Funding Agent, as an Alternate Investor and as Structuring Agent

By:	/s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

Signature Page to Amendment No. 34 to

Transfer and Administration Agreement
(Arrow Electronics)

WELLS FARGO BANK, N.A., as a Funding Agent and as an Alternate Investor

By:	/s/ Michael J. Landry
Name: Michael J. Landry
Title: Director

SUMITOMO BANKING CORPORATION, as an Alternate Investor

By:	/s/ Irlen Mak
Name: Irlen Mak
Title: Director

Signature Page to Amendment No. 34 to

Transfer and Administration Agreement
(Arrow Electronics)

SMBC NIKKO SECURITIES AMERICA, INC., as a Funding Agent

By:	/s/ Yukimi Konno
Name: Yukimi Konno
Title: Managing Director

Signature Page to Amendment No. 34 to

Transfer and Administration Agreement
(Arrow Electronics)

TRUIST BANK, as a Funding Agent and as an Alternate Investor

By:	/s/ Paul Cornely
Name: Paul Cornely
Title: Vice President

Signature Page to Amendment No. 34 to

Transfer and Administration Agreement
(Arrow Electronics)

PNC BANK, NATIONAL ASSOCIATION, as a Funding Agent and an Alternate Investor

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

Signature Page to Amendment No. 34 to

Transfer and Administration Agreement
(Arrow Electronics)

EXHIBIT A

[Attached]

COMPOSITE COPY: Showing Draft Amendment No. ~~33~~34 dated as of ~~March 18~~September 20, ~~2021~~2022

The TAA formerly provided that a Conduit Investor had the option of being either a Match Funding Conduit Investor or a Pooled Funding Conduit Investor. On March 27, 2007, (i) such option terminated, (ii) each Conduit Investor was thereupon and at all times thereafter deemed to be a Pooled Funding Conduit Investor and (iii) each term or provision of the TAA, including, without limitation, Section 2.4(b), relating to a Conduit Investor as a Match Funding Conduit Investor ceased to be operative or available.

Transfer and Administration Agreement

by and among

Arrow Electronics Funding Corporation,

Arrow Electronics, Inc.,

Individually and as Master Servicer

The Persons Parties hereto as Conduit Investors,
Alternate Investors and Funding Agents

Mizuho Bank Ltd., as Structuring Agent	Bank of America, National Association, as Administrative Agent

TABLE OF CONTENTS

- ii -

Schedules

Schedule A	Investors
Schedule B	Match Funding Conduit Investors
Schedule C	Excluded Receivables
Schedule I	Yield and Interest Periods
Schedule II	Calculation of Required Reserves
Schedule III	Settlement Procedures
Schedule IV	Calculation of Fees
Schedule V	Agreed Upon Procedures
Schedule 4.1(g)	List of Actions and Suits
Schedule 4.1(i)	Location of Certain Offices and Records
Schedule 4.1(j)	List of Subsidiaries, Divisions and Tradenames; FEIN
Schedule 4.1(s)	List of Blocked Account Banks and Blocked Accounts
Schedule 11.3	Address and Payment Information

Exhibits

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Form of Contract
Exhibit C	Credit and Collection Policies and Practices
Exhibit D	Form of Investment Request
Exhibit E	Form of Optional Reduction Notice
Exhibit F	Form of Servicer Report
Exhibit G	Form of SPV Secretary’s Certificate
Exhibit H	Forms of Originator/Master Servicer Secretary’s Certificate

- iii -

Exhibit I-1	Form of Opinion of Robert E. Klatell, Counsel to the SPV, Originators and Master Servicer
Exhibit I-2	Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP, Counsel to the SPV, Originators and Master Servicer
Exhibit J	Form of Extension Request

- iv -

Transfer and Administration Agreement

This Transfer and Administration Agreement (this “Agreement”), dated as of March 21, 2001, by and among Arrow Electronics Funding Corporation, a Delaware corporation (the “SPV”), Arrow Electronics, Inc., a New York corporation, individually (“Arrow”) and as initial Master Servicer, the several commercial paper conduits identified on Schedule A and their respective permitted successors and assigns (the “Conduit Investors”; each individually, a “Conduit Investor”), the financial institutions from time to time parties hereto as Alternate Investors, the agent bank set forth opposite the name of each Conduit Investor on Schedule A and its permitted successors and assigns (each a “Funding Agent”) with respect to such Conduit Investor and Alternate Investor, Mizuho Bank, Ltd., as Structuring Agent and Bank of America, National Association, a national banking association (“Bank of America”), as the Administrative Agent for the Conduit Investors and the Alternate Investors. Each Funding Agent, the related Alternate Investors and the Conduit Investors set forth opposite the name of such Funding Agent shall comprise a purchaser group (each, a “Purchaser Group”); provided, however, that no Purchaser Group is required to include a Conduit Investor.

ARTICLE I

DEFINITIONS

SECTION 1.1 . Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Account Bank” means (i) Bank of America, National Association or (ii) any other Qualified Institution reasonably acceptable to the Administrative Agent.

“Account Control Agreement” means an agreement in form reasonably acceptable to the Administrative Agent among the SPV, the Administrative Agent, the Account Bank pursuant to which the Administrative Agent obtains “control” within the meaning of the UCC over the Collection Account or such other account as may be applicable from time to time.

“Additional Commitment Amendment” means an amendment to this Agreement pursuant to the provisions hereof, among the SPV, Arrow, the Administrative Agent and a commercial paper conduit and the alternate investors related thereto providing for such commercial paper conduit and alternate investors to become a party to this Agreement with a corresponding increase in the Facility Limit hereunder.

“Additional Costs” is defined in Section 9.2(d).

“Adjusted Consolidated EBITDA” means for any fiscal period, without duplication (a) the Consolidated Net Income for such period, plus (b) to the extent deducted from earnings in determining Consolidated Net Income for such period, the sum, in each case for such period, of income taxes, interest expense, depreciation expense amortization expense, including amortization of any goodwill or other intangibles, minus (c) to the extent included in determining Consolidated Net Income for such period, non-cash equity earnings of unconsolidated CA Affiliates, plus (d) to the extent excluded in determining Consolidated Net Income for such period, cash distributions received by Arrow from unconsolidated CA Affiliates, plus (e) to the extent deducted from earnings in determining Consolidated Net Income for such period, the aggregate amount of all non-cash compensation expense paid to directors, officers and employees, plus (f) to the extent deducted from earnings in determining Consolidated Net Income for such period, non-cash charges due to impairments recorded in such period in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 142, all as determined on a consolidated basis in accordance with GAAP plus (or minus) (g) losses (or gains) related to the early extinguishment of notes, bonds or other fixed income obligations, plus (or minus) (h) losses (or gains) due to integration or restructuring charges to the extent disclosed in public filings; provided that in determining Adjusted Consolidated EBITDA for any period of four consecutive fiscal quarters during which any business is acquired by Arrow, such Adjusted Consolidated EBITDA shall be measured on a pro forma basis to include the consolidated EBITDA of the acquired business (determined for such business in the manner Adjusted Consolidated EBITDA is determined for Arrow, as described above in this definition), plus identifiable, board-approved and publicly announced acquisition-related synergies which are expected to be realized over a twelve-month period following such acquisition.

“Administrative Agent” means Bank of America or an Affiliate thereof, as Administrative Agent for the Conduit Investors, the Funding Agents and the Alternate Investors.

“Administrative Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

“Administrative Fee” means the fee payable to the Administrative Agent as set forth in the Fee Letter.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties) in favor of any other Person (including any bankruptcy trustee with respect to any Originator or the SPV) other than Permitted Liens.

“Affected Assets” means, collectively, (a) the Receivables, (b) the Related Security, (c) all rights and remedies of the SPV under the First Tier Agreement, together with all financing statements filed by the SPV against Arrow in connection therewith, (d) all Blocked Accounts and all funds and investments therein and all Blocked Account Agreements, and (e) all proceeds of the foregoing.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with, such Person, in each case whether beneficially, or as a trustee, guardian or other fiduciary. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise

“Aggregate Commitment” means, at any time, the sum of the Commitments then in effect.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (a) the aggregate unpaid Yield accrued, (b) the Net Investment at such time and (c) all other amounts owed (whether or not then due and payable) hereunder and under the other Transaction Documents by the SPV or Arrow to the Administrative Agent, the Funding Agents, the Investors or the Indemnified Parties at such time, including all Fees, expenses, breakage costs and indemnities or any amounts payable to a successor administrative agent pursuant to Section 10.9.

“Agreement” is defined in the preamble.

“Allocable Portion of Maximum Net Investment” means, with respect to each Alternate Investor, the dollar amount set forth opposite such Alternate Investor’s name on Schedule A hereto under the heading “Allocable Portion of Maximum Net Investment”.

“Alternate Investor Percentage” means, at any time, a fraction, expressed as a percentage, the numerator of which is the portion of the Net Investment funded by the Alternate Investor(s) related to a particular Purchaser Group and the denominator of which is the Net Investment funded through such Purchaser Group at such time.

“Alternate Investors” means each financial institution identified as such on Schedule A and any other financial institution that shall become a party to this Agreement pursuant to Section 11.8.

“Amendment No. 26 Effective Date” means September 19, 2016.

“Amendment No. 30 Effective Date” means June 20, 2018.

“Anti-Corruption Laws” means Law of any jurisdiction applicable to Arrow or any of its Subsidiaries concerning or relating to bribery, money laundering, terrorism financing, corruption, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including (a) the PATRIOT Act, (b) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and (c) the U.K. Bribery Act of 2010, as amended.

“Arrow” means Arrow Electronics, Inc., a New York corporation.

“Arrow ECS” means Arrow Enterprise Computing Solutions, Inc., a Delaware corporation.

“Arrow ECS Receivable” means a Receivable originated by Arrow ECS.

“Arrow Level 1 Rating Event” means five (5) Business Days following the withdrawal or downgrade of the long-term senior unsecured debt rating of Arrow below either BBB- or Baa3 by S&P and Moody’s, respectively.

“Arrow Level 2 Rating Event” means the withdrawal or downgrade of the long-term senior unsecured debt rating of Arrow below either BB+ or Ba1 by S&P and Moody’s, respectively.

“Asset Interest” is defined in Section 2.1(b).

“Assignment Amount” means, with respect to an Alternate Investor at the time of any assignment pursuant to this Agreement, an amount equal to the least of (a) such Alternate Investor’s Special Pro Rata Share of the applicable Net Investment requested by the related Conduit Investor to be assigned at such time; and (b) such Alternate Investor’s unused Commitment (minus the unrecovered principal amount of such Alternate Investor’s investments in the Asset Interest pursuant to the Program Support Agreement to which it is a party).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in any of the forms set forth in Exhibit A.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” is defined in the preamble.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq.

“Base Rate” is defined in Section 2.4.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Billing Date” means the 5th day of each calendar month or if such day is not a Business Day, the next succeeding Business Day.

“Billing Statement” means a statement prepared by each Funding Agent with respect to the prior calendar month, setting forth the Aggregate Unpaids due and owing to each related Investor (other than with respect to Yield), and specifying the nature of such Aggregate Unpaids, including without limitation, any Fees due and owing to such Investor and any breakage costs incurred by any such Investor.

“Blocked Account” means an account maintained by the SPV or an Originator as Master Servicer or Sub-Servicer, as applicable, at a Blocked Account Bank for the purpose of receiving Collections, set forth in Schedule 4.1(s) or any account added as a Blocked Account pursuant to and in accordance with Section 4.1(s) and which, if not maintained at and in the name of the Administrative Agent, is subject to a Blocked Account Agreement (or will become subject to such an agreement as provided in the definition of “Net Pool Balance”).

“Blocked Account Agreement” means an agreement among the SPV or an Originator, the Administrative Agent and a Blocked Account Bank in substantially the form of Exhibit E, or as otherwise may be acceptable to the Administrative Agent in its sole discretion.

“Blocked Account Bank” means each of the banks set forth in Schedule 4.1(s), as such Schedule 4.1(s) may be modified pursuant to Section 4.1(s).

“Business Day” means any day excluding Saturday, Sunday and any day on which banks ~~in New York, New York or Charlotte, North Carolina~~ are authorized ~~or required by law~~ to close~~, and, when used with respect to the determination of any Offshore Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market~~ under the Laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent’s office is located.

“CA Affiliate” means, as to any Person, (a) any other Person (other than a CA Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer of Arrow or any of its CA Subsidiaries. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“CA Permitted Receivables Securitization” means any transaction involving one or more sales, contributions or other conveyances by Arrow or any CA Subsidiary of any CA Receivables to a special purpose entity (which may be a CA Subsidiary or CA Affiliate of Arrow), which special purpose entity finances such sales, contributions or other conveyances by in turn conveying an interest in such CA Receivables to one or more CA Receivable Financiers, provided that such transaction shall not involve any recourse to Arrow or any CA Subsidiary (other than such special purpose entity) for any reason other than (i) repurchases of non-eligible CA Receivables, (ii) indemnification for losses (including any adjustments for dilutions), other than credit losses related to the CA Receivables conveyed in such transaction and (iii) payment of costs, fees, expenses and indemnities relating to such transaction.

“CA Receivable Financier” means any Person (other than a CA Subsidiary or CA Affiliate of Arrow) that finances the acquisition by a special purpose entity of CA Receivables from Arrow or any CA Subsidiary.

“CA Receivables” means all accounts receivable of Arrow or any of its CA Subsidiaries, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

“CA Subsidiary” means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “CA Subsidiary” or to “CA Subsidiaries” in this Agreement shall refer to a CA Subsidiary or CA Subsidiaries of Arrow.

“Calculation Period” is defined on Schedule II.

“CDW Corporation Receivables” is defined in Schedule II.

“Closing Date” means March 22, 2001.

“Code” means the Internal Revenue Code of 1986.

“Collateral Trustee” means, with respect to a Conduit Investor, a Collateral Trustee for the benefit of the holders of such Conduit Investor’s Commercial Paper appointed pursuant to such Conduit Investor’s program documents.

“Collection Account” means, (a) the segregated account in the name of the SPV as set forth on Schedule 11.3 or (b) such other segregated account established at an Account Bank in the name of the Administrative Agent or SPV as set forth in a prior written notice by the SPV to the Administrative Agent and each of the Funding Agents and established and maintained pursuant to Section 2.9.

“Collections” means, with respect to Receivables, all cash collections and other cash proceeds of Receivables, including all finance charges, if any, and cash proceeds of Related Security and all Deemed Collections.

“Commercial Paper” means the promissory notes issued or to be issued by the Conduit Investors in the commercial paper market.

“Commitment” means, with respect to each Alternate Investor, as the context requires, the commitment of such Alternate Investor to make Investments and to pay Assignment Amounts in accordance herewith in an amount not to exceed the amount described in the following clause (b), and (b) the dollar amount set forth opposite such Alternate Investor’s name on Schedule A hereto under the heading “Alternate Investor(s) Commitment” (or (i) in the case of an Alternate Investor which becomes a party hereto pursuant to an Assignment and Assumption Agreement, as set forth in such Assignment and Assumption Agreement and (ii) in the case of an Alternate Investor which becomes a party hereto pursuant to an Additional Commitment Amendment, as specified in such Additional Commitment Amendment), minus the dollar amount of any Commitment or portion thereof assigned by such Alternate Investor pursuant to an Assignment and Assumption Agreement, plus the dollar amount of any increase to such Alternate Investor’s Commitment consented to by such Alternate Investor prior to the time of determination; provided, however, that in the event that the Facility Limit is reduced, the aggregate of the Commitments of all the Alternate Investors shall be reduced in a like amount and the Commitment of each Alternate Investor shall be reduced in proportion to such reduction.

“Commitment Termination Date” means the earlier to occur of (a) ~~March 15~~September 20, ~~2024~~2025 (or such later date to which the Commitment Termination Date shall have been extended in accordance with Section 3.3) and (b) the date upon which the Termination Date is declared or automatically occurs pursuant to Section 8.2.

“Concentration Percentage” is defined in Schedule II.

“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit that issues commercial paper rated at least A-1 by S&P and P1 by Moody’s and sponsored or administered by the Funding Agent with respect to such Conduit Investor and designated by such Funding Agent to accept an assignment from such Conduit Investor of all or a portion of such Conduit Investor’s rights and obligations pursuant to Section 11.8(d)

“Conduit Funding Limit” means, with respect to any Conduit Investor, the amount set forth opposite such Conduit Investor’s name on Schedule A, as the same may be reduced from time to time pursuant to the terms hereof.

“Conduit Investor” is defined in the preamble.

“Conduit Investor Percentage” means at any time with respect to any Conduit Investor, a fraction expressed as a percentage, the numerator of which is the portion of the Net Investment funded by such Conduit Investor and the denominator of which the Net Investment funded through such Conduit Investor's related Purchaser Group at such time.

~~“Consolidated Cash Interest Expense” means for any period, (a) the amount which  would, in conformity with GAAP, be set forth opposite the caption “interest expense” or any like caption on a consolidated income statement of Arrow and its CA Subsidiaries minus (b) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided that in the event of the consummation of any CA Permitted Receivables Securitization (including the transactions contemplated hereunder), “Consolidated Cash Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the special purpose entity to the CA Receivable Financiers under such CA  Permitted Receivables Securitization.~~

~~“Consolidated Interest Coverage Ratio” means for any period, the ratio of (a) Adjusted Consolidated EBITDA to (b) Consolidated Cash Interest Expense for such period.~~

“Consolidated Leverage Ratio” means on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Adjusted Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Consolidated Net Income” means for any fiscal period, the consolidated net income (or loss) of Arrow and its CA Subsidiaries after excluding all unusual, extraordinary and non-recurring gains and after adding all unusual, extraordinary and non-recurring losses, in all cases of Arrow and its CA Subsidiaries determined on a consolidated basis during the relevant period in accordance with GAAP.

“Consolidated Total Debt” means at the date of determination thereof, (i) all Indebtedness of Arrow and its CA Subsidiaries (excluding Indebtedness of Arrow owing to any of its CA Subsidiaries or Indebtedness of any CA Subsidiary owing to Arrow or any other CA Subsidiary of Arrow), as determined on a consolidated basis in accordance with GAAP plus (ii) without duplication of amounts included in clause (i) above, an amount equal to the aggregate unpaid amount of cash proceeds advanced by the CA Receivables Financiers to the special purpose entity under any CA Permitted Receivables Securitization at the date of determination.

“Contract” means, in relation to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Credit and Collection Policy” means, collectively, the Originators’ credit and collection policies and practices, relating to Contracts and Receivables as set forth in Exhibit C, as modified, from time to time, in compliance with Sections 6.1(a)(vii) and 6.2(c).

“Credit Memo” means a credit to the account of an Obligor.

“Deemed Collections” means any Collections on any Receivable deemed to have been received pursuant to Section 2.6.

“Default Ratio” is defined in Schedule II.

“Defaulted Receivable” means as of any date of determination, a Receivable (a) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original scheduled due date for such Receivable; (b) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (c) which has been identified by the SPV, the related Originator or the Master Servicer as uncollectible; or (d) which, consistent with the Credit and Collection Policy, would be written off as uncollectible.

“Delinquency Ratio” is defined in Schedule II.

“Delinquent Receivable” means as of any date of determination, a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original scheduled due date for such Receivable.

“Dilution” has the meaning ascribed to such term in Schedule II.

“Dilution Ratio” is defined in Schedule II.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” or “$” means the lawful currency of the United States.

“Early Adoption Increased Costs” has the meaning provided in Section 9.2(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Investments” means highly rated short-term debt or the other highly rated liquid investments in which each Conduit Investor is permitted to invest cash pursuant to its commercial paper program documents.

“Eligible Receivable” means, at any time, any Receivable:

(a)            which was originated or acquired (through an acquisition of all or substantially all of the target company’s assets), by an Originator in the ordinary course of its business;

(b)            (i) which arises pursuant to a Contract with respect to which each of the related Originator and the SPV has performed all obligations (if any) required to be performed by it thereunder, including shipment of the merchandise and/or the performance of the services purchased thereunder; (ii) which has been billed to the relevant Obligor; and (iii) which according to the Contract related thereto, is required to be paid in full within no more than 180 days of the original billing date therefor;

(c)            which satisfies all applicable requirements of the Credit and Collection Policy;

(d)           which has been sold or contributed to the SPV pursuant to (and in accordance with) the First Tier Agreement, which does not arise from the sale of any inventory subject to any Adverse Claim and to which the SPV has good and marketable title, free and clear of all Adverse Claims;

(e)            as to which at the time of the purchase by the Administrative Agent on behalf of the Funding Agents for the benefit of the Investors thereof hereunder the Administrative Agent has not notified the SPV that either such Receivable or any class of Receivables of which such Receivable is a part is not acceptable for purchase hereunder, as determined by the Funding Agents in their reasonable discretion, (A) because of the nature of the business of the Obligor or (B) because of a potential conflict of interest between the interests of the SPV or the Originator, on the one hand, and any Investor, any Funding Agent, Conduit Investor, any Program Support Provider, any Alternate Investor or any of their Affiliates, on the other hand;

(f)            the Obligor of which is a U.S. Obligor or a Permitted Foreign Obligor, is not an Affiliate or employee of any Originator;

(g)           the Obligor of which has been directed to make all payments to a Blocked Account;

(h)           the Obligor of which at the time of creation of an interest therein hereunder, is not the Obligor of Extended Defaulted Receivables for which the Unpaid Balances of all such Extended Defaulted Receivables exceeds 33% of the Unpaid Balances of all Receivables for which it is the Obligor;

(i)            which under the related Contract and applicable Law is assignable without the consent of, or notice to, the Obligor thereunder unless such consent has been obtained and is in effect or such notice has been given;

(j)            which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, material dispute, legal right of offset, counterclaim or other defense;

(k)            which is invoiced, denominated and payable only in Dollars;

(l)             [RESERVED];

(m)           which is not a Defaulted Receivable at the time of the purchase thereof by the Administrative Agent, on behalf of the Funding Agents for the Investors, hereunder;

(n)           which is not a Delinquent Receivable at the time of the purchase thereof by the Administrative Agent, on behalf of the Funding Agents for the Investors, hereunder;

(o)           which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that, in the event such Receivable is so comprised, adjusted or modified, and to the extent quantifiable, only the dollar amount of such portion of such Receivable that is the subject of such comprise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (o);

(p)           which is an “account” or “general intangible” and is not evidenced by an “instrument” or “chattel paper” within the meaning of Article 9 of the UCC of all applicable jurisdictions;

(q)           which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940;

(r)            which, together with the Contract related thereto, does not contravene in any material respect any Laws applicable thereto (including Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such Law in any material respect;

(s)            the assignment of which under the First Tier Agreement by Arrow to the SPV and hereunder by the SPV to the Administrative Agent for the benefit of the Funding Agents on behalf of the Investors does not violate, conflict or contravene any applicable Law or any contractual or other restriction, limitation or encumbrance;

(t)            which (together with the Related Security related thereto) has been the subject of either a valid transfer and assignment from, or the grant of a first priority perfected security interest (subject to Permitted Liens) therein by, the SPV to the Administrative Agent, on behalf of the Funding Agents for the benefit of the Investors, of all of the SPV’s right, title and interest therein; and

(u)           as to which no Tax is applicable, solely as a result of withholding by the Obligor thereof or any assessment on the SPV or any Investor.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974 and any regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any corporation, partnership, trust, sole proprietorship or trade or business which, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code or, with respect to any liability for contributions under Section 302(c) of ERISA, Section 414(m) or Section 414(o) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Bankruptcy” means, with respect to any Person, (a) that such Person or any Significant Subsidiary of such Person (i) shall generally not pay its debts as such debts become due, (ii) shall admit in writing its inability, or shall be deemed under any applicable Law to be unable, to pay its debts generally or (iii) shall enter into an arrangement or compromise with creditors or shall make a general assignment for the benefit of creditors; (b) any proceeding shall be instituted by or against such Person or any Significant Subsidiary of such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, receiver and manager, trustee, provisional liquidator, liquidator, provisional supervisor or other similar official for it or any substantial part of its property or assets; or (c) such Person or any Significant Subsidiary of such Person shall take any corporate, partnership or other similar appropriate action to authorize any of the actions set forth in the preceding clauses (a) or (b).

“Excluded Taxes” means, with respect to any particular Indemnified Party, Taxes that are (1) both (A) imposed (i) by the jurisdiction in which such Indemnified Party is a resident, organized or in which its principal office is located, a taxing authority thereof or therein or (ii) by any other taxing authority of a United States jurisdiction as a result of such Indemnified Party doing business or maintaining an office in such jurisdiction (other than any such Taxes imposed solely by reason of (x) having entered into, executed, delivered, performed, not performed or enforced or failed to enforce the Agreement or any documents relating thereto or (y) any of the transactions contemplated therein) and also (B) imposed on, based on or measured by the net income or gross receipts of such Indemnified Party or are branch, capital or franchise taxes, (2) imposed under FATCA and (3) attributable to an Indemnified Party’s failure to comply with Section 9.3(e) or (g).

“Extended Defaulted Receivable” mean any Receivable for which any payments, or part thereof, remains unpaid for 91 days or more from the scheduled due date for such Receivables.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any legislation, rules, agreements and practices adopted pursuant to any intergovernmental agreement entered into by any other jurisdiction.

“Facility Limit” means the sum of each of the Allocable Portion of Maximum Net Investment set forth opposite each Alternate Investor’s name on Schedule A attached hereto; provided that such amount may not at any time exceed the aggregate Commitments then in effect.

“Federal Funds Rate” is defined in Section 2.4.

“Fee Letter” means the confidential letter agreement dated March 21, 2001 among the SPV, Arrow, and the Administrative Agent with respect to certain fees to be paid by the SPV and Arrow to Bank of America, National Association and Bank of America Securities LLC.

“Fees” means any of the fees payable pursuant to the Fee Letter or as set forth on Schedule IV hereto.

“Final Payout Date” means the earliest date, after the Termination Date, on which the Net Investment has been reduced to zero, all accrued Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full in cash.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“First Tier Agreement” means the Sale Agreement dated as of March 21, 2001 between Arrow and the SPV.

“Fitch” means Fitch Ratings, Inc., or any successor that is a nationally recognized statistical rating organization.

~~“Fluctuation Factor” is defined in Section 2.4.~~

“Funding Account” means the account established pursuant to Section 2.9(b) or such other account as notified to the Investors and Funding Agents from time to time by the Administrative Agent.

“Funding Agent” is defined in the preamble.

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Arrow in good faith.

“Hedging Agreements” means, (a) Interest Rate Agreements and (b) any swap, futures, forward or option agreements or other agreements or arrangements designed to limit or eliminate the risk and/or exposure of a Person to fluctuations in currency exchange rates.

“Indebtedness” means, of any Person at any date, without duplication, (a) the principal amount of all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) the principal amount of any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) the portion of all obligations of such Person under Financing Leases which must be capitalized in accordance with GAAP, (d) the principal or stated amount of all obligations of such Person in respect of letters of credit, banker’s acceptances or similar obligations issued or created for the account of such Person, (e) all liabilities arising under Hedging Agreements of such Person, (f) the principal or stated amount of all Guarantee Obligations of such Person (other than guarantees by Arrow or any Subsidiary in respect of current trade liabilities of Arrow or any Subsidiary incurred in the ordinary course of business and payable in accordance with customary terms), and (g) the principal amount of all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indemnified Amounts” is defined in Section 9.1.

“Indemnified Parties” is defined in Section 9.1.

“Interest Component” means, at any time of determination, with respect to Commercial Paper issued by a Conduit Investor, the aggregate Yield accrued and to accrue through the end of the current Interest Period for the portion of the Investment.

“Interest Period” is defined in Section 2.4.

“Interest Rate Agreement” means, any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which Arrow is a party or a beneficiary.

“Investment” is defined in Section 2.2(a).

“Investment Date” is defined in Section 2.3(a).

“Investment Deficit” is defined in Section 2.3(f).

“Investment Request” means each request substantially in the form of Exhibit D.

“Investor(s)” means any of the Conduit Investors and/or the Alternate Investors, as the context may require.

“Investor Interest” means on any day, with respect to any Investor, the beneficial interest of such Investor in the Affected Assets, which beneficial interest shall equal the product of (i) the Unpaid Balance of all Receivables and (ii) a fraction, the numerator of which is the aggregate portion of the Net Investment funded by such Investor and the denominator of which is the Net Investment.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body.

“Majority Investors” means, at any time, each of the Alternate Investors which hold Commitments aggregating in excess of 50% of the Maximum Net Investment as of such date (or, if the Commitments shall have been terminated, one or more Alternate Investors whose aggregate pro rata shares of the Net Investment exceed 50% of the aggregate share of the Net Investment held by all Alternate Investors).

“Master Servicer” is defined in Section 7.1.

“Master Servicer Default” is defined in Section 7.5.

“Master Servicer Report” means a report, in substantially the form attached hereto as Exhibit F or in such other form as is mutually agreed to by the SPV, the Master Servicer and the Administrative Agent, furnished by the Master Servicer pursuant to Section 2.8.

“Match Funding Conduit Investor” means each Conduit Investor that is identified on Schedule B as a Match Funding Conduit Investor, until such time as any such Match Funding Conduit Investor notifies the SPV and the Administrative Agent that such Conduit Investor desires to be treated as a Pooled Funding Conduit Investor for all purposes of this Agreement.

“Material Adverse Effect” means any event or condition which would have a material adverse effect on (a) the collectibility of the Receivables, (b) the condition (financial or otherwise), businesses or properties of the SPV, (c) the ability of the SPV, the Master Servicer, the Seller under the First Tier Agreement or any Originator to perform its respective obligations under the Transaction Documents to which it is a party, or (d) the interests of the Administrative Agent, Funding Agents or the Investors under the Transaction Documents, including the first priority perfected ownership or security interest (subject to Permitted Liens) in the Affected Assets in favor of the Administrative Agent on behalf of the Funding Agents for the benefit of the Investors.

“Maximum Net Investment” means the sum of each of the Allocable Portions of Maximum Net Investment set forth opposite each Alternate Investor’s name on Schedule A attached hereto.

~~“Microsoft Singapore Receivables” is defined in Schedule II.~~

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“Multiemployer Plan” is defined in Section 4001(a)(3) of ERISA.

“Net Investment” means, at any time, the amount equal to (a) the sum of the cash amounts paid to the SPV in respect of Investments pursuant to Sections 2.2(a) and 2.3 together with the amount of any funding under a Program Support Agreement allocated to the Interest Component at the time of such funding less (b) the aggregate amount of Collections theretofore received and applied by the Administrative Agent to reduce such Net Investment pursuant to Section 2.12; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided further, that the Net Investment shall be increased by the amount described in Section 3.1(a) as described therein.

“Net Pool Balance” means, at any time, (a) the aggregate Unpaid Balances of Eligible Receivables at such time, minus (b) the sum of (i) the aggregate Unpaid Balances of such Eligible Receivables that have become Delinquent Receivables after the time of purchase thereof, (ii) the aggregate Unpaid Balances of such Eligible Receivables that have become Defaulted Receivables after the time of purchase thereof, (iii) the aggregate, for all Obligors, of the amount by which the Unpaid Balances of such Eligible Receivables (other than Delinquent Receivables and Defaulted Receivables) of each Obligor exceeds the product of (A) the Concentration Percentage for such Obligor, multiplied by (B) the aggregate Unpaid Balances of all of the Eligible Receivables (other than Delinquent Receivables and Defaulted Receivables), the aggregate, for all Obligors, of the amount by which the aggregate Unpaid Balances of Eligible Receivables (other than Delinquent Receivables and Defaulted Receivables) that are required to be paid in full within 61 to 90 days of the original billing date therefor exceeds 45.0% of the aggregate Unpaid Balances of all Receivables, (v) the aggregate, for all Obligors, of the amount by which the aggregate Unpaid Balances of Eligible Receivables (other than Delinquent Receivables and Defaulted Receivables) that are required to be paid in full within 91 to 120 days of the original billing date therefor exceeds 7.5% of the aggregate Unpaid Balances of all Receivables, (vi) the amount by which the aggregate Unpaid Balances of Eligible Receivables ~~(other than Microsoft Singapore Receivables)~~ that are owing from Permitted Foreign Obligors which are residents of, or organized in, any Permitted Foreign Jurisdiction within a Special Foreign Rating Tier (as set forth in the definition of Special Foreign Concentration Percentage) exceeds the applicable Special Foreign Concentration Percentage for such Special Foreign Rating Tier of the aggregate Unpaid Balances of all Receivables, (vii) (after giving effect to the computation set forth in the foregoing clause (vi)), the amount by which the aggregate Unpaid Balances of Eligible Receivables that are owing from all Permitted Foreign Obligors ~~(other than Microsoft Singapore Receivables)~~ exceeds 12.5% of the aggregate Unpaid Balances of all Receivables, (viii) ~~the amount by which the aggregate Unpaid Balances of Microsoft Singapore Receivables exceeds 15% of the aggregate Unpaid Balances of all Receivables~~[reserved], (ix) the amount by which the aggregate Unpaid Balances of Eligible Receivables that are owing from Obligors that are U.S. Official Bodies exceeds 3.0% of the aggregate Unpaid Balances of all Receivables, (x) the aggregate, for all Obligors, of the amount by which the aggregate Unpaid Balances of Eligible Receivables (other than Delinquent Receivables and Defaulted Receivables) that are required to be paid in full within 121 to 150 days of the original billing date therefor exceeds 5.0% of the aggregate Unpaid Balances of all Receivables and (xi) the aggregate, for all Obligors, of the amount by which the aggregate Unpaid Balances of Eligible Receivables (other than Delinquent Receivables and Defaulted Receivables) that are required to be paid in full within 151 to 180 days of the original billing date therefor exceeds 1.0% of the aggregate Unpaid Balances of all Receivables.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments in respect of such Receivable pursuant to a Contract.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).

~~“Offshore Rate” is defined in Section 2.4.~~

“Optional Reduction Notice” means each notice substantially in the form of Exhibit E.

“Originator” means any of Arrow, Arrow ECS and Richardson RFPD and such other originators as may be designated from time to time by the SPV with the consent of the Administrative Agent and each Investor.

“Originator Sale Agreement” means any Originator Sale Agreement between an Originator (other than Arrow) and Arrow as the same may be amended, restated, modified or supplemented with the consent of the Administrative Agent at the direction of the Majority Investors.

“Other SPV” means any Person other than the SPV that has entered into a receivables purchase agreement, loan and security agreement, note purchase agreement, transfer and administration agreement or any other similar agreement with any Conduit Investor.

“Pension Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Originator, the SPV or an ERISA Affiliate of either may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Foreign Jurisdiction” means, at any time, a country or territory which is not the subject of Sanctions.

“Permitted Foreign Obligor” means a Person that (i) if a natural person, is a resident of a Permitted Foreign Jurisdiction (ii) if a corporation or other business organization, is organized under the laws of a Permitted Foreign Jurisdiction or any political subdivision thereof. For the avoidance of doubt, no Official Body shall be considered to be a “Permitted Foreign Obligor.”

“Permitted Investment Date” means each Settlement Date or such other Business Day within five days of the delivery of a Master Servicer Report.

“Permitted Lien” means any lien, security interest, charge or encumbrance relating solely to Receivables with Allied Signal, Inc. as the Obligor, at any time when such Receivables are not treated as “Eligible Receivables” hereunder.

“Person” means an individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.

“Pooled Funding Conduit Investor” means each Conduit Investor that is not a Match Funding Conduit Investor.

“Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

“Pro Rata Share” means, on any date of determination, with respect to each Purchaser Group, the ratio (expressed as a percentage) of (i) the Allocable Portion of Maximum Net Investment to (ii) the Maximum Net Investment at such time.

“Program Support Agreement” means any agreement entered into by any Program Support Provider providing for (i) cash collateral, (ii) the issuance of one or more letters of credit for the account of a Conduit Investor, (iii) the issuance of one or more surety bonds for which such Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (iv) the sale by such Conduit Investor to any Program Support Provider of the Asset Interest (or portions thereof or participations therein) and/or the making of loans and/or (iv) other extensions of credit to such Conduit Investor in connection with such Conduit Investor’s commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Investor or providing cash collateral or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Investor’s commercial paper program.

“Purchase Termination Date” is defined in Section 7.1 of the First Tier Agreement.

“Purchaser Group” is defined in the preamble.

“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (iii) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“Rate Type” is defined in Section 2.4.

“Ratings” means the actual or implied senior unsecured non-credit enhanced debt ratings of Arrow in effect from time to time by Moody’s or S&P, as the case may be, the bank debt rating of Arrow in effect from time to time by Moody’s or the corporate credit rating of Arrow in effect from time to time by S&P.

“Receivable” means any indebtedness and other obligations owed by any Obligor to an Originator (without giving effect to any transfer under the First Tier Agreement or any Originator Sale Agreement) under a Contract or any right of the SPV to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument or general intangible, (i) arising in connection with the sale or lease of goods or the rendering of services in the ordinary course of business by such Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto, (ii) denominated in Dollars, and (iii) the Obligor of which is a U.S. Obligor or a Permitted Foreign Obligor and is not an Affiliate or employee of any Originator. Notwithstanding the foregoing, the following indebtedness and obligations shall not constitute “Receivables” for purposes of this Agreement: (a) receivables identified on the systems of an Originator, comprising those set forth on Schedule C; and (b) receivables identified by Arrow in a written notice to the Administrative Agent as receivables which are to be subject to the Agreement for the Purchase and Sale of Accounts Receivable dated as of August 19, 2016 between Arrow ECS and IBM Credit LLC (or other similar agreement replacing or supplementing such agreement) and with respect to which the Administrative Agent (acting in its sole discretion), Arrow, the SPV and Arrow ECS have executed a partial release of such receivables as is customary amongst the parties.

“Recipient” is defined in Section 2.10.

“Records” means all Contracts and other documents, purchase orders, invoices, agreements, books, records and any other media, materials or devices for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by the SPV, the related Originator or the Master Servicer with respect to the Receivables, any other Affected Assets or the Obligors.

“Reinvestment” is defined in Section 2.2(b).

“Reinvestment Period” means the period commencing on the Closing Date and ending on the Termination Date.

“Related Alternate Investor” means, with respect to any Conduit Investor, each Alternate Investor set forth opposite such Conduit Investor’s name on Schedule A (and any transferee of any such Alternate Investor pursuant to Section 11.8).

“Related Commercial Paper” means, at any time of determination, Commercial Paper the proceeds of which are then allocated by the Related Funding Agent as the source of funding the acquisition or maintenance of, the Asset Interest.

“Related Funding Agent” means, with respect to any Conduit Investor, the Funding Agent set forth opposite such Conduit Investor’s name on Schedule A.

“Related Security” means, with respect to any Receivable, all of the Originator’s (without giving effect to any transfer under the Originator Sale Agreement), Arrow’s (without giving effect to any transfer under the First Tier Agreement) or the SPV’s rights, title and interest in, to and under:

(a)       any goods (including returned or repossessed goods) and documentation or title evidencing the shipment or storage of any goods relating to any sale giving rise to such Receivable;

(b)       all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and other filings signed by an Obligor relating thereto;

(c)       the Contract and all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(d)       all Records related to such Receivable;

(e)       [RESERVED]; and

(f)        all Collections on and other proceeds of any of the foregoing.=

“Remittance Date” means the 10th day of each month, or if such day is not a Business Day, the next succeeding Business Day.

“Renewal Date” means December 7, 2011.

“Reportable Event” means any event, transaction or circumstance which is required to be reported with respect to any Pension Plan under Section 4043 of ERISA and the applicable regulations thereunder (other than an event for which the 30 day notice period is waived).

“Reporting Date” means each of the following dates: (i) at any time other than during the occurrence and continuance of an Arrow Level 1 Rating Event, the 18th day of each calendar month or if such day is not a Business Day, the next succeeding Business Day, (ii) at any time during the occurrence and continuance of an Arrow Level 1 Rating Event, the third Business Day of the week, and (iii) after the occurrence of a Termination Event, within two (2) Business Days after a request from the Administrative Agent; provided, however, that upon and after the occurrence of an Arrow Level 2 Rating Event, the Reporting Date shall be each Business Day of the week.

“Required Funding Agents” means, at any time, Funding Agents that are Affiliates of Alternate Investors that hold Commitments aggregating at least 67% of the Maximum Net Investment as of such date (or, if the Commitments shall have been terminated, one or more Funding Agents that are Affiliates of Alternate Investors whose aggregate pro rata shares of the Net Investment exceeds 67% of the aggregate share of the Net Investment held by all Alternate Investors).

“Required Reserves” is defined in Schedule II.

“Rescindable Amount” is defined in Section 2.17.

“Restricted Payments” is defined in Section 6.2(k).

“Richardson RFPD” means Richardson RFPD, Inc., a Delaware corporation.

“Sanctioned Country” means a country, region or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any member state of the European, Union Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority or otherwise subject to any Sanctions (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, restrictive measures, trade embargoes and anti-terrorism laws, including but not limited to those enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority with jurisdiction over the SPV, the initial Master Servicer or any Originator.

“Servicing Fee” [*****]

“Settlement Date” means (a) prior to the Termination Date, the 23rd day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) or such other day as the SPV, the Administrative Agent and the Majority Investors may from time to time mutually agree, and (b) for any portion of Investment on and after the Termination Date, each day selected from time to time by the Majority Investors (it being understood that the Majority Investors may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date for such portion of Investment pursuant to clause (a) of this definition.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

“Significant Subsidiary” means any Subsidiary that, directly or indirectly, accounts for more than five percent (5%) of the assets of Arrow and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Special Foreign Concentration Percentage” is defined in Schedule II.

“Special Pro Rata Share” means, for an Alternate Investor, the Commitment of such Alternate Investor, divided by the sum of the Commitments of all Related Alternate Investors (or, if the Commitments shall have been terminated, the portion of the Net Investment funded by such Alternate Investor divided by the aggregate Net Investment funded by such Alternate Investor and its Related Alternate Investors).

“Special Termination Date” means with respect to any Conduit Investor and its Related Alternate Investors, five (5) Business Days prior to the Commitment Termination Date if such Conduit Investor or its Related Alternate Investors do not agree to extend the Commitment Termination Date.

“SPV” means Arrow Electronics Funding Corporation, a Delaware corporation.

“Structuring Agent” means Mizuho Bank, Ltd. or an Affiliate thereof, as Structuring Agent.

“Sub-Servicer” is defined in Section 7.1(d).

“Subordinated Obligations” has the meaning assigned to it in Section 1.1 of the First Tier Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other Person (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933.

“Tangible Net Worth” means the total of all assets appearing on a balance sheet prepared for the SPV in accordance with GAAP, after deducting therefrom (without duplication of deductions):

(i)        any write-up in the book carrying value of any asset resulting from a revaluation thereof subsequent to Closing Date;

(ii)       all reserves required by GAAP, including but not limited to reserves for liabilities, fixed or contingent, deferred income taxes, obsolescence, depletion, insurance, and inventory valuation, which are not deducted from assets;

(iii)      all Indebtedness of the SPV, including the Subordinated Obligations; and

(iv)      the book value of all assets which would be treated as intangibles under GAAP, including, without limitation, good will, trademarks, trade names, patents, copyrights and licenses.

“Taxes” shall have the meaning specified in Section 9.3.

“Termination Date” means the earliest of (a) the Business Day designated by the SPV to the Administrative Agent and each Funding Agent as the Termination Date at any time following not less than thirty (30) days’ written notice to the Administrative Agent and Funding Agents, (b) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 8.2, (c) the day which is five (5) Business Days prior to the Commitment Termination Date, (d) the Purchase Termination Date and (e) the day designated by the Administrative Agent to the SPV as the Termination Date as a result of the failure of the Master Servicer to comply with its obligations under Section 6.1(s).

“Termination Event” is defined in Section 8.1.

“Transaction Costs” is defined in Section 9.4(a).

“Transaction Documents” means, collectively, this Agreement, the First Tier Agreement, the Originator Sale Agreements, the Fee Letter, the Blocked Account Agreements, and all of the other instruments, documents, amendments and other agreements executed and delivered by the Master Servicer, any Originator or the SPV in connection with any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction or jurisdictions.

“Unpaid Balance” of any Receivable means, at any time, the unpaid principal amount thereof.

“U.S.” or “United States” means the United States of America.

“U.S. Obligor” means a Person that (i) if a natural person, is a resident of the United States or (ii) if a corporation or other business organization, is either organized under the laws of the United States or any political subdivision thereof or has its chief executive office located in the United States.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” is defined in Section 2.4.

“Yield Payment Date” means, with respect to a Conduit Investor and its Related Alternate Investor, each Remittance Date.

“Yield Rate” is defined in Section 2.4.

SECTION 1.2. Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i)   any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Arrow or any Subsidiary at “fair value”, as defined therein and (ii)   any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof). Notwithstanding anything in this Agreement to the contrary, for purposes of interpreting any provision contained herein or determining compliance with any covenant or any other provision contained herein, including for calculating compliance with the financial covenants in this Agreement, the effects of Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) on leases and debt obligations shall, in each case, be disregarded; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Law refer to that Law as amended from time to time and include any successor Law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

SECTION 1.4. Accounting Determinations. Unless otherwise specified herein, all accounting determinations for purposes of calculating or determining compliance with the terms found in Section 1.1 or the Termination Events found in Section 8.1 and otherwise to be made under this Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with that used in preparing the financial statements referred to in Section 6.1(a)(i). If GAAP shall change from the basis used in preparing such financial statements, the certificates required to be delivered pursuant to Section 6.1(a)(iii) demonstrating compliance with the covenants contained herein shall set forth calculations setting forth the adjustments necessary to demonstrate how Arrow is in compliance with the financial covenants based upon GAAP as in effect on September 27, 2019.

ARTICLE II
PURCHASES AND SETTLEMENTS

SECTION 2.1.   Transfer of Affected Assets; Intended Characterization. (a)    Sale of Asset Interest. In consideration of the payment by the Administrative Agent (on behalf of the Funding Agents on behalf of the Conduit Investors and/or the Alternate Investors) of the amount of the initial Net Investment on the Closing Date and the Administrative Agent’s agreement (on behalf of the Funding Agents on behalf of the Conduit Investors or the Alternate Investors) to make payments to the SPV from time to time in accordance with Section 2.2, effective upon the SPV’s receipt of payment for such initial Net Investment on the Closing Date, the SPV hereby sells, conveys, transfers and assigns to the Administrative Agent, on behalf of the Funding Agents on behalf of the Conduit Investors or the Alternate Investors, as applicable, all of the SPV’s right, title and interest in, to and under (i) all Receivables existing on the Closing Date or thereafter arising or acquired by the SPV from time to time prior to the Final Payout Date and (ii) all other Affected Assets, whether existing on the Closing Date or thereafter arising at any time. The Alternate Investors’ several obligations to make purchases from the SPV hereunder shall terminate on the Termination Date.

(a)       Purchase of Asset Interest. Subject to the terms and conditions hereof, the Administrative Agent on behalf of the Funding Agents (on behalf of their related Conduit Investors and/or the Related Alternate Investors as applicable) hereby purchases and accepts from the SPV an undivided percentage ownership interest in the Receivables and all other Affected Assets sold, assigned and transferred pursuant to subsection (a). The Funding Agents’ right, title and interest in and to the Receivables and all other Affected Assets hereunder is herein called the “Asset Interest”. The Funding Agents shall hold the Asset Interest on behalf of their related Conduit Investors and Related Alternate Investors in accordance with the related Investor Interest, from time to time. To the extent a Funding Agent holds the Asset Interest on behalf of the Related Alternate Investors, such Funding Agent shall hold the Alternate Investor Percentage of the Asset Interest on behalf of such Alternate Investors pro rata in accordance with their respective outstanding portions of the Net Investment funded by them.

(b)       Obligations Not Assumed. The foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by any Funding Agent, the Administrative Agent or any Investor, of any obligation of the SPV, any Originator, or any other Person under or in connection with the Receivables or any other Affected Asset, all of which shall remain the obligations and liabilities of the SPV and the applicable Originator.

(c)       Intended Characterization; Grant of Security Interest.

(i)       The SPV, each Funding Agent, the Administrative Agent and the Investors intend that the sale, assignment and transfer of the Affected Assets to the Funding Agent (on behalf of their related Conduit Investors and/or the Related Alternate Investors as applicable) hereunder shall be treated as a sale for all purposes, other than U.S. federal and state income tax purposes. If notwithstanding the intent of the parties, the sale, assignment and transfer of the Affected Assets to the Funding Agents shall be characterized as a secured loan and not a sale for all purposes (other than U.S. federal and state income tax purposes) or any such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”) (as to which the foregoing shall constitute indebtedness of the SPV secured by the Affected Assets), such sale, assignment and transfer of the Affected Assets shall be treated as the grant of, and the SPV hereby does grant, a security interest in the Affected Assets to secure the payment and performance of the SPV’s obligations for the benefit of the Funding Agents (on behalf of the related Conduit Investors and/or the Related Alternate Investors as applicable) hereunder and under the other Transaction Documents or as may be determined in connection therewith by applicable Law. In the case of any Recharacterization, the SPV represents and warrants that each remittance of Collections to the Administrative Agent, any Funding Agent or any Purchaser Group hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs of the SPV and (ii) made in the ordinary course of business or financial affairs of the SPV.

(i)       The parties hereto acknowledge that Arrow and the SPV intend that the sale, assignment and transfer of the Receivables and Related Security to the SPV under the First Tier Agreement shall be treated as a sale for all purposes, and each of the parties hereto is relying on such treatment. If, notwithstanding the intent of Arrow and the SPV, the sale, assignment and transfer of the Receivables and Related Security under the First Tier Agreement shall for any reason be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, each of Arrow and the SPV represents and warrants as to itself that each remittance of Collections by Arrow to the SPV under the First Tier Agreement will have been (i) in payment of a debt incurred by Arrow in the ordinary course of business or financial affairs of Arrow and the SPV and (ii) made in the ordinary course of business or financial affairs of Arrow and the SPV.

(ii)      Each of the parties hereto further expressly acknowledges and agrees that the Commitments of the Alternate Investors hereunder, regardless of the intended true sale nature of the overall transaction, are financial accommodations (within the meaning of Section 365(c)(2) of the Bankruptcy Code) to or for the benefit of the SPV.

SECTION 2.2.   Purchase Price. Subject to the terms and conditions hereof, including Article V, in consideration for the sale, assignment and transfer of the Affected Assets by the SPV to the Funding Agents (on behalf of their related Conduit Investors and/or the Related Alternate Investors as applicable) hereunder:

(a)       Investments. On the Closing Date, and thereafter from time to time during the Reinvestment Period, on request of the SPV in accordance with Section 2.3, each Funding Agent (on behalf of its related Conduit Investors or the Related Alternate Investors as determined pursuant to Section 2.3) shall deposit in the Funding Account for payment to the SPV from funds received from the related Investors pursuant to Section 2.3(d) an amount equal in each instance to the least of (i) its Purchaser Group’s Pro Rata Share of the amount requested by the SPV under Section 2.3(a), (ii) its Purchaser Group’s Pro Rata Share of the largest amount that will not cause (A) the Net Investment to exceed the Maximum Net Investment or (B) the sum of the Net Investment and the Required Reserves to exceed the Net Pool Balance and (iii) the largest amount which will not cause such Investor to exceed its Conduit Funding Limit or Commitment, as applicable. Each such payment is herein called an “Investment”.

(b)       Reinvestments. On each Business Day during the Reinvestment Period, the Master Servicer, on behalf of the Administrative Agent (on behalf of the Funding Agents for the benefit of the Conduit Investors and/or the Alternate Investors as applicable), shall pay to the SPV, out of Collections of Receivables, the amount available for Reinvestment in accordance with Section 2.12(a)(iii). Each such payment is hereinafter called a “Reinvestment”. All Reinvestments with respect to the Conduit Investor Percentage and the Alternate Investor Percentage of the Asset Interest shall be made ratably on behalf of the Conduit Investors and Alternate Investors, as applicable, pro rata in accordance with their respective outstanding portions of the Alternate Investor Percentage and Conduit Investor Percentage, as applicable, of the Net Investment funded by them.

(c)       Deferred Purchase Price. On each Business Day on and after the Final Payout Date, the Master Servicer, on behalf of the Administrative Agent on behalf of the Funding Agents for the benefit of the Investors, shall pay to the SPV an amount equal to the Collections of Receivables received by the SPV less the accrued and unpaid Servicing Fee (and the SPV (or the Master Servicer on its behalf) shall apply such Collections in the manner described in Section 2.14).

(d)       SPV Payments Limited to Collections. Notwithstanding any provision contained in this Agreement to the contrary, the Administrative Agent shall not, and shall not be obligated (whether on behalf of the Funding Agents for the benefits of the Conduit Investors or the Alternate Investors, as applicable), to pay any amount to the SPV as the purchase price of Receivables pursuant to subsections (b) and (c) above except to the extent of Collections on Receivables available for distribution to the SPV in accordance with this Agreement. Any amount which the Administrative Agent (whether on behalf of the Funding Agents for the benefit of the Conduit Investors or the Alternate Investors, if applicable) does not pay pursuant to the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or corporate obligation of the Administrative Agent, any Funding Agent or any Investor for any such insufficiency unless and until such amount becomes available for distribution to the SPV under Section 2.12.

SECTION 2.3.    Investment Procedures.

(a)        Notice. The SPV shall request an Investment hereunder, by request to the Administrative Agent, with a copy to each Funding Agent, given by email or facsimile in the form of an Investment Request by no later than 12:00 p.m. (New York City time) on the same Business Day of the proposed date of such Investment. Each such Investment Request shall specify (i) the desired amount of such Investment (which shall be at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, to the extent that the then available unused portion of the Maximum Net Investment is less than such amount, such lesser amount) up to the entire available unused portion of the Maximum Net Investment), including the aggregate Pro Rata Shares per Purchaser Group of such Investment and (ii) the desired date of such Investment (the “Investment Date”) which shall be a Permitted Investment Date.

(b)       [Reserved].

(c)       Conduit Investor Acceptance or Rejection; Investment Request Irrevocable.

(i)       Each Funding Agent will promptly notify the related Conduit Investor of each Funding Agent’s receipt of any Investment Request. Each Conduit Investor shall instruct such Funding Agent to accept or reject (on such Conduit Investor’s behalf) such Investment Request by notice given to the SPV, the Administrative Agent and such Funding Agent by telephone or facsimile by no later than 1:00 p.m. (New York City time) on the requested Investment Date. Failure by a Conduit Investor to timely deliver such notice shall be deemed to be an acceptance of such Investment Request. If more than one Conduit Investor in any Purchaser Group accepts an Investment Request, the portion of such Investment Request to be funded by each Conduit Investor in such Purchaser Group shall be determined by the Related Funding Agent in its sole discretion.

(ii)      Each Investment Request shall be irrevocable and binding on the SPV, and the SPV shall indemnify each Investor against any loss or expense incurred by such Investor, either directly or indirectly (including, in the case of a Conduit Investor, through a Program Support Agreement) as a result of any failure by the SPV to complete such Investment, including any loss (including loss of profit) or expense incurred by a Funding Agent or any Investor, either directly or indirectly (including, in the case of a Conduit Investor, pursuant to a Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Investor (or the applicable Program Support Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Investment.

(d)       Alternate Investor’s Commitment. Subject to Section 2.2(b) concerning Reinvestments, at no time will a Conduit Investor have any obligation to fund an Investment or Reinvestment. At any time when all Conduit Investors in a Purchaser Group have rejected a request for Investment or a Conduit Investor has failed to make an Investment in connection with an Investment Request it has accepted (or the portion thereof determined by the Related Funding Agent), the Related Funding Agent shall so notify the Related Alternate Investors and such Alternate Investors shall make such Investment, on a pro rata basis, in accordance with their respective Special Pro Rata Shares. Notwithstanding anything contained in this Section 2.3(d) or elsewhere in this Agreement to the contrary, no Alternate Investor shall be obligated to provide any Funding Agent or the SPV with funds in connection with an Investment in an amount that would result in the portion of the Net Investment then funded by it exceeding its Allocable Portion of Maximum Net Investment then in effect (minus the unrecovered principal amount of such Alternate Investor’s investment in the Asset Interest pursuant to the Program Support Agreement to which it is a party). The obligation of each Alternate Investor to remit its Special Pro Rata Share of any such Investment shall be several from that of each other Alternate Investor, and the failure of any Alternate Investor to so make such amount available to the Related Funding Agent shall not relieve any other Alternate Investor of its obligation hereunder.

(e)       Payment of Investment. On any Investment Date, each Conduit Investor and/or Alternate Investor, as the case may be, shall, not later than 2:00 p.m. (New York City time) on such date, remit its share of the aggregate amount of such Investment (determined pursuant to Section 2.2(a)) to the Funding Account specified from time to time by the Administrative Agent to each Funding Agent by notice to such Persons by wire transfer of same day funds. Following the Administrative Agent’s receipt of funds from the Investors as aforesaid, the Administrative Agent shall promptly (but in no event later than 3:00 p.m. (New York City time) on such day) remit such funds in the Funding Account in respect of each Investment to the SPV’s account designated pursuant to Section 11.3, by wire transfer of same day funds.

(f)       Administrative Agent May Advance Funds. Unless the Administrative Agent shall have received notice from a Funding Agent that any related Investor will not make its share of any Investment available on the applicable Investment Date therefor, the Administrative Agent may (but shall have no obligation to) make any such Investor’s share of any such Investment available to the SPV in anticipation of the receipt by the Administrative Agent of such amount from the applicable Investor. To the extent any such Investor or Funding Agent on behalf of such Investor fails to remit any such amount to the Administrative Agent after any such advance by the Administrative Agent on such Investment Date, such Investor, on the one hand, and the SPV, on the other hand, shall be required to pay such amount to the Administrative Agent for its own account, together with interest thereon at a per annum rate equal to the Federal Funds Rate, in the case of such Investor, or the Base Rate, in the case of the SPV, to the Administrative Agent upon its demand therefor (provided that a Conduit Investor shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Administrative Agent and the Administrative Agent shall be deemed to be the owner of an interest in the Asset Interest hereunder to the extent of such Investment. Upon the payment of such amount to the Administrative Agent (i) by the SPV, the amount of the aggregate Net Investment shall be reduced by such amount or (ii) by such Investor, such payment shall constitute such Investor’s payment of its share of the applicable Investment.

SECTION 2.4.    [IS RESERVED AND IS SPECIFIED IN SCHEDULE I.]

SECTION 2.5.   Yield, Fees and Other Costs and Expenses. Notwithstanding any limitation on recourse herein, the SPV shall pay, as and when due in accordance with this Agreement, all Fees, Yield, all amounts payable pursuant to Article IX, if any, and the Servicing Fees. On each Remittance Date, to the extent not paid pursuant to Section 2.12 for any reason, the SPV shall pay to the Administrative Agent, for the benefit of the Funding Agents on behalf of the Conduit Investors or the Alternate Investors, as applicable, an amount equal to the accrued and unpaid Yield in respect of the prior calendar month. Nothing in this Agreement shall limit in any way the obligations of the SPV to pay the amounts set forth in this Section 2.5.

SECTION 2.6.  Deemed Collections. (a) Dilutions. If on any day the Unpaid Balance of a Receivable is reduced or such Receivable is canceled as a result of any Dilution, the SPV shall be deemed to have received on such day a Collection of such Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Receivable (if such Receivable is canceled) or, otherwise in the amount of such reduction, and the SPV shall pay to the Master Servicer an amount equal to such Deemed Collection and such amount shall be applied by the Master Servicer as a Collection in accordance with Section 2.12.

(b)       Breach of Representation or Warranty. If on any day any of the representations or warranties in Article IV was or becomes untrue with respect to a Receivable (whether on or after the date of transfer thereof to the Administrative Agent, for the benefit of the Funding Agents, on behalf of the Investors, as contemplated hereunder), the SPV shall be deemed to have received on such day a Collection of such Receivable in full and the SPV shall on such day pay to the Master Servicer an amount equal to the Unpaid Balance of such Receivable and such amount shall be allocated and applied by the Master Servicer as a Collection in accordance with Section 2.12. Notwithstanding the foregoing, any representation or warranty made with respect to a Receivable in respect of the criteria set forth in clause (e), (h) or (m) of the definition of “Eligible Receivable” in Section 1.1 shall be made with respect to such criteria solely as of the date such Receivable was purchased hereunder.

SECTION 2.7.   Payments and Computations, Etc. All amounts to be paid or deposited by the SPV or the Master Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Administrative Agent (whether on behalf of any Funding Agent, any Investor or otherwise) they shall be paid or deposited in the account designated pursuant to Section 11.3, until otherwise notified by the Administrative Agent. The SPV shall, to the extent permitted by Law, pay to the Administrative Agent, for the benefit of the Funding Agents, on behalf of the Investors, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to [*****] per annum, plus the Base Rate. All computations of Yield and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Administrative Agent of amounts payable by the SPV hereunder shall be binding upon the SPV absent manifest error.

SECTION 2.8.   Reports. By no later than 4:00 p.m. (New York City time) on each Reporting Date, the Master Servicer shall prepare and forward to the Administrative Agent a Master Servicer Report, as at, and for the Calculation Period ending on, the immediately preceding Month End Date; provided, however, that with respect to a Master Servicer Report delivered on a weekly basis, the information shall be provided as of the Friday of the preceding week and with respect to a Master Servicer Report delivered more frequently than weekly, the information shall be provided as of the Business Day immediately prior to such Reporting Date. The Master Servicer Report shall be certified by the SPV and the Master Servicer. The Administrative Agent shall promptly provide a copy of such Master Servicer Report to each Investor.

SECTION 2.9.   Collection Account. (a) The SPV shall establish and at all times maintain the Collection Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, for the benefit of the Funding Agents, on behalf of the Investors. If at any time the Collection Account is not maintained at or in the name of the Administrative Agent, such account shall be subject to an Account Control Agreement. The Administrative Agent shall have exclusive dominion and control over the Collection Account and all monies, instruments and other property from time to time in the Collection Account. On and after the occurrence of a Termination Event or a Potential Termination Event (which Potential Termination Event is not capable of being cured), the Master Servicer shall remit daily within one Business Day of receipt to the Collection Account all Collections received. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Administrative Agent, in the name of the Administrative Agent for the benefit of the Funding Agents on behalf of the Investors, in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Collection Account to be paid and applied on the next Settlement Date and otherwise in accordance with the provisions of Section 2.12; provided that such funds shall not reduce the Net Investment or accrued Yield hereunder until so applied under Section 2.12. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be applied as Collections set aside for the Administrative Agent in accordance with Section 2.12. On the Final Payout Date, any funds remaining on deposit in the Collection Account shall be paid to the SPV for application as set forth in Section 2.14.

(b)   The Administrative Agent shall establish in its name on or before the day of the initial Investment hereunder and shall maintain the Funding Account for the benefit of the Funding Agents, on behalf of the Conduit Investors and the Alternate Investors, into which all payments received by the Administrative Agent from the Funding Agents and the Investors shall be deposited pursuant to Section 2.3(d). The Administrative Agent shall have the sole right of withdrawal from the Funding Account.

SECTION 2.10. Sharing of Payments, Etc. If any Investor (for purposes of this Section 2.10 only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Asset Interest owned by it (other than pursuant to the Fee Letter, or Article IX and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.12 and other than a result of the different methods for calculating Yield) in excess of its ratable share of payments on account of the Asset Interest obtained by the Investors entitled thereto, such Recipient shall forthwith purchase from the Investors entitled to a share of such amount participations in the portions of the Asset Interest owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.11. Right of Setoff. Without in any way limiting the provisions of Section 2.10, the Administrative Agent, each Funding Agent and each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of a Termination Event or during the continuance of a Potential Termination Event (which Potential Termination Event is not capable of being cured) to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent, such Funding Agent or such Investor to, or for the account of, the SPV against the amount of the Aggregate Unpaids owing by the SPV to such Person or to the Administrative Agent, or such Funding Agent on behalf of such Person (even if contingent or unmatured).

[SECTIONS 2.12 THROUGH 2.15 ARE RESERVED AND SPECIFIED IN SCHEDULE III (SETTLEMENT PROCEDURES).]

SECTION 2.12. [RESERVED]

SECTION 2.13. [RESERVED]

SECTION 2.14. [RESERVED]

SECTION 2.15. [RESERVED]

SECTION 2.16. Special Termination Date with Respect to a Particular Conduit Investor. Notwithstanding anything to the contrary contained in this Agreement, if there shall occur a Special Termination Date with respect to a Conduit Investor or its Related Alternate Investors, then, from and after such Special Termination Date, (a) no further Investments or Reinvestments shall be made by such Conduit Investors or Related Alternate Investor, (b) the Administrative Agent shall distribute Collections to such Conduit Investor or Related Alternate Investor in accordance with the provisions of Sections 2.12 and 2.13 applicable to a Special Termination Date, (c) in all respects, the provisions of this Agreement with respect to a Termination Date shall be deemed to apply with respect to such Conduit Investor or Related Alternate Investor for which a Special Termination Date has occurred, other than as explicitly set forth herein, and (d) all provisions of this Agreement shall continue to apply to the other Conduit Investors and Related Alternate Investors.

SECTION 2.17. Payments by SPV; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the SPV prior to the date on which any payment is due to the Administrative Agent for the account of the Funding Agents or Investors hereunder that the SPV will not make such payment, the Administrative Agent may assume that the SPV has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Funding Agents or Investors, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Funding Agents or Investors hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the SPV has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the SPV (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Funding Agents or Investors, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Funding Agent or Investor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Funding Agent, any Investor or the SPV with respect to any amount owing under this section shall be conclusive, absent manifest error.

ARTICLE III

ADDITIONAL ALTERNATE INVESTOR PROVISIONS

SECTION 3.1.   Assignment to Alternate Investors.

(a)       SPV’s Obligation to Pay Certain Amounts; Additional Assignment Amount. The SPV shall pay to the Administrative Agent, on behalf of a Funding Agent, for the account of the related Conduit Investors, in connection with any assignment by any such Conduit Investor to the Related Alternate Investors pursuant to this Agreement, an aggregate amount equal to all Yield to accrue through the end of the current Interest Period to the extent attributable to the portion of the Net Investment so assigned to such Alternate Investors (as determined immediately prior to giving effect to such assignment), plus all other accrued Aggregate Unpaids (other than the Net Investment and other than any Yield not described above) payable to any such Conduit Investor in respect of such portion of the Net Investment so assigned. If the SPV fails to make payment of such amounts at or prior to the time of assignment by any such Conduit Investor to the Related Alternate Investors, such amount shall be paid by the Alternate Investors (in accordance with their respective Special Pro Rata Shares) to any such Conduit Investor as additional consideration for the interests assigned to the Alternate Investors and the amount of the “Net Investment” hereunder held by the Alternate Investors shall be increased by an amount equal to the additional amount so paid by the Alternate Investors.

(b)       Payments to Funding Agent’s Account. After any assignment in whole by a Conduit Investor to the Related Alternate Investors pursuant to this Agreement at any time on or after the Conduit Investment Termination Date, all payments to be made hereunder by the SPV or the Master Servicer to such Conduit Investor shall be made to the Related Funding Agent’s account as such account shall have been designated by such Funding Agent to the Administrative Agent, the SPV and the Master Servicer. [RESERVED.]

SECTION 3.3.   Extension of Commitment Termination Date. (a) The SPV may, at any time during the period which is no more than sixty (60) days or less than thirty (30) days immediately preceding the Commitment Termination Date then in effect, request that such Commitment Termination Date be extended for an additional 364 days. Any such request shall be in writing, in substantially the form of Exhibit J (an “Extension Request”), and delivered to the Administrative Agent (which shall be promptly forwarded by the Administrative Agent to each Alternate Investor), and shall be subject to the following conditions: (i) such extension shall be at each Alternate Investor’s sole and absolute discretion, including in respect of any extension or renewal fee that may be payable at the time of such extension, (ii) no Alternate Investor shall have any obligation to extend the Commitment Termination Date at any time, and (iii) any such extension with respect to any Alternate Investor shall be effective only upon the written agreement of the Administrative Agent, such Alternate Investor, the SPV and the Master Servicer, as evidenced by their execution of a counterpart signature page to the applicable Extension Request. Each Alternate Investor will respond to any such request no later than the fifteenth day prior to the Commitment Termination Date (the “Response Deadline”), provided, that a failure by any Alternate Investor to respond by the Response Deadline shall be deemed to be a rejection of the requested extension. (b) If at any time the SPV requests that the Alternate Investors extend the Commitment Termination Date in accordance with Section 3.3(a), and some but less than all the Alternate Investors consent to such renewal as of the applicable Response Deadline, the SPV may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting Alternate Investor in accordance with Section 11.8, provided that any such financial institution shall be acceptable to the Related Funding Agent in its sole and absolute discretion. Any such assignment shall become effective on the then-current Commitment Termination Date. Each Alternate Investor which does not so consent to any renewal shall cooperate fully with the SPV in effectuating the administrative details of any such assignment. If none or less than all the Commitments of the non-renewing Alternate Investors are so assigned as provided above and the aggregate Conduit Investor Percentage of the related Conduit Investors equals 100%, then (i) the extended Commitment Termination Date shall be effective solely with respect to the renewing Alternate Investors, (ii) the Facility Limit shall automatically be reduced by an amount equal to the aggregate of the Commitments of all non-renewing Alternate Investors, (iii) the Conduit Funding Limit of the related Conduit Investors shall automatically be reduced by an amount equal to the aggregate of the Commitments of all non-renewing Related Alternate Investors, and (iv) this Agreement and the Commitments of the renewing Alternate Investors shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of such non-renewing Alternate Investors.

SECTION 3.4    Increase to Facility Limit. The SPV may, from time to time upon at least thirty (30) days (or such lesser number of days agreed to by the Funding Agents) prior written notice, increase the Aggregate Commitment by up to $500,000,000 in the aggregate by (a) adding a new Purchaser Group and/or (b) causing one or more existing Alternate Investors in one or more Purchaser Groups to increase its Commitment or their Commitments, as applicable. Each notice of a proposed increase in the Aggregate Commitment shall specify (i) the proposed date such increase shall become effective, (ii) the proposed amount of such increase (which amount shall be at least $50,000,000 or an integral multiple of $1,000,000 in excess thereof), and whether such proposed increase is proposed to be reflected in the Commitment of an Alternate Investor in a new Purchaser Group (and the amount of such Commitment) or is requested to be provided by the Alternate Investors in existing Purchaser Groups (and the aggregate amount requested to be provided by the existing Alternate Investors), or both. If all or any portion of such proposed increase is to be effectuated by the addition of a new Purchaser Group, then the Investors and the Funding Agent in such new Purchaser Group shall become parties to this Agreement by executing and delivering to the Administrative Agent, the Funding Agents, the SPV and the Master Servicer an Assignment and Assumption Agreement (with appropriate deletions of the assignment provisions) setting forth the Commitment of the Alternate Investor in such new Purchaser Group. If all or a portion of such increase is proposed to be effectuated by an increase in the Commitment of one or more existing Alternate Investors, then that portion of such increase shall (i) become effective, if, and only if, one or more Funding Agents (on behalf of the related Alternate Investors) approves such increase by delivering a written confirmation of such approval to the Administrative Agent, the Funding Agents and the SPV, setting forth the amount of increase applicable to such Alternate Investor’s Commitment Aggregate Commitment, and (ii) shall be effective solely with respect to the approving Alternate Investors and solely with respect to the amount set forth in their related Funding Agents’ written confirmations. Schedule A shall be revised to reflect each increase in the Aggregate Commitment, the applicable Commitments of the Alternate Investors in the Purchaser Group in connection with such increase, and other appropriate changes. Nothing contained herein shall constitute a commitment on the part of any Alternate Investor hereunder to agree to any proposed increase in its Commitment in connection with a proposed increase in the Aggregate Commitment.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1.   Representations and Warranties of the SPV and the Master Servicer.

Each of the SPV and the Master Servicer represents and warrants to each Funding Agent, the Administrative Agent and each Investor, as to itself, that, on the Closing Date and on each Investment Date and Reinvestment Date:

(a)       Corporate Existence and Power. It (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate power and all licenses, authorizations, consents and approvals of all Official Bodies required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (iii) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)       Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party are (i) within the its corporate powers, (ii) have been duly authorized by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Sections 5.1(f), 5.1(g) and 7.7, all of which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene or constitute a default under (A) its articles of incorporation or by-laws, (B) any Law applicable to it, except to the extent (solely in the case of the Master Servicer) that the failure to comply therewith could not, in the aggregate, be expected to have a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), business or properties of Arrow and the other Originators, taken as a whole, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, or (v) result in the creation or imposition of any Adverse Claim upon or with respect to its property or the property of any of its Subsidiaries (except as contemplated hereby).

(c)       Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(d)       Perfection. In the case of the SPV, it is the owner of all of the Receivables and other Affected Assets, free and clear of all Adverse Claims (other than any Adverse Claim arising hereunder), and upon the making of the initial Investment on the Closing Date and at all times thereafter until the Final Payout Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the first priority perfected ownership or security interest (subject to Permitted Liens) of the Administrative Agent for the benefit of each Funding Agent on behalf of the related Investors in the Asset Interest against all creditors of and purchasers from the SPV, Arrow and the other Originators will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e)       Accuracy of Information. The information included in the Beneficial Ownership Certification is true and correct in all respects. All other information heretofore furnished by it (including the Master Servicer Reports and its financial statements) to any Investor, any Funding Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby was true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains or contained any untrue statement of a material fact or omits or did omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which (and as of the date) they were made, not misleading.

(f)        Tax Status; GAAP Treatment. It has (i) in the case of the SPV, timely filed all tax returns (federal, state and local) required to be filed and, in the case of the Master Servicer, filed all material tax returns (federal, state and local) required to be filed and (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges and, solely with respect to the Master Servicer, other than those which, individually or in the aggregate, would not result in liability in excess of $5,000,000.

(g)       Action, Suits. It is not in violation of any order of Official Body or arbitrator which could not, in the aggregate, be expected to have a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), businesses or properties of Arrow and the other Originators, taken as a whole. Except as set forth in Schedule 4.1(g), there are no actions, suits, litigation or proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Subsidiaries or their respective properties, in or before any Official Body or arbitrator which in each case with respect to the Master Servicer or any of its Subsidiaries (other than the SPV), if adversely determined could have a Material Adverse Effect.

(h)        Use of Proceeds. In the case of the SPV, no proceeds of any Investment or Reinvestment will be used by it (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such act (iii) for any other purpose that violates applicable Law, including Regulation U of the Federal Reserve Board, (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (v) in a manner that would result in the violation of any Sanctions applicable to the SPV.

(i)        Principal Place of Business; Chief Executive Office; Location of Records. Its principal place of business, chief executive office and the offices where it keeps all its material Records, are located at the address(es) described on Schedule 4.1(i) or such other locations notified to the Administrative Agent in accordance with Section 7.7 in jurisdictions where all action required by Section 7.7 has been taken and completed.

(j)        Subsidiaries; Tradenames, Etc. In the case of the SPV, as of the Closing Date: (i) it has only the Subsidiaries and divisions listed on Schedule 4.1(j); and (ii) it has,within the last five (5) years, operated only under the tradenames identified in Schedule 4.1(j), and, within the last five (5) years, has not changed its name, the location of its chief executive office, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Schedule 4.1(j). Schedule 4.1(j) also lists the correct Federal Employer Identification Number of the SPV.

(k)       Good Title. In the case of the SPV, upon each Investment and Reinvestment, the Administrative Agent for the benefit of each Funding Agent, on behalf of the related Investors shall acquire a valid and enforceable perfected first priority ownership interest (subject to Permitted Liens) or a first priority perfected security interest (subject to Permitted Liens) in each Receivable and all other Affected Assets that exist on the date of such Investment or Reinvestment, with respect thereto, free and clear of any Adverse Claim (other than that created by the Administrative Agent, any Funding Agent or any Investor).

(l)        Nature of Receivables. Each Receivable (i) represented by it to be an Eligible Receivable in any Master Servicer Report or (ii) included in the calculation of the Net Pool Balance in fact satisfies at such time the definition of “Eligible Receivable” set forth herein and, in the case of clause (ii) above, is not a Receivable of the type described in clauses (b)(i) or (b)(ii) of the definition of “Net Pool Balance”. It has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect any payments on such Receivable not to be paid in full when due or that is reasonably likely to cause or result in any other Material Adverse Effect with respect to such Receivable.

(m)      Coverage Requirement;. The sum of the Net Investment, plus the Required Reserves does not exceed the Net Pool Balance.

(n)       Credit and Collection Policy. Since July 15, 2016, there have been no material changes in the Credit and Collection Policy other than in accordance with this Agreement. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables other than as disclosed in writing to the Administrative Agent and each Funding Agent. It has at all times materially complied with the Credit and Collection Policy with regard to each Receivable.

(o)       Material Adverse Effect. Since December 31, 2015, there has been no Material Adverse Effect.

(p)       No Termination Event. In the case of the SPV, no event has occurred and is continuing and no condition exists, or would result from any Investment or Reinvestment or from the application of the proceeds therefrom, which constitutes or may be reasonable be expected to constitute a Termination Event or a Potential Termination Event. In the case of the Master Servicer, no Master Servicer Default has occurred and is continuing to exist.

(q)       Not an Investment Company; Volcker Compliance. It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act. The SPV is excluded from the definition of “investment company” pursuant to Section 3(c)(5) of the Investment Company Act of 1940, among other possible exclusions or exemptions.

(r)        ERISA. No steps have been taken by any Person to terminate any Pension Plan the assets of which will not be sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA) on the date of such termination. Neither Arrow, the SPV nor any ERISA Affiliates of either such Person has incurred any withdrawal liability (which has not been satisfied) under Title IV of ERISA with respect to any Multiemployer Plan. No contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 303(k) of ERISA, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable provisions of ERISA and the Code.

(s)       Blocked Accounts. The names and addresses of all the Blocked Account Banks, together with the account numbers of the Blocked Accounts at such Blocked Account Banks, are specified in Schedule 4.1(s) (or at such other Blocked Account Banks and/or with such other Blocked Accounts as have been notified to the Administrative Agent and for which Blocked Account Agreements have been executed in accordance with Section 7.3 and delivered to the Master Servicer). All Blocked Accounts are subject to Blocked Account Agreements (or will become subject to a Blocked Account Agreement following the Amendment No. 26 Effective Date as set forth in the definition of “Net Pool Balance”). All Obligors have been instructed to make payment to a Blocked Account and only Collections are deposited into the Blocked Accounts, except for other amounts that are withdrawn from such Blocked Accounts within one Business Day of such amounts becoming available for transfer therefrom.

(t)        Bulk Sales. In the case of the SPV, no transaction contemplated hereby or by the First Tier Agreement requires compliance with any bulk sales act or similar law.

(u)       Transfers Under First Tier Agreement. In the case of the SPV, each Receivable has been purchased by it from Arrow pursuant to, and in accordance with, the terms of the First Tier Agreement. In the case of Arrow, each Receivable has either been originated by Arrow or purchased by Arrow from an Originator pursuant to, and in accordance with, the terms of the applicable Originator Sale Agreement.

(v)       Preference; Voidability. In the case of the SPV, it shall have given reasonably equivalent value to Arrow in consideration for the transfer to it of the Affected Assets from Arrow, and each such transfer shall not have been made for or on account of an antecedent debt owed by Arrow to it and no such transfer is or may be voidable under any section of the Bankruptcy Code.

(w)      Nonconsolidation. The SPV is operated in such a manner that the separate corporate existence of the SPV, on the one hand, and each Originator or any Affiliate thereof, on the other, would not be disregarded in the event of the bankruptcy or insolvency of any Originator or any Affiliate thereof and, without limiting the generality of the foregoing:

(i)      the SPV is a limited purpose corporation whose activities are restricted in its certificate of incorporation to activities related to purchasing or otherwise acquiring receivables (including the Receivables) and related assets and rights and conducting any related or incidental business or activities it deems necessary or appropriate to carry out its primary purpose, including entering into agreements like the Transaction Documents;

(ii)     the SPV has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Transaction Documents, nor has the SPV entered into any agreement other than this Agreement, the other Transaction Documents to which it is a party, and with the prior written consent of the Investors, each Funding Agent and the Administrative Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(iii)    (A) the SPV maintains its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions, (B) the funds of the SPV are not and have not been diverted to any other Person or for other than the corporate use of the SPV and (C) except as may be expressly permitted by this Agreement, the funds of the SPV are not and have not been commingled with those of any of its Affiliates;

(iv)     to the extent that the SPV contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing are fairly allocated to or among the SPV and such entities for whose benefit the goods and services are provided, and each of the SPV and each such entity bears its fair share of such costs; and all material transactions between the SPV and any of its Affiliates shall be only on an arm’s-length basis;

(v)     the SPV maintains stationery through which all business correspondence and communication are conducted, in each case separate from those of each Originator and its respective Affiliates;

(vi)    the SPV conducts its affairs strictly in accordance with its certificate of incorporation and observes all necessary, appropriate and customary corporate formalities, including (A) holding all regular and special stockholders’ and directors’ meetings appropriate to authorize all corporate action (which, in the case of regular stockholders’ and directors’ meetings, are held at least annually), (B) keeping separate and accurate minutes of such meetings, (C) passing all resolutions or consents necessary to authorize actions taken or to be taken, and (D) maintaining accurate and separate books, records and accounts, including intercompany transaction accounts;

(vii)   all decisions with respect to its business and daily operations are independently made by the SPV (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the SPV) and are not dictated by any Affiliate of the SPV (it being understood that the Master Servicer, which is an Affiliate of the SPV, will undertake and perform all of the operations, functions and obligations of it set forth herein and it may appoint Sub-Servicers, which may be Affiliates of the SPV, to perform certain of such operations, functions and obligations);

(viii)     the SPV acts solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the SPV shall be appointed to act as its agent, except as expressly contemplated by this Agreement;

(ix)        no Affiliate of the SPV advances funds to the SPV, other than as is otherwise provided herein or in the other Transaction Documents, and no Affiliate of the SPV otherwise supplies funds to, or guaranties debts of, the SPV; provided, however, that an Affiliate of the SPV may provide funds to the SPV in connection with the capitalization of the SPV;

(x)         other than organizational expenses and as expressly provided in the Transaction Documents, the SPV pays all expenses, indebtedness and other obligations incurred by it;

(xi)        the SPV does not guarantee, and is not otherwise liable, with respect to any obligation of any of its Affiliates;

(xii)       any financial reports required of the SPV comply with generally accepted accounting principles and are issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates;

(xiii)      at all times the SPV is adequately capitalized to engage in the transactions contemplated in its certificate of incorporation;

(xiv)      the financial statements and books and records of the SPV and Arrow reflect the separate corporate existence of the SPV;

(xv)       the SPV does not act as agent for any Originator or any Affiliate thereof, but instead presents itself to the public as a corporation separate from each such member and independently engaged in the business of purchasing and financing Receivables;

(xvi)      the SPV maintains a three-person board of directors, including at least one independent director, who has never been, and shall at no time be a stockholder, director, officer, employee or associate, or any relative of the foregoing, of any Originator or any Affiliate thereof (other than the SPV and any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any Originator or any Affiliate thereof), all as provided in its certificate or articles of incorporation, and is otherwise reasonably acceptable to the Investors, the Funding Agents and the Administrative Agent; and

(xvii)     the bylaws or the certificate or articles of incorporation of the SPV require the affirmative vote of the independent director before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the SPV, and the SPV to maintain correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholders and board of directors.

(x)         Dilution. In the case of the Master Servicer, upon the issuance of a Credit Memo relating to a specific Receivable, the amount of such Credit Memo is applied against such Receivable, and the Unpaid Balance of such Receivable is aged in accordance with the original due date of such Receivable.

(y)         Representations and Warranties in other Related Documents. In the case of the SPV, each of the representations and warranties made by it contained in the Transaction Documents (other than this Agreement) was true, complete and correct in all respects and it hereby makes, as of the date that such representation or warranty was made or deemed made, each such representation and warranty to, and for the benefit of, each Funding Agent, the Administrative Agent and the Investors as if the same were set forth in full herein.

(z)         No Master Servicer Default. In the case of the Master Servicer, no event has occurred and is continuing and no condition exists, or would result from a purchase in respect of any Investment or Reinvestment or from the application of the proceeds therefrom, which constitutes or may reasonably be expected to constitute a Master Servicer Default.

(aa)         Identity and Location. (i) Set forth below is a complete, correct and current list of the SPV and all of the Originators, (ii) the legal name of each such entity is correctly set forth below, and such name is the name that appears in the articles of incorporation or other applicable formation documents filed in its jurisdiction of organization, and (iii) the jurisdiction of organization of each such entity is set forth opposite the name of such entity below and such entity is organized solely under the laws of such jurisdiction.

SPV/Originator	Jurisdiction of Organization
Arrow Electronics Funding Corporation	Delaware
Arrow Electronics, Inc.	New York
Arrow Enterprise Computing Solutions, Inc.	Delaware
Richardson RFPD, Inc.	Delaware

(bb)        Anti-Corruption Laws and Sanctions. Arrow has implemented and maintains in effect policies and procedures designed to ensure compliance by Arrow, any Person that is an Affiliate of Arrow under the definition of Affiliate, its Subsidiaries and their respective directors, officers, employees and, to the extent commercially reasonable, agents with Anti-Corruption Laws and applicable Sanctions. Arrow, its Affiliates, its Subsidiaries and their respective officers and employees and, to the knowledge of Arrow, its directors, advisors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Arrow, any Affiliate, or any Subsidiary or, to the knowledge of Arrow, any of their respective directors, officers or employees, or (b) to the knowledge of Arrow, any advisor or agent of Arrow, any Affiliate or any subsidiary that will act in any capacity with or benefit from the facility established hereby (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) to its knowledge is under investigation for an alleged breach of Sanction(s) by an Official Body that enforces Sanctions; or (iv) will fund any payment of Aggregate Unpaids with proceeds derived from any transaction that would be prohibited by Sanctions. The transactions contemplated by this Agreement will not violate Anti-Corruption Laws or applicable Sanctions.

(cc)         Risk Retention. On each Investment Date, Arrow owns a material net economic interest in the Receivables of not less than 5% of the Unpaid Balance of the Receivables in accordance with Article 405 of CRR.

SECTION 4.2. Additional Representations and Warranties of the Master Servicer. The Master Servicer represents and warrants on the Closing Date and on each Investment Date and Reinvestment Date to each Funding Agent, to the Administrative Agent and the Investors, which representation and warranty shall survive the execution and delivery of this Agreement, that each of the representations and warranties of the Master Servicer (whether made by the Master Servicer in its capacity as an Originator or as the Master Servicer) contained in any Transaction Document (other than this Agreement) was true, complete and correct as of the date made or deemed made and, if made by the Master Servicer in its capacity as an Originator, applies with equal force to the Master Servicer in its capacity as Master Servicer, and the Master Servicer hereby so makes each such representation and warranty to, and for the benefit of, each Funding Agent, the Administrative Agent and the Investors as if the same were set forth in full herein.

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.1. Conditions Precedent to Closing. The occurrence of the Closing Date and the effectiveness of the Commitments hereunder shall be subject to the conditions precedent that (i) the SPV or Arrow shall have paid in full (A) all amounts required to be paid by either of them on or prior to the Closing Date pursuant to the Fee Letter or otherwise hereunder and (B) the fees and expenses described in clause (i) of Section 9.4(a) and invoiced prior to the Closing Date, and (ii) the Administrative Agent shall have received, sufficient original (unless otherwise indicated) copies for itself and each of the Investors and the Administrative Agent’s counsel, of each of the following documents, each in form and substance satisfactory to the Administrative Agent and each Funding Agent.

(a)         A duly executed counterpart of this Agreement, the First Tier Agreement, the Fee Letter and each of the other Transaction Documents executed by the Originators, the SPV and the Master Servicer, as applicable.

(b)         A certificate, substantially in the form of Exhibit G, of the secretary or assistant secretary of the SPV, certifying and (in the case of clauses (i) through (iii) below) attaching as exhibits thereto, among other things:

(i)             the articles of incorporation, charter or other organizing document (including a limited liability company agreement, if applicable) of the SPV (certified by the Secretary of State or other similar official of the SPV’s jurisdiction of incorporation or organization, as applicable, as of a recent date);

(ii)            the by-laws of the SPV;

(iii)            resolutions of the board of directors or other governing body of the of the SPV authorizing the execution, delivery and performance by the SPV of this Agreement, the First Tier Agreement and the other Transaction Documents to be delivered by the SPV hereunder or thereunder and all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any; and

(iv)             the incumbency, authority and signature of each officer of the SPV executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on behalf of the SPV.

(c)         A certificate, substantially in the form of Exhibit H of the secretary or assistant secretary of each Originator and the Master Servicer certifying and (in the case of clauses (i) through (iii) below) attaching as exhibits thereto, among other things:

(i)                 the articles of incorporation, charter or other organizing document (including a limited liability company agreement, if applicable) of such Originator or Master Servicer (certified by the Secretary of State or other similar official of its jurisdiction of incorporation or organization, as applicable, as of a recent date);

(ii)            the by-laws of such Originator or the Master Servicer;

(iii)            resolutions of the board of directors or other governing body of such Originator or the Master Servicer authorizing the execution, delivery and performance by it of this Agreement, the First Tier Agreement and the other Transaction Documents to be delivered by it hereunder or thereunder and all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any; and

(iv)             the incumbency, authority and signature of each officer of such Originator or the Master Servicer executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on its behalf.

(d)         A good standing certificate for the SPV issued by the Secretary of State or a similar official of the SPV’s jurisdiction of incorporation or organization, as applicable, and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated as of a recent date.

(e)         A good standing certificate for each Originator and the Master Servicer issued by the Secretary of State or a similar official of its jurisdiction of incorporation or organization, as applicable, and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated as of a recent date.

(f)          Acknowledgment copies of proper financing statements (Form UCC-1), filed on or before the initial Investment Date naming the SPV, as debtor, in favor of the Administrative Agent, as secured party, for the benefit of the Investors or other similar instruments or documents as may be necessary or in the reasonable opinion of the Administrative Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent’s ownership or security interest in all Receivables and the other Affected Assets.

(g)         Acknowledgment copies of proper financing statements (Form UCC-1), filed on or before the initial Investment Date naming Arrow, as debtor, in favor of the SPV, as secured party and Administrative Agent for the benefit of the Investors, assignee or other similar instruments or documents as may be necessary or in the reasonable opinion of the Administrative Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent’s ownership or security interest in all Receivables and the other Affected Assets.

(h)         Acknowledgment copies of proper financing statements (Form UCC-1) filed on or before the initial Investment Date naming the applicable Originator, as the debtor, in favor of Arrow, as secured party, and the Administrative Agent, for the benefit of the Investors, as assignee, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Administrative Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the SPV’s ownership interest in all Receivables and the other Affected Assets.

(i)           Copies of proper financing statements (Form UCC-3), if any, filed on or before the initial Investment Date necessary to terminate all security interests and other rights of any Person in Receivables or the other Affected Assets previously granted by SPV.

(j)           Copies of proper financing statements (Form UCC-3) or appropriate acknowledgments, waivers or consents, if any, filed or obtained on or before the initial Investment Date necessary to terminate all security interests and other rights of any Person in Receivables or the other Affected Assets previously granted by any Originator.

(k)         Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the date of the initial Investment listing all effective financing statements which name the SPV or an Originator (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clauses (f) or (g) above and such other jurisdictions where the Administrative Agent may reasonably request together with copies of such financing statements (none of which shall cover any Receivables, other Affected Assets or Contracts), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, showing no such liens on any of the Receivables, other Affected Assets or Contracts.

(l)           Executed copies of the Blocked Account Agreements relating to each of the Blocked Accounts.

(m)             A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, (i) special counsel to the SPV, the Master Servicer and the Originators, substantially in the form set forth in Exhibit I-2, including the time period over which UCC financing statements filed in all appropriate jurisdictions remain effective and as to such other matters as any Funding Agent may reasonably request, (ii) a favorable opinion of Davies, Ward, Phillips & Vineberg LLP, special counsel to the SPV, the Master Servicer and the Originator, substantially in the form set forth in Exhibit I-3, and (iii) a favorable opinion of Robert E. Klatell, counsel to the SPV, the Master Servicer and certain Originators substantially in the form set forth in Exhibit I-1.

(n)         A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel to the SPV, the Master Servicer and the Originators, covering certain bankruptcy and insolvency matters in form and substance satisfactory to the Administrative Agent, Administrative Agent’s counsel and each Funding Agent.

(o)         A listing in form reasonably acceptable to the Administrative Agent setting forth all Receivables and the Unpaid Balances thereon as of March 2, 2001 and such other information as the Administrative Agent may reasonably request.

(p)         Satisfactory results of a review and audit by the Administrative Agent and each Investor (including discussions with the Originators’ independent accountants) of the Originators’ collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Originators’ operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the First Tier Agreement and a written outside audit report of a nationally-recognized accounting firm as to such matters.

(q)         A Master Servicer Report as of March 2, 2001 showing the calculation of the Net Investment and Required Reserves after giving effect to the initial Investment.

(r)          Evidence of the appointment of Arrow as agent for process as required by Section 11.4(c).

(s)          Evidence that each of the Collection Account and the Funding Account required to be established hereunder has been established.

(t)           To the extent required by each Conduit Investor’s commercial paper program documents, a letter from the applicable rating agencies confirming that such Conduit Investor’s participation in the transaction contemplated by this Agreement will not result in the withdrawal or downgrading of the rating of such Conduit Investor’s commercial paper.

(u)         Such other approvals, documents, instruments, certificates and opinions as the Administrative Agent, any Funding Agent or any Investor, may reasonably request.

SECTION 5.2. Conditions Precedent to All Investments and Reinvestments. Each Investment and Reinvestment hereunder (including the initial Investment) shall be subject to the conditions precedent that (i) the Closing Date shall have occurred, (ii) the Administrative Agent shall have received such approvals, documents, instruments, certificates and opinions as the Administrative Agent may reasonably request, and (iii) on the date of such Investment or Reinvestment the following statements shall be true (and the SPV by accepting the amount of such Investment or Reinvestment shall be deemed to have certified that):

(a)         The representations and warranties contained in Sections 4.1 and 4.2 are true, complete and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

(b)         In the case of a Reinvestment, the amount of the Reinvestment will not exceed the amount available therefor under Section 2.12, and in the case of an Investment, the amount of such Investment will not exceed the amount available therefor under Section 2.2 and after giving effect thereto, the sum of the Net Investment and Required Reserves will not exceed the Net Pool Balance;

(c)         In the case of an Investment, the Administrative Agent shall have received an Investment Request, appropriately completed, within the time period required by Section 2.3;

(d)           In the case of an Investment, the Administrative Agent shall have received a Master Servicer Report (i) at any time other than during the occurrence and continuance of an Arrow Level 1 Rating Event, dated no more than five (5) days prior to the proposed Investment Date, and (ii) at any time during the occurrence and continuance of an Arrow Level 1 Rating Event, dated no later than the last Business Day of the week immediately prior to the week of such proposed Investment Date, provided, however, that upon and after the occurrence of an Arrow Level 2 Rating Event, such Master Servicer Report shall be dated no later than the Business Day immediately prior to such proposed Investment Date, and in each such case, the information contained in Master Servicer Report shall be true, complete and correct; and

(e)           No Termination Event or Potential Termination Event has occurred and is continuing.

ARTICLE VI

COVENANTS

SECTION 6.1. Affirmative Covenants of the SPV and Master Servicer. At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:

(a)         Reporting Requirements. The SPV shall maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent who shall in turn promptly forward each of the reports outlined below to each of the Investors:

(i)                 Annual Reporting. Within one hundred twenty (120) days after the close of the SPV’s and Arrow’s fiscal years, (A) financial statements, audited by a nationally-recognized accounting firm in accordance with GAAP on a consolidated basis for Arrow and its consolidated Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder’s equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants (without a “going concern” or like qualification or exception and without any qualifications or exception as to the scope of the audit), acceptable to the Administrative Agent, prepared in accordance with GAAP, and (B) unaudited financial statements of the SPV, to include balance sheets as of the end of such period and the related statements of operations, prepared in accordance with GAAP and certified by an officer of the SPV, provided that in lieu of furnishing such financial statements of Arrow and its consolidated Subsidiaries, it may furnish to the Administrative Agent Arrow’s Form 10-K filed with the Securities and Exchange Commission.

(ii)               Quarterly Reporting. Within sixty (60) days after the close of the first three quarterly periods of each of the SPV’s and Arrow’s fiscal years, for (A) Arrow and its consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, and (B) unaudited financial statements of the SPV, to include balance sheets as of the end of such period and the related statements of operations, prepared in accordance with GAAP and certified by an officer of the SPV, provided that in lieu of furnishing such unaudited consolidated balance sheet of Arrow and its consolidated Subsidiaries, it may furnish to the Administrative Agent Arrow’s Form 10-Q filed with the Securities and Exchange Commission.

(iii)            Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the SPV’s or Arrow’s, as applicable, chief financial officer stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the SPV or Arrow and its consolidated Subsidiaries as applicable and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, the financial ratio set forth in Section 8.1(p) and 8.1(o).

(iv)             Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the SPV, Arrow or any Originator, copies of all financial statements, reports and proxy statements so furnished.

(v)               SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Arrow or any Subsidiary of Arrow files (or causes to be filed) with the Securities and Exchange Commission.

(vi)             Notice of Termination Events or Potential Termination Events; Etc. (A) As soon as possible and in any event within two (2) Business Days after the SPV or the Master Servicer obtains knowledge of each and any Termination Event or Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the SPV setting forth details of such Termination Event or Potential Termination Event and the action which the SPV proposes to take with respect thereto, which information shall be updated promptly from time to time; (B) promptly after the SPV obtains knowledge thereof, notice of any litigation, investigation or proceeding that may exist at any time between the SPV and any Person that may result in a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document; and (C) promptly after the occurrence thereof, notice of a Material Adverse Effect.

(vii)           Change in Credit and Collection Policy and Debt Ratings. Within ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of such change in or amendment to the Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any change in Arrow’s public or private debt ratings, if any, a written certification of Arrow’s public and private debt ratings after giving effect to any such change.

(viii)        Credit and Collection Policy. Within ninety (90) days after the close of each of Arrow’s and the SPV’s fiscal years, a complete copy of the Credit and Collection Policy then in effect, if requested by the Administrative Agent.

(ix)             ERISA. Promptly after the filing, giving or receiving thereof, copies of all reports and notices with respect to any Reportable Event pertaining to any Pension Plan and copies of any notice by any Person of its intent to terminate any Pension Plan or any notice received by any Person regarding withdrawal liability from any Multiemployer Plan, and promptly upon the occurrence thereof, written notice of any contribution failure with respect to any Pension Plan sufficient to give rise to a lien under Section 303(k) of ERISA.

(x)               Change in Accountants or Accounting Policy. Promptly, notice of any change in the accountants or any material change in the accounting policy of either the SPV, Arrow or any Originator.

(xi)             Modification of Systems. The Master Servicer agrees, promptly after the replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to perform its services as Master Servicer or to make any calculations or report hereunder or otherwise relating to the Receivables, to give notice of any such replacement or modification to the Administrative Agent to the extent such replacement or material modification could be expected to have a Material Adverse Effect.

(xii)           Litigation. As soon as possible, and in any event within ten Business Days of the Master Servicer’s knowledge thereof, the Master Servicer shall give the Administrative Agent and Funding Agents notice of (i) any litigation, investigation or proceedings against the SPV which may exist at any time, and (ii) any material adverse development in any such previously disclosed litigation. No notices, waivers or communications in respect of the matters disclosed pursuant to the preceding sentence shall be required except that the Master Servicer shall give the Administrative Agent and each Funding Agent prompt notice of any final court decisions, at the trial level or on appeal, whether favorable or adverse, and if any judgments are rendered against the Master Servicer in respect of such matters, the amount and terms of such judgment and provisions which the Master Servicer has made to pay such judgments.

(xiii)        Other Information. Such other information (including non-financial information) as the Administrative Agent, any Funding Agent or any Investor may from time to time reasonably request with respect to any Originator or the SPV.

(b)         Conduct of Business; Ownership.   (iii) Each of the SPV and the Master Servicer shall, and the Master Servicer shall cause each of its Subsidiaries which are Originators to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized and validly existing as a domestic corporation in its jurisdiction of incorporation. The SPV shall at all times be a wholly-owned Subsidiary of Arrow.

(i)          Each of the SPV and the Master Servicer shall, and the Master Servicer shall cause each of its Subsidiaries which are Originators to, do all things necessary to remain in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c)         Compliance with Laws, Etc. Each of the SPV and the Master Servicer shall, and the Master Servicer shall cause each of its Subsidiaries to, comply with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure to comply therewith would not be expected to have a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), business or properties of Arrow and the other Originators, taken as a whole. Arrow shall maintain in effect and enforce policies and procedures designed to ensure compliance by Arrow, any Person that is an Affiliate of Arrow, its Subsidiaries and their respective directors, officers, employees and, to the extent commercially reasonable, agents with Anti-Corruption Laws and applicable Sanctions. Each of the SPV and the Master Servicer shall ensure it does not use any of the proceeds relating to this Agreement or the First Tier Agreement in violation of any Anti-Corruption Laws or applicable Sanctions.

(d)         Furnishing of Information and Inspection of Records. Each of the SPV and the Master Servicer shall furnish to the Administrative Agent from time to time such information with respect to the Affected Assets as the Administrative Agent may reasonably request, including listings identifying the Obligor and the Unpaid Balance for each Receivable. Each of the SPV and the Master Servicer shall, at any time and from time to time during regular business hours, as reasonably requested by the Administrative Agent, permit the Administrative Agent, any Funding Agent or any Investor, or their respective agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables or other Affected Assets, including the related Contracts and (ii) to visit the offices and properties of the SPV, the Originators or the Master Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Affected Assets or the SPV’s, the Originators’ or the Master Servicer’s performance hereunder, under the Contracts and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the SPV, the Originators or the Master Servicer, as applicable, having knowledge of such matters.

(e)         Keeping of Records and Books of Account. Each of the SPV and the Master Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each of the SPV and the Master Servicer shall give the Administrative Agent and each Funding Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(f)          Performance and Compliance with Receivables and Contracts and Credit and Collection Policy. Each of the SPV and the Master Servicer shall, (i) at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables; and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)         Notice of Administrative Agent’s Interest. In the event that the SPV or any Originator shall sell or otherwise transfer any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments which contain information with respect to the Receivables and which is provided by the Master Servicer in connection with any such sale or transfer shall disclose the SPV’s ownership of the Receivables and the Administrative Agent’s interest therein.

(h)         Collections. Each of the SPV and the Master Servicer shall instruct all Obligors to cause all Collections to be deposited directly to a Blocked Account or to post office boxes to which only Blocked Account Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed and deposited into a Blocked Account on a daily basis.

(i)           Collections Received. Each of the SPV and the Master Servicer shall hold in trust, and deposit, immediately, but in any event not later than one Business Day of its receipt thereof, to a Blocked Account or, if required by Section 2.9, to the Collection Account, all Collections received by it from time to time.

(j)           Blocked Accounts. Each Blocked Account shall at all times be subject to a Blocked Account Agreement (or will become subject to a Blocked Account Agreement following the Amendment No. 26 Effective Date as set forth in the definition of “Net Pool Balance”). Upon and after the occurrence of an Arrow Level 2 Rating Event, the SPV and the Master Servicer shall promptly, but in no event more than thirty (30) days following the occurrence of such an Arrow Level 2 Rating Event, instruct all Obligors with respect to outstanding Receivables which have been identified and released pursuant to clause (b) of the definition of “Receivable” to make payments with respect to such released Receivables to an account other than a Blocked Account and shall use reasonable efforts to ensure Obligor compliance with such instruction.

(k)          [RESERVED].

(l)           Separate Business; Nonconsolidation. The SPV shall not (i) engage in any business not permitted by its articles of incorporation or by-laws as in effect on the Closing Date or (ii) conduct its business or act in any other manner which is inconsistent with Section 4.1(w). The officers and directors of the SPV (as appropriate) shall make decisions with respect to the business and daily operations of the SPV independent of and not dictated by Arrow or any other controlling Person.

(m)       Corporate Documents. The SPV shall only amend, alter, change or repeal its articles of incorporation with the prior written consent of the Majority Investors.

(n)         Change in Accountants or Accounting Policies. The Master Servicer shall promptly notify the Administrative Agent of any change in its accountants or any material change in its accounting policy.

(o)         Ownership Interest, Etc. The SPV shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable ownership or security interest in the Receivables, the Related Security and proceeds with respect thereto, and a first priority perfected security interest (subject to Permitted Liens) in the Affected Assets, in each case free and clear of any Adverse Claim (other than that created or imposed by the Administrative Agent, any Funding Agent or any Investor), in favor of the Administrative Agent, on behalf of the Funding Agents, for the benefit of the Investors, including taking such action to perfect, protect or more fully evidence the interest of the Administrative Agent, as the Administrative Agent may reasonably request.

(p)         Enforcement of First Tier Agreement. The SPV, on its own behalf and on behalf of the Administrative Agent, each Funding Agent and each Investor, shall promptly enforce all covenants and obligations of Arrow contained in the First Tier Agreement and shall cause the enforcement (to the extent of the SPV’s rights under the First Tier Agreement) of all commitments and obligations of Arrow and the other Originators contained in the Originator Sale Agreements (it being agreed that the Administrative Agent, on behalf of the Funding Agents for the benefit of the Investors, shall be entitled to enforce such rights against Arrow if the SPV does not enforce such rights following notice from the Administrative Agent). The SPV shall deliver consents, approvals, directions, notices, waivers and take such other actions available to it as a party under the First Tier Agreement as may be directed by the Administrative Agent acting at the direction of the Majority Investors.

(q)         Financial Covenant. The SPV shall maintain at all times a Tangible Net Worth greater than $1.00.

(r)             Risk Retention. On any date on or prior to the Commitment Termination Date on which the Net Investment is greater than zero (1) Arrow, in its capacity as an “originator” under the CRR shall own the equity interests in the SPV; (2) Arrow shall own a material net economic interest in the Receivables of not less than 5% of the aggregate Unpaid Balance of the Receivables in accordance with Articles 404-410 of the Capital Requirements Regulation No. 575/2013 of the European Parliament and of the Council of 26 June 2013 and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority and adopted by the European Commission (as amended, “CRR”); (3) Arrow shall not enter into any credit risk mitigation, short positions or any other hedges with respect to the equity interests or the Affected Assets, except to the extent permitted under Article 405 of the CRR; (4) in each Master Servicer Report, Arrow shall represent (a) that it continues to own such material net economic interest in accordance with CRR and (b) that no credit risk mitigation, short positions or any other hedges with respect to such material net economic interest have been entered into, except to the extent permitted under Article 405 of the CRR; and (5) Arrow shall provide to any Investor which is subject to CRR all information which such Investor would reasonably require in order for such Investor to comply with its obligations under Article 405 of the CRR.

(s)          Rating Confirmation. Upon written request of any Funding Agent(s), such Funding Agent shall (at such Funding Agent’s expense (including reasonable legal expenses of the Master Servicer, up to $5,000) and with the reasonable cooperation of the Master Servicer), obtain a rating, in form satisfactory to the requesting Funding Agent, of the facility contemplated by this Agreement (the “External Rating”) from S&P, Moody’s, Fitch or another nationally-recognized rating agency reasonably acceptable to the requesting Funding Agent within sixty (60) days from the date of such written request, at least equal to the implied rating of “A” established by the Administrative Agent as of the Renewal Date (the "Implied Rating"). Except as set forth in the next succeeding paragraph or if any change in Law or any change in regulatory guidelines by any Official Body requires an additional External Rating, once the External Rating has been obtained, no Funding Agent may request another External Rating hereunder. If the External Rating is less than the Implied Rating, then the Master Servicer may effect a Ratings Cure (as defined below). The Master Servicer may effect only one such Ratings Cure prior to obtaining an External Rating that is equal to or better than the Implied Rating. A “Ratings Cure” means the satisfaction by the Master Servicer of each of the following conditions: (i) promptly following receipt of the External Rating, the Master Servicer notifies the Administrative Agent of its intention to effect a Ratings Cure, (ii) the Master Servicer takes, or causes the SPV to take, any actions permitted under this Agreement and the First Tier Agreement that Master Servicer reasonably believes would improve the rating of the facility contemplated by this Agreement and (iii) within thirty (30) days following receipt of the External Rating, obtains a new external rating of the facility contemplated by this Agreement from the rating agency that provided the External Rating (or, with the Administrative Agent's consent, from another nationally-recognized rating agency) and such new rating is at least equal to the Implied Rating.

(t)           Regulation W Compliance. The SPV agrees to respond promptly to any reasonable requests for information related to its use of proceeds relating to this Agreement or the First Tier Agreement to the extent required by any Investor or Funding Agent in connection with such Investor’s or Funding Agent’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). The SPV shall not to its actual knowledge use the proceeds of any Investment hereunder to purchase any asset or securities from any Investor’s or Funding Agent’s “affiliate” as such term is defined in 12 C.F.R. Part 223. In connection with each Investment Request hereunder, the SPV shall be deemed to have represented and warranted to the Administrative Agent on the related Investment Date that, to its actual knowledge, the proceeds of such Investment will not be used by the SPV to, directly or indirectly, either (x) purchase any asset or securities from any Investor’s or Funding Agent’s “affiliate” as such term is defined in 12 C.F.R. Part 223 or (y) invest in any fund sponsored by an Investor, Funding Agent or Affiliate thereof.

(u)         Know Your Customer Requirements. Promptly following any request therefor, the SPV, the initial Master Servicer and each Originator shall provide such information and documentation reasonably requested by the Administrative Agent, any Funding Agent or any Investor for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

SECTION 6.2. Negative Covenants of the SPV and Master Servicer. At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:

(a)         No Sales, Liens, Etc. (i) Except as otherwise contemplated herein and in the First Tier Agreement, neither the SPV nor the Master Servicer shall, nor shall either of them permit any of its respective Subsidiaries to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (A) any of the Affected Assets, or (B) any inventory or goods, the sale of which may give rise to a Receivable, or assign any right to receive income in respect thereof and (ii) the SPV shall not issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets (including the property sold to it by Arrow under Section 2.1 of the First Tier Agreement) to, any Person other than an Affiliate (which Affiliate is not a special purpose entity organized for the sole purpose of issuing asset backed securities) or except as otherwise expressly provided for in the Transaction Documents.

(b)         No Extension or Amendment of Receivables. Except as otherwise permitted in Section 7.2, neither the SPV nor the Master Servicer shall extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c)         No Change in Business or Credit and Collection Policy. Neither the SPV nor the Master Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

(d)         No Subsidiaries, Mergers, Etc. Neither the SPV nor the Master Servicer shall consolidate, amalgamate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, provided, however, the Master Servicer may merge with another Person (including, in each case, pursuant to a Division) if (i) the Master Servicer is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Termination Event or Potential Termination shall have occurred and be continuing. The SPV shall not form or create any Subsidiary.

(e)         Change in Payment Instructions to Obligors. Neither the SPV nor the Master Servicer shall add or terminate any bank as a Blocked Account Bank or any account as a Blocked Account to or from those listed in Schedule 4.1(s) or make any change in its instructions to Obligors regarding payments to be made to any Blocked Account, unless (i) such instructions are to deposit such payments to another existing Blocked Account or to the Collection Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least ten (10) days prior thereto and the Administrative Agent shall have received a Blocked Account Agreement executed by each new Blocked Account Bank or an existing Blocked Account Bank with respect to each new Blocked Account, as applicable.

(f)          Deposits to Lock-Box Accounts. Neither the SPV nor the Master Servicer shall (and Arrow shall cause each other Originator not to) deposit or otherwise credit, or cause to be so deposited or credited, to any Blocked Account or the Collection Account cash or cash proceeds other than Collections or permit to be so deposited or credited any such cash or cash proceeds to the Blocked Account or the Collection Account, unless such cash or cash proceeds are withdrawn from the applicable Blocked Account or Collection Account within one Business Day of such cash or cash proceeds becoming available for transfer therefrom.”

(g)         Change of Name, Etc. The SPV shall not change its name, identity or structure (including a merger) or the location of its chief executive office or any other change which could render any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC, unless at least thirty (30) days prior to the effective date of any such change the SPV delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by the SPV as are necessary to reflect such change and to continue the perfection of the Administrative Agent’s ownership interests or security interests in the Affected Assets and (ii) new or revised Blocked Account Agreements executed by the Blocked Account Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 7.3.

(h)         Amendment to First Tier Agreement. The SPV shall not amend, modify, or supplement the First Tier Agreement or waive any provision thereof or permit an amendment, modification or supplementing of the Originator Sale Agreements (to the extent of the SPV’s rights under the First Tier Agreement with respect thereto), in each case except with the prior written consent of the Administrative Agent acting at the direction of the Majority Investors; nor shall the SPV take, or permit Arrow to take (to the extent of the SPV’s rights under the First Tier Agreement), any other action under the First Tier Agreement or the Originator Sale Agreements that could have a Material Adverse Effect on the Administrative Agent, any Funding Agent or any Investor or which is inconsistent with the terms of this Agreement.

(i)           Other Debt. Except as provided herein, the SPV shall not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the SPV representing fees, expenses and indemnities arising hereunder or under the First Tier Agreement for the purchase price of the Receivables and other Affected Assets under the First Tier Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,500 at any time outstanding.

(j)           Payment to Arrow. The SPV shall not (i) acquire any Receivable other than through, under, and pursuant to the terms of, the First Tier Agreement or (ii) pay for the acquisition of any such Receivable other than by (in each case in accordance with the First Tier Agreement): (x) the SPV making a cash payment to Arrow from available cash; (y) the SPV making a payment to Arrow from the proceeds of a subordinated loan made by Arrow to the SPV, evidenced by one or more subordinated promissory notes or (z) at the election of Arrow, treating a portion or all of the purchase price of such Receivable as a contribution to the capital of the SPV.

(k)         Restricted Payments. The SPV shall not (A) purchase or redeem any shares of its capital stock, (B) prepay, purchase or redeem any Indebtedness, (C) lend or advance any funds or (D) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (D) being referred to as “Restricted Payments”), except that the SPV may (1) make Restricted Payments out of funds received pursuant to Section 2.2 and (2) may make other Restricted Payments (including the payment of dividends) if, after giving effect thereto, no Termination Event or Potential Termination Event shall have occurred and be continuing.

(l)         [Reserved].

(m)       Released Receivables. As of any date of determination, the aggregate Unpaid Balance of Receivables identified by Arrow and released by the Administrative Agent pursuant to clause (b) of the definition of “Receivable” during the related Determination Period (as defined below) shall not exceed an amount equal to 10.0% of the average daily aggregate Unpaid Balance of all Receivables during such related Determination Period; provided, that no Receivables shall be identified or released pursuant to clause (b) of the definition of “Receivable” if the credit quality of all Arrow ECS Receivables, taken as a whole, after giving effect to such release shall be materially inferior to the credit quality of all Arrow ECS Receivables, taken as a whole, immediately prior to such release. Determination Period means, with respect to any date of determination, (i) during the first twelve (12) calendar months following the Amendment No. 26 Effective Date, the period beginning on the Amendment No. 26 Effective Date and ending on such date of determination and (ii) thereafter, the immediately trailing twelve (12) calendar months.

ARTICLE VII
ADMINISTRATION AND COLLECTIONS

SECTION 7.1. Appointment of Master Servicer.

(a)         The servicing, administering and collection of the Receivables shall be conducted by the Person (the “Master Servicer”) so designated from time to time as Master Servicer in accordance with this Section 7.1. Each of the SPV, the Administrative Agent, the Funding Agents and the Investors hereby appoints as its agent the Master Servicer, from time to time designated pursuant to this Section 7.1, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the SPV and Arrow (to the extent not then acting as Master Servicer hereunder) hereby grants to any Master Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the SPV’s and/or Arrow’s name and on behalf of the SPV or Arrow as necessary or desirable, in the reasonable determination of the Master Servicer, to collect all amounts due under any and all Receivables, including endorsing the SPV’s and/or Arrow’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts and to take all such other actions set forth in this Article VII. Until the Administrative Agent gives notice to Arrow (in accordance with this Section 7.1) of the designation of a new Master Servicer, Arrow is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event or a Potential Termination Event (which Potential Termination Event is not capable of being cured), the Administrative Agent may (with the consent of the Majority Investors), and upon the direction of the Majority Investors shall, designate as Master Servicer any Person (including itself) to succeed Arrow or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof.

(b)         Upon the designation of a successor Master Servicer as set forth above, Arrow agrees that it will terminate its activities as Master Servicer hereunder in a manner which the Administrative Agent determines will facilitate the transition of the performance of such activities to the new Master Servicer, and Arrow shall cooperate with and assist such new Master Servicer. Such cooperation shall include access to and transfer of records and use by the new Master Servicer of all records, licenses, hardware or software necessary or reasonably desirable to collect the Receivables and the Related Security.

(c)         Arrow acknowledges that each of the SPV, the Administrative Agent, the Funding Agents and the Investors have relied on Arrow’s agreement to act as Master Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, Arrow agrees that it will not voluntarily resign as Master Servicer.

(d)         The Master Servicer may delegate its duties and obligations hereunder to any subservicer (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Master Servicer pursuant to the terms hereof, (ii) the Master Servicer shall remain primarily liable to the SPV, the Administrative Agent, the Funding Agents and the Investors for the performance of the duties and obligations so delegated, (iii) the SPV, the Administrative Agent, the Funding Agents, the Investors and each Originator shall have the right to look solely to the Master Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Master Servicer hereunder by giving notice of its desire to terminate such agreement to the Master Servicer (and the Master Servicer shall provide appropriate notice to such Sub-Servicer).

(e)         Arrow hereby irrevocably agrees that if at any time it shall cease to be the Master Servicer hereunder, it shall act (if the then current Master Servicer so requests) as the data-processing agent of the Master Servicer and, in such capacity, Arrow shall conduct, for a reasonable fee as may be agreed between Arrow and the Administrative Agent, the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Arrow conducted such data-processing functions while it acted as the Master Servicer.

SECTION 7.2. Duties of Master Servicer.

(a)         The Master Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with this Agreement and all applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Master Servicer shall set aside (and, if applicable, segregate) and hold in trust for the account of the SPV, the Administrative Agent, the Funding Agents and the Investors the amount of the Collections to which each is entitled in accordance with Article II. So long as no Termination Event or Potential Termination Event shall have occurred and is continuing, the Master Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable (but not beyond ten (10) days) and extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as the Master Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that (i) such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the SPV, the Investors, the Funding Agents or the Administrative Agent under this Agreement and (ii) if a Termination Event or Potential Termination Event has occurred and Arrow is still acting as Master Servicer, Arrow may make such extension or adjustment only upon the prior written approval of the Administrative Agent. The SPV shall deliver to the Master Servicer and the Master Servicer shall hold in trust for the SPV and the Administrative Agent, for the benefit of the Funding Agents on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to any Affected Asset. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the right in its reasonable discretion to direct the Master Servicer (whether Arrow, any other Originator or any other Person is the Master Servicer) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Affected Asset provided, however, that upon the occurrence of a Termination Event or Potential Termination Event (which Potential Termination Event is not capable of being cured), the Administrative Agent shall have the absolute and unlimited right to so direct the Master Servicer. The Master Servicer shall not make the Administrative Agent, any Funding Agent or any Investor a party to any litigation without the prior written consent of such Person. At any time when a Termination Event or Potential Termination Event (which Potential Termination Event is not capable of being cured) exists, the Administrative Agent may notify any Obligor of its interest in the Receivables and the other Affected Assets.

(b)         The Master Servicer shall, as soon as practicable following receipt thereof, turn over to the SPV all collections from any Person of indebtedness of such Person which are not on account of a Receivable. Notwithstanding anything to the contrary contained in this Article VII, the Master Servicer, if not the SPV, Arrow, any Affiliate of the SPV, or Arrow, shall have no obligation to collect, enforce or take any other action described in this Article VII with respect to any indebtedness that is not included in the Asset Interest other than to deliver to the SPV the Collections and documents with respect to any such indebtedness as described above in this Section 7.2(b).

(c)         The Funding Agents may engage twice during any twelve-month period, commencing October 27, 2010, at the Master Servicer’s sole expense, the services of a specialty audit firm or a firm of independent public accountants that is acceptable to the Funding Agents, to furnish an agreed-upon procedures report to the Funding Agents substantially in compliance with the procedures set forth in Schedule V or any additional procedures as the Funding Agents reasonably deem appropriate; provided that, if the senior unsecured debt of Arrow is rated below BBB- or Baa3 by S&P or Moody’s, respectively, the Funding Agents retain the right to request such reports on a reasonable, more frequent basis, at the Master Servicer’s sole expense. An audit report of such firm shall be delivered to the Funding Agents not later than the last Business Day of each calendar year and at such other times as may be specified by the Administrative Agent.

(d)         Any payment by an Obligor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Obligor, required by contract or law or clearly indicated by facts or circumstances (including by way of example an equivalence of a payment and the amount of a particular invoice) after due investigation in accordance with such Originator’s Credit and Collection Policy, and unless otherwise instructed by the Administrative Agent, upon the occurrence of a Termination Date, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

SECTION 7.3. Blocked Account Arrangements. Prior to the initial Investment hereunder, the SPV, Arrow and each other Originator shall enter into Blocked Account Agreements with all of the Blocked Account Banks, and deliver original counterparts thereof to the Administrative Agent. Upon the occurrence of a Termination Event or a Potential Termination Event (which Potential Termination Event is not capable of being cured), the Administrative Agent may at any time thereafter give notice to each Blocked Account Bank that the Administrative Agent is exercising its rights under the Blocked Account Agreements to do any or all of the following: (i) to have the exclusive ownership and control of the Blocked Account Accounts transferred to the Administrative Agent and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Blocked Accounts be redirected pursuant to its instructions rather than deposited in the applicable Blocked Account, and (iii) to take any or all other actions permitted under the applicable Blocked Account Agreement. Arrow hereby agrees that if the Administrative Agent, at any time, takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control of the proceeds (including Collections) of all Receivables and Arrow hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Receivables received by Arrow, as Master Servicer or otherwise, thereafter shall be sent immediately to the Administrative Agent. The parties hereto hereby acknowledge that if at any time the Administrative Agent takes control of any Blocked Account, the Administrative Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to SPV, the Administrative Agent and the Investors or any other Person hereunder and the Administrative Agent shall distribute or cause to be distributed such funds in accordance with Section 7.2(b) (including the proviso thereto) and Article II (in each case as if such funds were held by the Master Servicer thereunder); provided, however, that the Administrative Agent shall not be under any obligation to remit any such funds to the SPV, Arrow or any other Person unless and until the Administrative Agent has received from such Person evidence satisfactory to the Administrative Agent that the Originator or such Person is entitled to such funds hereunder and under applicable Law.

SECTION 7.4. Enforcement Rights After Designation of New Master Servicer.

(a)         At any time following the occurrence of a Termination Event or a Potential Termination Event (which Potential Termination Event is not capable of being cured):

(i)                 the Administrative Agent may, and upon the direction of the Majority Investors shall, direct the Obligors that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee;

(ii)               the SPV shall, at the Administrative Agent’s request (which request shall be made at the direction of the Majority Investors or in the Administrative Agent’s sole discretion) and at the SPV’s expense, give notice of the Administrative Agent’s, the SPV’s, and/or the Investors’ ownership of the Receivables and (in the case of the Administrative Agent) interest in the Asset Interest to each Obligor and direct that payments be made directly to the Administrative Agent or its designee, except that if the SPV fails to so notify each Obligor, the Administrative Agent may so notify the Obligors; and

(iii)            the SPV shall, at the Administrative Agent’s request (which request shall be made at the direction of the Majority Investors or in the Administrative Agent’s sole discretion), (A) assemble all of the Records and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(b)         The SPV and Arrow hereby authorizes the Administrative Agent, and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the SPV or Arrow, as applicable, which appointment is coupled with an interest, to take any and all steps in the name of the SPV or Arrow, as applicable, and on behalf of the SPV or Arrow, as applicable, necessary or desirable, in the determination of the Administrative Agent, to collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including endorsing the name of Arrow on checks and other instruments representing Collections and enforcing such Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 7.5.     Master Servicer Default. The occurrence of any one or more of the following events shall constitute a “Master Servicer Default”:

(a)         The Master Servicer (i) shall fail to make any payment or deposit required to be made by it hereunder within one (1) Business Day of when due or the Master Servicer shall fail to observe or perform any term, covenant or agreement on the Master Servicer’s part to be performed under Sections 6.1(b)(i) (conduct of business, ownership), 6.1(f) (compliance with receivables and credit and collection policy), 6.1(h) (obligor payments), 6.1(i) (handling collections), 6.2(a) (no sales or liens), 6.2(c) (no change in business or policy), 6.2(d) (no subsidiaries, mergers), 6.2(e) (no change in obligor payments), or 6.2(f) (no change in handling collections) (any of the preceding parenthetical phrases in this clause (i) are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof), (ii) shall fail to deliver the Master Servicer Report or comply with any other covenant, agreement or term required to be observed or performed by it under Section 2.8 and such failure shall remain unremedied for two (2) Business Days, (iii) shall fail to observe or perform any other term, covenant or agreement to be observed or performed by it under Section 2.9, 2.12 or 2.15, or (iv) shall fail to observe or perform any other term, covenant or agreement hereunder or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for twenty (20) days; or

(b)         any representation, warranty, certification or statement made by the Master Servicer in this Agreement, the First Tier Agreement, the Originator Sale Agreements or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

(c)         failure of the Master Servicer or any of its Subsidiaries (other than the SPV) to pay when due (after giving effect to any applicable grace period) any amounts due under any agreement under which any Indebtedness greater than $100,000,000 (or its equivalent in any other currency) is governed; or the default by the Master Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $100,000,000 (or its equivalent in any other currency) was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement if the effect of such default is to cause, or permit the holder(s) or any trustee or agent on behalf of holder(s) of such Indebtedness to cause such Indebtedness to become due and payable or required to become prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

(d)         any Event of Bankruptcy shall occur with respect to the Master Servicer or any of its Significant Subsidiaries; or

(e)         there shall have occurred an event which, materially and adversely affects the Master Servicer’s ability to either collect the Receivables or to perform its obligations as Master Servicer under this Agreement.

SECTION 7.6.     Servicing Fee. The Master Servicer shall be paid a Servicing Fee in accordance with Section 2.12 and subject to the priorities therein. If the Master Servicer is not the SPV or Arrow or an Affiliate of the SPV or Arrow, the Master Servicer, by giving three (3) Business Days’ prior written notice to the Administrative Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds [*****] of the reasonable and appropriate out-of-pocket costs and expenses of such Master Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Administrative Agent; provided, however, that at any time after the Net Investment, plus Required Reserves exceeds the Net Pool Balance, any compensation to the Master Servicer in excess of the Servicing Fee initially provided for herein shall be an obligation of the SPV and shall not be payable, in whole or in part, from Collections allocated to the Investors.

SECTION 7.7.     Protection of Ownership Interest of the Investors. Each of Arrow and the SPV agrees that it shall, and Arrow shall cause each other Originator, from time to time, at its expense to, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent may reasonably request in order to perfect or protect the Asset Interest or to enable the Administrative Agent, the Funding Agents or the Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, each of Arrow and the SPV shall, and Arrow shall cause each other Originator to, upon the request of the Administrative Agent, acting at the written direction of any Funding Agent or Investor, in order to accurately reflect this purchase and sale transaction, (i) execute and file such financing or continuation statements or change statements or amendments thereto or any registrations, instruments or notices or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) as may be requested by the Administrative Agent, at the direction of any Funding Agent or Investor, and (ii) mark its respective master data processing records and other documents with a legend describing the conveyance to the to the Administrative Agent, on behalf of the Funding Agents for the benefit of the Investors, of the Asset Interest. Each of Arrow and the SPV shall, and Arrow shall cause each other Originator to, upon the reasonable request of the Administrative Agent, at the direction of any Funding Agent or Investor, obtain such additional search reports as the Administrative Agent at the direction of any Funding Agent or Investor shall request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the SPV’s or Arrow’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. Neither Arrow nor the SPV shall, nor shall Arrow permit any Originator to, change its respective name, identity or corporate structure which could cause any UCC financing statement filed in connection with this Agreement to become “seriously misleading” (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, Colorado, Delaware and any other applicable state, as applicable, with respect to each such entity) nor relocate its respective chief executive office unless it shall have:

(A) given the Administrative Agent at least thirty (30) days prior notice thereof and (B) prepared at the SPV’s expense and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Asset Interest as requested by the Administrative Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the SPV.

ARTICLE VIII

TERMINATION EVENTS

SECTION 8.1.    Termination Events. The occurrence of any one or more of the following events shall constitute a “Termination Event”:

(a)         the SPV, Arrow, any Originator or the Master Servicer shall fail to make any payment or deposit to be made by it hereunder, under the First Tier Agreement or under any Originator Sale Agreement within one Business Day of when due hereunder or thereunder; or

(b)         any representation, warranty, certification or statement made or deemed made by the SPV, Arrow or any Originator in this Agreement, any other Transaction Document to which it is a party or in any other information, report or document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made or delivered; or

(c)         the SPV, Arrow, any Originator or the Master Servicer shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 6.1(a)(vi) (notice of termination), 6.1(a)(vii) (notice of changes to credit and collection policy), 6.1(b)(i) (conduct of business, ownership), 6.1(f) (compliance with receivables and credit and collection policy), 6.1(g) (notice of Administrative Agent’s interest), 6.1(h) (obligor payments), 6.1(i) (handling collections), 6.1(k) (sale treatment), 6.1(l) (nonconsolidation), 6.1(q) (financial covenant), 6.2(a) (no sales or liens), 6.2(c) (no change in business or policy), 6.2(d) (no subsidiaries, mergers), 6.2(e) (no change in obligor payments), 6.2(f) (no change in handling collections), 6.2(g) (no name change), 6.2(h) (no amendment), 6.2(i) (no debt), 6.2(j) (payment to originator) (any of the preceding parenthetical phrases in this clause (i) are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof) or (ii) to be performed or observed under any other provision of this Agreement or any provision of any other Transaction Document to which it is a party and such default in the case of this clause (ii) shall continue for twenty (20) days; or

(d)         any Event of Bankruptcy shall occur with respect to the SPV, Arrow or any Significant Subsidiary of Arrow or any Subsidiary of the SPV; or

(e)         the Administrative Agent, on behalf of the Funding Agents for the benefit of the Investors, shall for any reason fail or cease to have a valid and enforceable perfected first priority ownership or security interest (subject to Permitted Liens) in the Affected Assets, free and clear of any Adverse Claim; or

(f)         a Master Servicer Default shall have occurred; or

(g)         on any date, the sum of the Net Investment (as determined after giving effect to all distributions pursuant to this Agreement on such date), plus the Required Reserves shall exceed the Net Pool Balance (as such Required Reserves and Net Pool Balance are shown in the most recent Master Servicer Report delivered on or prior to such date); or

(h)         the average Default Ratio for any period of three (3) consecutive months exceeds 4.0%; or

(i)           the average Delinquency Ratio for any period of three (3) consecutive months exceeds 6.0%; or

(j)           the average Dilution Ratio for any period of three (3) consecutive months exceeds 11.0%; or

(k)         failure of the SPV, Arrow or any Subsidiary of the SPV or Arrow to pay when due any amounts due (after giving effect to any applicable grace period) under any agreement to which any such Person is a party and under which any Indebtedness greater than $5,000 in the case of the SPV or any Subsidiary of the SPV, or $100,000,000 (or its equivalent in any other currency), in the case of Arrow or any Subsidiary of Arrow (other than the SPV) is governed; or the default by the SPV, Arrow or any Subsidiary of the SPV or Arrow in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the SPV, Arrow or any Subsidiary of the SPV or Arrow greater than such respective amounts was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement if the effect of such default is to cause, or to permit the holder(s) or any trustee or agent acting on behalf of holder(s) of such Indebtedness to cause such Indebtedness to become due and payable prior to its stated maturity; or

(l)           there shall be a “change of control” with respect to Arrow, an Originator or the SPV (for the purposes of this clause only “change in control” means:

(i)      the failure of Arrow to own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding shares of voting stock of the SPV or more than 50% of the outstanding shares of the voting stock any Originator (other than Arrow), or

(ii)     (1) less than a majority of the members of Arrow’s board of directors shall be persons who either (x) were serving as directors on the Closing Date or (y) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (x) above or this clause (y); or

    (2) the stockholders of Arrow shall approve any plan or proposal for the liquidation or dissolution of Arrow; or

(iii)     a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the outstanding shares of the voting stock of Arrow as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of Arrow representing 40% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of Arrow.

(m)       any Person shall institute steps to terminate any Pension Plan if the assets of such Pension Plan will not be sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA) at the time of such termination, or a contribution failure occurs with respect to any Pension Plan which is sufficient to give rise to a lien under Section 303(k) of ERISA, or any Person shall incur any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan, which in each case could be reasonably expected to cause a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), business or properties of Arrow or the other Originators, taken as a whole; or

(n)         any material provision of this Agreement or any other Transaction Document to which an Originator, Arrow or the SPV is a party shall cease to be in full force and effect or an Originator, Arrow or the SPV shall so state in writing; or

(o)         the Consolidated Leverage Ratio on the last day of any fiscal quarter exceeds 4.00 to 1.00; or

(p)         ~~the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Arrow is less than 3.00 to 1.00~~[RESERVED]; or

(q)         the SPV shall cease making purchases under the First Tier Agreement or the First Tier Agreement shall be terminated for any reason; or

(r)        [RESERVED]; or

(s)         the Master Servicer shall fail to comply with its obligations under Section 6.1(s).

SECTION 8.2.    Termination. Upon the occurrence of any Termination Event, the Administrative Agent may (unless otherwise instructed by all the Investors), or at the direction of any Investor shall, by notice to the SPV and the Master Servicer, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 8.1(d) or 8.1(e), the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Administrative Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 9.1.     Indemnities by the SPV. Without limiting any other rights which the Indemnified Parties may have hereunder or under applicable Law, the SPV hereby agrees to indemnify the Investors, each Funding Agent, the Administrative Agent, the Administrator, the Program Support Providers and their respective officers, directors, employees, counsel and other agents (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of the Program Support Providers, the Funding Agents or the Administrative Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the SPV, Arrow or an Originator (including, in its capacity as the Master Servicer or any Affiliate of Arrow acting as Master Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Administrative Agent, any Funding Agent or any Investor of the Asset Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) Indemnified Amounts in respect of Taxes, which shall be governed exclusively by Section 9.2 and 9.3, except that Taxes representing losses, claims or damages with respect to a non-Tax claim (including, for greater certainty, all items specifically set out in this Section 9.1) will be covered by this Section 9.1, (iii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables and (iv) any expenses, costs or related amounts (including attorneys’ fees) incurred by an Indemnified Party with respect to any action or proceeding to the extent the SPV, Arrow, and/or an Originator shall be the prevailing party against such Indemnified Party. Without limiting the generality of the foregoing, the SPV shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(a)         any representation or warranty made by the SPV or any Originator (including, Arrow or any of its Affiliates in the capacity as the Master Servicer) or any officers of the SPV or Arrow or any other Originator (including, in its capacity as the Master Servicer or any Affiliate of an Originator acting as Master Servicer) under or in connection with this Agreement, the First Tier Agreement, any Originator Sale Agreement any of the other Transaction Documents, any Master Servicer Report or any other information or report delivered by the SPV or the Master Servicer pursuant hereto, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;

(b)         the failure by the SPV or any Originator (including Arrow, in its capacity as the Master Servicer or any Affiliate of Arrow acting as a Sub-Servicer) to comply with any applicable Law with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable Law;

(c)         the failure (i) to vest and maintain vested in the Administrative Agent, for the benefit of the Funding Agents, on behalf of the Investors, a first priority, perfected ownership interest in the Asset Interest free and clear of any lien, security interest, charge or encumbrance, or other right or claims in or on the Asset Interest or (ii) to create or maintain a valid and perfected first priority security interest in favor of the Administrative Agent, for the benefit of the Funding Agents, on behalf of the Investors, in the Affected Assets, free and clear of any lien, security interest, charge or encumbrance, or other right or claims in or on the Affected Assets;

(d)         the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(e)         any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Receivables or the related Contracts restricting assignment of any Receivables;

(f)          any failure of the Master Servicer to perform its duties or obligations in accordance with the provisions hereof;

(g)         any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(h)         the transfer of an interest in any Receivable other than an Eligible Receivable;

(i)           the transfer of an interest in any Receivable other than an Eligible the failure by the SPV, any Originator or the Master Servicer to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Receivables or related Contracts;

(j)           the Net Investment exceeding the Net Pool Balance, minus the Required Reserves at any time;

(k)         the failure of the SPV, Arrow or any Originator to pay or remit when due any taxes, including sales, excise, goods and services, harmonized sales, value added or personal property taxes payable by such Person in connection with any of the Receivables or this Agreement;

(l)           any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

(m)       the commingling by the SPV, any Originator or the Master Servicer of Collections of Receivables at any time with any other funds;

(n)         any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Investments by the SPV or any Originator, the ownership of the Asset Interest, or any Affected Asset;

(o)         failure of any Blocked Account Bank to remit any amounts held in the Blocked Accounts or any related lock-boxes pursuant to the instructions of the Master Servicer, the SPV, the related Originator or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Blocked Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

(p)         any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the SPV or any Originator to qualify to do business or file any notice of business activity report or any similar report;

(q)         any attempt by any Person to void, rescind or set-aside any transfer by any Originator to Arrow or Arrow to the SPV of any Receivable or Related Security under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law;

(r)          any action taken by the SPV, any Originator, or the Master Servicer (if any Originator or any Affiliate or designee of an Originator) in the enforcement or collection of any Receivable;

(s)          the use of the proceeds of any Investment or Reinvestment; or

(t)           the transactions contemplated hereby being characterized as other than debt for the purposes of the Code.

SECTION 9.2.      Increased Cost and Reduced Return; Change in Requirements of Law. (a) If after the Closing Date, (x) the adoption of or change in any Law or in the interpretation or application thereof (y) any directive, guidance or request (whether or not having the force of law) from any central bank or any other Official Body or (z) compliance, application or implementation by any Indemnified Party with the foregoing subclauses (x) or (y):

(i)       imposes or modifies any reserve, fee, tax (other than Taxes which are covered by Section 9.3 or Excluded Taxes), assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, any liabilities of or any credit or liquidity extended by, any of the Indemnified Parties in respect of or in connection with this Agreement, the other Transaction Documents or any Program Support Agreement;

(ii)      has the effect of reducing an Indemnified Party’s rate of return in respect of this Agreement on such Indemnified Party’s capital to a level below that which such Indemnified Party would have achieved but for the occurrences set forth in this subsection (a);

(iii)     affects or would affect the amount of the capital required to be maintained by such Indemnified Party; or

(iv)    causes an internal capital or liquidity charge or other imputed cost to be assessed upon such Indemnified Party, which in the sole discretion of such Indemnified Party is allocable to the SPV or to the transactions contemplated by this Agreement;

and the result of any of the foregoing is to impose a cost on, or increase the cost to, any Indemnified Party of its commitment under any Transaction Document or Program Support Agreement or of purchasing, maintaining or funding any interest acquired under any Transaction Document or Program Support Agreement, then, upon written demand, the SPV shall pay to the Administrative Agent for the account of such Indemnified Party such additional amounts as will compensate such Indemnified Party for such new or increased cost. For the avoidance of doubt, the SPV acknowledges that this Section 9.2 permits any Indemnified Party to institute measures in anticipation of a Law (including, without limitation, the imposition of internal charges on the Indemnified Party’s interests or obligations under this Agreement), and allows any Indemnified Party to commence allocating charges to or seeking compensation from the SPV under this Section 9.2 in connection with such measures (such amounts being referred to as “Early Adoption Increased Costs”), in advance of the effective date of such Law, and the SPV agrees to pay such Early Adoption Increased Costs to the Indemnified Party, following demand therefor without regard to whether such effective date has occurred. In the event that any Indemnified Party seeks compensation for Early Adoption Increased Costs from the SPV, such Indemnified Party shall notify each Funding Agent of such request.

(b)         The applicable Funding Agent shall promptly notify the SPV and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 9.2; provided that no failure to give or any delay in giving such notice shall affect the Indemnified Party’s right to receive such compensation. A notice by such Funding Agent or the applicable Indemnified Party claiming compensation under this Section 9.2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Funding Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

(c)         Anything in this Section 9.2 to the contrary notwithstanding, if any Conduit Investor enters into agreements for the acquisition of interests in receivables from one or more Other SPVs, such Conduit Investor shall allocate the liability for any amounts under this Section 9.2 which are in connection with a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider (“Additional Costs”) to the SPV and each Other SPV; provided, however, that if such Additional Costs are attributable to the SPV, any Originator or the Master Servicer and not attributable to any Other SPV, the SPV shall be solely liable for such Additional Costs or if such Additional Costs are attributable to Other SPVs and not attributable to the SPV, any Originator or the Master Servicer, such Other SPVs shall be solely liable for such Additional Costs.

SECTION 9.3.     Taxes.

(a)         All payments and distributions made hereunder by or on behalf of the SPV or the Master Servicer (each, a “payor”) to any Indemnified Party (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority (such items being called “Taxes”), unless required by applicable law or administrative practice.

(b)         In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

(i)         pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)        promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

(iii)       pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction of Taxes, other than Excluded Taxes been required.

(c)         If any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes other than Excluded Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes other than Excluded Taxes not been asserted.

(d)         If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

(e)         Each Investor that is not a United States person within the meaning of section 7701(A)(30) of the Code shall on the Closing Date (or if later, the date on which such person first becomes an Investor hereunder by assignment or otherwise) provide to the Administrative Agent to be forwarded to the relevant payor either (i) a duly completed IRS Form W-8ECI, (ii) a duly completed IRS Form W-8BEN or Form W-8BEN-E, as applicable, in each case entitling such Investor to a complete exemption from withholding on payments and distributions hereunder (which in the case of a form W-8BEN or Form W-8BEN-E, as applicable, is based on its entitlement to exemption under an applicable income tax treaty).

(f)          If a payment made to an Investor under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Investor were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Investor shall deliver to Arrow and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Arrow or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Arrow or the Administrative Agent as may be necessary for Arrow and the Administrative Agent to comply with their obligations under FATCA and to determine that such Investor has complied with such Investor’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)         In addition to the obligations under Section 9.3(e), any Indemnified Party that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable payor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to any payments made to it shall deliver to the Administrative Agent and the applicable payor, at the time or times prescribed by applicable law or as otherwise reasonably requested by the applicable payor or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Indemnified Party, if requested by the applicable payor or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the applicable payor or Administrative Agent as will enable the applicable payor to determine whether or not such Indemnified Party is subject to withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 9.3(g), but without limiting any Indemnified Party’s obligations under Section 9.3(e), no Indemnified Party shall be required to deliver any documentation that it is not legally eligible to deliver or that would, in the reasonable judgement of such Indemnified Party, subject such Indemnified Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Indemnified Party.

SECTION 9.4.    Other Costs and Expenses; Breakage Costs. (a) The SPV agrees, upon receipt of a written invoice, to pay or cause to be paid, and to hold the Investors, the Funding Agents and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including attorneys’, accountants’, rating agencies’, and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of any Investor and/or the Administrative Agent) or intangible, documentary or recording taxes incurred by or on behalf of the any Investor, any Funding Agent or the Administrative Agent (i) in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including the perfection or protection of the Asset Interest) (which payment of attorneys’ fees and expenses, in the case of this clause (i) shall be limited to Dechert LLP, Sidley Austin LLP or any other attorneys’ fees and expenses of an attorney approved in advance by the Master Servicer) and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with any Investor’s, any Funding Agent’s or the Administrative Agent’s enforcement or preservation of rights (including the perfection and protection of the Asset Interest under this Agreement), or (C) arising in connection with any dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).

(b)        The SPV shall pay the Administrative Agent for the account of each Investor, as applicable, on demand, such amount or amounts as shall compensate such Investor for any loss (including loss of profit), cost or expense incurred by it (as reasonably determined by the applicable Funding Agent) as a result of any reduction of any portion of Investment of such Investor other than on the last day of the related Interest Period (determined without regard for clause (ii) of paragraph (a) of the definition thereof) funding such portion of Investment of such Investor, such compensation to be (i) limited to an amount equal to any loss or expense suffered by the Investors during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper (or other financing source) and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such portion of Investment. The determination by the Related Funding Agent of the amount of any such loss or expense shall be set forth in a written notice to the SPV and Administrative Agent in reasonable detail and shall be conclusive, absent manifest error.

SECTION 9.5.    Reconveyance Under Certain Circumstances. The SPV agrees to accept the reconveyance from the Administrative Agent, on behalf of the Funding Agents for the benefit of the Investors, of the Asset Interest if the Administrative Agent notifies SPV of a material breach of any representation or warranty made or deemed made pursuant to Article IV and the SPV shall fail to cure such breach within fifteen (15) days (or, in the case of the representations and warranties in Sections 4.1(d) and 4.1(k), three (3) days) of such notice. The reconveyance price shall be paid by the SPV to the Administrative Agent, for the account of the Investors, as applicable in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.

SECTION 9.6.    Indemnities by the Master Servicer. Without limiting any other rights which the Administrative Agent, the Funding Agents or the Investors or the other Indemnified Parties may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify (without recourse, except as otherwise specifically provided in this Agreement) the Indemnified Parties from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly) (a) the failure of any information contained in any Master Servicer Report (to the extent provided by the Master Servicer) to be true and correct, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Master Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Master Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made, (c) the failure by the Master Servicer to comply with any applicable Law with respect to any Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable resulting from or related to the collection activities in respect of such Receivable, or (e) any failure of the Master Servicer to perform its duties or obligations in accordance with the provisions hereof.

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.1.   Appointment and Authorization of Administrative Agent. Each of the Investors and the Funding Agents hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Investor or Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 10.2.  Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agent or attorney-in-fact that it selects with reasonable care.

SECTION 10.3.  Liability of Administrative Agent. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Investor or Funding Agent for any recital, statement, representation or warranty made by the SPV, any Originator or the Master Servicer, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the SPV, any Originator, the Master Servicer or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the SPV, any Originator or the Master Servicer or any of their respective Affiliates.

SECTION 10.4.   Reliance by Administrative Agent.

(a)         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the SPV, the Originators and the Master Servicer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Funding Agents, on behalf of the Conduit Investors or the Majority Investors, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Investors or Funding Agents, as applicable, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Funding Agents, on behalf of the Conduit Investors or the Majority Investors, as applicable, or, if required hereunder, all Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Funding Agents and Investors.

(b)         For purposes of determining compliance with the conditions specified in Article V, each Funding Agent and Investor that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Funding Agent or Investor for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Funding Agent or Investor.

SECTION 10.5.   Notice of Termination Event, Potential Termination Event or Master Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event, a Termination Event or a Master Servicer Default, unless the Administrative Agent has received written notice from a Funding Agent, an Investor, the Master Servicer or the SPV referring to this Agreement, describing such Potential Termination Event, Termination Event or Master Servicer Default and stating that such notice is a “Notice of Termination Event or Potential Termination Event” or “Notice of Master Servicer Default,” as applicable. The Administrative Agent will notify the Investors and the Funding Agents of its receipt of any such notice. The Administrative Agent shall (subject to Section 10.4) take such action with respect to such Potential Termination Event, Termination Event or Master Servicer Default as may be requested by the Majority Investors (except as otherwise explicitly set forth herein), provided, however, that, unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event, Termination Event or Master Servicer Default as it shall deem advisable or in the best interest of the Investors.

SECTION 10.6.   Credit Decision; Disclosure of Information by the Administrative Agent. Each Investor and Funding Agent acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the SPV, the Master Servicer, the Originators or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Investor or Funding Agent as to any matter, including whether the Administrative Agent-Related Persons have disclosed material information in their possession. Each Investor and Funding Agent, including any Investor or Funding Agent by assignment, represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Master Servicer, the Originators or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the SPV hereunder. Each Investor and Funding Agent also represents that it shall, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Master Servicer or the Originators. Except for notices, reports and other documents expressly herein required to be furnished to the Investors or the Funding Agents by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Investor or Funding Agent with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the SPV, the Master Servicer, the Originators or their respective Affiliates which may come into the possession of any of the Administrative Agent-Related Persons.

SECTION 10.7.   Indemnification of the Administrative Agent. Whether or not the transactions contemplated hereby are consummated, each of the Alternate Investors shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of the SPV (including by the Seller under the First Tier Agreement or the Master Servicer hereunder) and without limiting the obligation of the SPV to do so), pro rata based upon such Alternate Investor’s Allocable Portion of Maximum Net Investment relative to the Maximum Net Investment, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Amounts incurred by it; provided, however, that no Alternate Investor shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Investors shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Funding Agent and Alternate Investor shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney’s fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the SPV (including by the Seller under the First Tier Agreement or the Master Servicer hereunder). The undertaking in this Section shall survive payment on the Final Payout Date and the resignation or replacement of the Administrative Agent.

SECTION 10.8.  Administrative Agent in Individual Capacity. Bank of America (and any successor acting as Administrative Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the SPV, any Originator and the Master Servicer or any of their Subsidiaries or Affiliates as though Bank of America were not the Administrative Agent or an Alternate Investor hereunder and without notice to or consent of the Investors or the Funding Agents. The Funding Agents and the Investors acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the SPV, the Originators, the Master Servicer or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Commitment, Bank of America (and any successor acting as Administrative Agent) in its capacity as an Alternate Investor hereunder shall have the same rights and powers under this Agreement as any other Alternate Investor and may exercise the same as though it were not the Administrative Agent or an Alternate Investor, and the term “Alternate Investor” or “Alternate Investors” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.

SECTION 10.9.  Resignation of Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Funding Agents and the Investors. If the Administrative Agent resigns under this Agreement, the Majority Investors shall appoint from among the Alternate Investors a successor agent for the Investors. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Investors and Arrow a successor agent from among the Alternate Investors. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10.9 and Sections 10.3 and 10.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent may engage a third-party to act as Administrative Agent, after consulting with the SPV, the Master Servicer and the Investors. The Administrative Agent’s resignation shall become effective upon the acceptance of such Person as administrative agent. Any fees payable to the successor administrative agent in excess of the Administrative Fee then payable to the resigning Administrative Agent shall be paid by the Alternate Investors and reimbursed by the SPV as an Aggregate Unpaid.

SECTION 10.10. Payments by the Administrative Agent. Unless specifically allocated to an Alternate Investor or an Indemnified Party pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Alternate Investors shall be paid by the Administrative Agent to the Alternate Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) pro rata in accordance with their respective outstanding funded portions of the Net Investment on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the Alternate Investors on such Business Day, but, in any event, shall pay such amounts to the Alternate Investors not later than the following Business Day.

SECTION 10.11. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Funding Agent or any Investor (the “Credit Party”), whether or not in respect of an Obligation due and owing by the SPV at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.  Term of Agreement. This Agreement shall terminate on the Final Payout Date; provided, however, that (i) the rights and remedies of the Administrative Agent, the Investors and the Funding Agents with respect to any representation and warranty made or deemed to be made by the SPV pursuant to this Agreement, (ii) the indemnification and payment provisions of Article IX, (iii) the provisions of Section 10.7 and (iv) the agreements set forth in Sections 2.2(c), 11.11 and 11.12, shall be continuing and shall survive any termination of this Agreement.

SECTION 11.2.  Waivers; Amendments.

(a)         No failure or delay on the part of the Administrative Agent, any Funding Agent, any Conduit Investor or any Alternate Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)         Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the SPV, Arrow, the applicable Originator, the Master Servicer and the Required Funding Agents (and, if Article X or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent, and if the rights or duties of any Funding Agent are affected thereby solely in its role as a Funding Agent and not in its capacity as an Investor, such Funding Agent) and if such amendment is material, the Rating Agencies have provided rating confirmation, to the extent required by the terms and conditions of the commercial paper program of any Conduit Investor, of such Conduit Investor’s Commercial Paper; provided that no such amendment or waiver shall, unless signed by each Alternate Investor directly affected thereby, (i) increase the Commitment of an Alternate Investor, (ii) reduce the Net Investment or change the definition of “Yield” (or any of its component definitions) or reduce any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or Yield with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Alternate Investors which shall be required for the Alternate Investors or any of them to take any action under this Section 11.2(b) or any other provision of this Agreement, (v) change the definition of “Required Reserves” (or any of its component definitions) or the definition of “Delinquency Ratio”, (vi) release any material portion of the property with respect to which a security or ownership interest therein has been granted hereunder to the Administrative Agent or the Alternate Investors, (vii) extend or permit the extension of the Commitment Termination Date (it being understood that a waiver of a Termination Event shall not constitute an extension or increase in the Commitment of any Alternate Investor), (viii) change the required percentage for voting requirements under this Agreement or any other Transaction Document or (ix) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (viii) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; and provided, further, that the signature of the SPV or any Originator shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Master Servicer at any time when the Master Servicer is not Arrow or any Affiliate of Arrow or a successor Master Servicer designated by the Administrative Agent pursuant to Section 7.1. Notwithstanding the foregoing provisions of this Section 11.2(b), in connection solely with an Additional Commitment Amendment to this Agreement, the consent solely of the SPV, Arrow and the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required and this Agreement shall be amended by such Additional Commitment Amendment if such amendment is in writing and signed by each of the SPV, Arrow and the Administrative Agent and such Additional Commitment Amendment does not increase the Conduit Funding Limit for any Conduit Investor or the Commitment of any Alternate Investor without such Conduit Investor’s and/or Alternate Investor’s consent in its sole discretion.

SECTION 11.3.  Notices; Payment Information. Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or email or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth in Schedule 11.3 or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.3 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.3, provided that an Investment Request shall only be effective upon receipt by the Administrative Agent. However, anything in this Section 11.3 to the contrary notwithstanding, the SPV hereby authorizes the Administrative Agent, the Funding Agents and the Investors to make investments in Permitted Investments and to make Investments based on telephonic notices made by any Person which the Conduit Investor in good faith believes to be acting on behalf of the SPV. The SPV agrees to deliver promptly to the Administrative Agent, each Funding Agent and Conduit Investor a written confirmation of each telephonic notice signed by an authorized officer of SPV. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern.

SECTION 11.4.  Governing Law; Submission to Jurisdiction; Appointment of Service Administrative Agent.

(a)         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 11.4 SHALL AFFECT THE RIGHT OF THE INVESTORS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE SPV, ANY ORIGINATOR OR THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(b)         EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c)         The SPV and the Master Servicer each hereby appoint, and Arrow shall cause each Originator to appoint, Arrow located at 50 Marcus Drive, Melville, New York 11747, as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The County of New York by any Investor, the Administrative Agent, any Funding Agent or any successor or assignee of any of them.

SECTION 11.5.   Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 11.6.  Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

SECTION 11.7. Counterparts; Facsimile Delivery; Electronic Signatures and Records. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the parties hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute its legal, valid and binding obligation enforceable against it in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Investors of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each of the Administrative Agent and each of the Investors may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Investors shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the SPV or Master Servicer without further verification and (b) upon the request of the Administrative Agent or any Investor, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 11.8. Successors and Assigns; Binding Effect.

(a)         This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that none of the SPV, the Master Servicer, any Originator (including Arrow) may assign any of its rights or delegate any of its duties hereunder, or under the First Tier Agreement, or under any Originator Sale Agreement, as applicable or under any of the other Transaction Documents to which it is a party without the prior written consent of each Funding Agent. Except as provided in clause (b) below, no provision of this Agreement shall in any manner restrict the ability of any Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Asset Interest, including without limitation, the right of any Conduit Investor to assign its rights and obligations hereunder to its Related Alternate Investors without the consent of any other party hereto.

(b)         Any Alternate Investor may assign all or any portion of its Commitment and its interest in the Net Investment, the Asset Interest and its other rights and obligations hereunder to any Person with notice to the Administrative Agent and the written approval of the Related Funding Agent, on behalf of the Conduit Investors and, so long as no Termination Event has occurred and is continuing, the SPV (which approval of the SPV shall not be unreasonably withheld). In connection with any such assignment, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to such assignee a pro rata interest in such assignor’s Commitment and other obligations hereunder and in the Net Investment, the Asset Interest and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Administrative Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor’s Commitment and interest in the Net Investment and the Asset Interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Net Investment and the Asset Interest which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Administrative Agent and the SPV. All costs and expenses (including reasonable attorney fees) of the Administrative Agent, the assignor Alternate Investor and the assignee Alternate Investor incurred in connection with any assignment hereunder shall be borne by the assignor.

(c)         By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the SPV, Arrow, any Originator other than Arrow or the Master Servicer or the performance or observance by the SPV, Arrow, any Originator other than Arrow or the Master Servicer of any of their respective obligations under this Agreement, the First Tier Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the First Tier Agreement, each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Administrative Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as provided (and subject to all restrictions set forth) in this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents and the Affected Assets; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Conduit Investor any proceeding of the type referred to in Section 11.11 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Conduit Investor.

(d)         Without limiting the foregoing, a Conduit Investor may, from time to time, with prior or concurrent notice to SPV, the Master Servicer and the Administrative Agent, in one transaction or a series of transactions, assign all or a portion of its Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the applicable Net Investment, (ii) the related administrator for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Related Funding Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to such Conduit Investor and its Program Support Provider(s) herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of such Conduit Investor’s obligations, if any, hereunder or any other Transaction Document, and such Conduit Investor shall be released from such obligations, in each case to the extent of such assignment, and the obligations of such Conduit Investor and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable Funding Agent, on behalf of such Conduit Investor and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) [reserved], (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Funding Agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing. No assignment by such Conduit Investor to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the Related Alternate Investors’ obligation under Section 2.3 to fund any Investment not funded by such Conduit Investor or such Conduit Assignee or to acquire from the Conduit Investor or such Conduit Assignee all or any portion of the Net Investment pursuant to Section 3.1.

(e)         In the event that a Conduit Investor makes an assignment to a Conduit Assignee in accordance with clause (d) above, the Related Alternate Investors: (i) if requested by the applicable Funding Agent, shall terminate their participation in the applicable Program Support Agreement to the extent of such assignment, (ii) if requested by the applicable Funding Agent, shall execute (either directly or through a participation agreement, as determined by such Funding Agent) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Alternate Investor with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to such Funding Agent and the Alternate Investors), (iii) if requested by such Conduit Investor, shall enter into such agreements as requested by such Conduit Investor pursuant to which they shall be obligated to provide funding to such Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of such Conduit Investor (or which agreements shall be otherwise reasonably satisfactory to such Conduit Investor and the Related Alternate Investors), and (iv) shall take such actions as the Administrative Agent and the Funding Agent shall reasonably request in connection therewith.

(f)          Each of the SPV, the Master Servicer and Arrow hereby agrees and consents to the assignment by a Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to any Program Support Provider.

(g)         Notwithstanding any other provision of this Agreement to the contrary, any Investor may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any portion of Investment and any rights to payment of Yield and Fees) under this Agreement to secure obligations of such Investor to a Federal Reserve Bank, without notice to or consent of the SPV or the Administrative Agent; provided, that no such pledge or grant of a security interest shall release an Investor from any of its obligations hereunder, or substitute any such pledgee or grantee for such Investor as a party hereto.

(h)         For the avoidance of doubt and notwithstanding any other provision of this Agreement to the contrary, each Conduit Investor may at any time pledge, grant a security interest in or otherwise transfer all or any portion of its interest in the Affected Assets or under this Agreement to a Collateral Trustee, in each case without notice to or consent of the SPV or the Servicer, but such pledge, grant or transfer shall not relieve any such Conduit Investor from its obligations hereunder.

SECTION 11.9. Waiver of Confidentiality. Each of the SPV, the Master Servicer and Arrow hereby consents to the disclosure, solely for the purposes related to the Transaction Documents and the transactions contemplated thereby, of any non-public information with respect to it received by the Administrative Agent, any Funding Agent, or any Investor to any other Investor or potential Investor, the Administrative Agent, any nationally recognized statistical rating organization rating a Conduit Investor’s Commercial Paper, any dealer or placement agent of or depositary for such Conduit Investor’s Commercial Paper, its administrator, any Collateral Trustee, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document.

SECTION 11.10. Confidentiality Agreement. Each of the SPV, the Master Servicer and Arrow (collectively, the “Arrow Parties”) on the one hand, and each of the Administrative Agent, each Investor and each Funding Agent (collectively, the “Investor Parties”), on the other hand, hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to any Arrow Party (in the case of the Investor Parties) or with respect to any Investor, the Funding Agent, the Administrative Agent or any Program Support Provider (in the case of the Arrow Parties) to any other Person except (a) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (b) to any commercial paper conduits and their related funding agents and alternate investors in connection with an Additional Commitment Amendment, (c) as otherwise required by applicable law or order of a court of competent jurisdiction or (d) by each Investor (or any administrative agent on its behalf), to a nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction).

SECTION 11.11. No Bankruptcy Petition Against the Conduit Investors. Each of the SPV, the Master Servicer and Arrow hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the Conduit Investors, it will not institute against, or join any other Person in instituting against, any Conduit Investor any proceeding of a type referred to in the definition of Event of Bankruptcy.

SECTION 11.12. No Recourse Against Conduit Investors, Stockholders, Officers or Directors. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Conduit Investors under this Agreement and all other Transaction Documents are solely the corporate obligations of the Conduit Investors and shall be payable solely to the extent of funds received from the SPV in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper, and to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against the Conduit Investors but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper. No recourse under any obligation, covenant or agreement of the Conduit Investors contained in this Agreement shall be had against any stockholder, employee, officer, director, manager, administrator, agent or incorporator of the Conduit Investors or beneficial owner of any of them, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Conduit Investors, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, employee, officer, director, manager, administrator, agent or incorporator of the Conduit Investors or beneficial owner of any of them, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Conduit Investors contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Conduit Investors of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such stockholder, employee, officer, director, manager, administrator, agent or incorporator of the Conduit Investors or beneficial owner of any of them is hereby expressly waived as a condition of and consideration for the execution of this Agreement; provided, however, that this Section 11.12 shall not relieve any such stockholder, employee, officer, director, manager, agent or incorporator of the Conduit Investor or beneficial owner of any of them of any liability it might otherwise have for its own intentional misrepresentation or willful misconduct. Bankers Trust Company shall have no obligation, in its capacity as program administrator for Victory Receivables Corporation or otherwise, to take any actions under the Transaction Documents if Bankers Trust Company is relieved of its obligations as program administrator for Victory Receivables Corporation.

SECTION 11.13. U.S. Patriot Act. Each Investor that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Investor) hereby notifies the SPV that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the SPV, which information includes the name and address of the SPV and other information that will allow such Investor or the Administrative Agent, as applicable, to identify the SPV in accordance with the Act. The SPV shall, promptly following a request by the Administrative Agent or any Investor, provide all documentation and other information that the Administrative Agent or such Investor requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

SECTION 11.14 Acknowledgment and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 11.15 Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)        In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Purchaser or Agent shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)        As used in this Section 11.15, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signatures Follow]

In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first written above.

Arrow Electronics Funding Corporation, as SPV

By:
Name:
Title:

Arrow Electronics, Inc., individually and as Master Servicer

By:
Name:
Title:

Signature Page to
Transfer and Administration Agreement

Bank of America, National Association, as a Funding Agent, as Administrative Agent, and as an Alternate Investor

By:
Name:
Title:

Signature Page to
Transfer and Administration Agreement

Wells Fargo Bank, N.A., as a Funding Agent and as an Alternate Investor

By:
Name:
Title:

Signature Page to

Transfer and Administration Agreement

SCHEDULE A1

Conduit Investor	Conduit Funding Limit	Related Alternate Investor(s)	Related Funding Agent	Alternate Investor(s) Commitment	Allocable Portion of Maximum Net Investment
None	None	Bank of America, National Association	Bank of America, National Association	~~$300,000,000~~ $370,000,00 0	~~$300,000,000~~ $370,000,000
None	None	Mizuho Bank, Ltd.	Mizuho Bank, Ltd.	~~$300,000,000~~ $370,000,00 0	~~$300,000,000~~ $370,000,000
None	None	PNC Bank, National Association	PNC Bank, National Association	~~$250,000,000~~ $300,000,00 0	~~$250,000,000~~ $300,000,000
None	None	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	~~$200,000,000~~ $240,000,00 0	~~$200,000,000~~ $240,000,000
None	None	Truist Bank	Truist Bank	~~$100,000,000~~ $120,000,00 0	~~$100,000,000~~ $120,000,000
None	None	Sumitomo Mitsui Banking Corporation	SMBC Nikko Securities America, Inc.	$100,000,000	$100,000,000

1 As may be adjusted from time to time by the Administrative Agent, with the consent of the relevant Investors, as required, to reflect non-renewing Investors, assignments, increases or reductions of the Commitments and similar changes.

Schedule A-1

SCHEDULE B

[INTENTIONALLY OMITTED]

Schedule B-1

SCHEDULE C

EXCLUDED RECEIVABLES

[*****]

Schedule C-1

SCHEDULE I

Section 2.4 of the Agreement shall be read in its entirety as follows:

SECTION 2.4 Determination of Yield and Interest Periods

(a)          ~~(c)~~ Yield. The Net Investment shall accrue Yield at the Rate Types specified and determined in accordance with this Section 2.4.

(b)         ~~(d)~~ Notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the SPV or Required Funding Agents notify the Administrative Agent (with, in the case of the Required Funding Agents, a copy to the SPV) that the SPV or Required Funding Agents (as applicable) have determined, that:

(i)                 adequate and reasonable means do not exist for ascertaining ~~the Offshore Base Rate for any Interest Period hereunder or any other tenors of the Offshore Base Rate~~Term SOFR, including~~,~~ without limitation, because the ~~Offshore~~Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)               ~~the~~CME or any successor administrator of the ~~Offshore~~Term SOFR Screen Rate or an Official Body having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case, acting in such capacity, has made a public statement identifying a specific date after which ~~the Offshore Base Rate~~Term SOFR or the ~~Offshore~~Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of ~~loans~~U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide ~~the Offshore Base Rate~~Term SOFR after such specific date (~~such specific~~the latest date on which Term SOFR or the Term SOFR Screen Rate are no longer available, permanently or indefinitely, the “Scheduled Unavailability Date”); ~~or~~

(iii)            ~~the administrator of the Offshore Screen Rate or an Official Body having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of the Offshore Base Rate are no longer representative; or~~

(iv)             ~~syndicated loans currently being executed, or that include language similar to that contained in this Section 2.4, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Offshore Base Rate;~~

then, ~~in the case of clauses (i)-(iii) above,~~ on a date and time determined by the Administrative Agent (any such date, the “~~Offshore Base Rate~~Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated ~~and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above~~ and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, ~~the Offshore Base Rate~~Term SOFR will be replaced hereunder and under any Transaction Document with~~, subject to the proviso below, the first available alternative set forth in the order below~~ Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document (Daily Simple SOFR, or a successor rate as determined in accordance with Section 2.4(c), as applicable, the “Successor ~~Offshore Base~~ Rate”~~; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):~~). If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Schedule I-1

~~(x)~~	~~Term SOFR plus the Related Adjustment; and~~

~~(y)               SOFR plus the Related Adjustment; and in the case of clause (iv) above~~

(c)          Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.4(b)(i) or (ii) above have occurred with respect to the Successor Rate then in effect, then, in each case, the ~~SPV and~~ Administrative Agent and the SPV may amend this Agreement solely for the purpose of replacing ~~the Offshore Base Rate under this Agreement and under any other Transaction Document~~Term SOFR or any then current Successor Rate in accordance with this Section 2.4 at the ~~definition~~end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor ~~Offshore Base~~ Rate” ~~and~~. Any such amendment ~~will~~shall become effective at 5:00 p.m.~~,~~ (New York time) on the fifth Business Day after the Administrative Agent shall have ~~notified~~posted such proposed amendment to all Investors and the SPV ~~of the occurrence of the circumstances described in clause (iv) above~~ unless, prior to such time, Funding Agents comprising the Required Funding Agents have delivered to the Administrative Agent written notice that such Required Funding Agents object to ~~the implementation of a Successor Offshore Base Rate pursuant to such clause;~~

Schedule I-2

~~provided that, if the Administrative Agent determines that Term SOFR has~~ become available, is administratively feasible for the Administrative Agent and would have ~~been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had~~ been so available at the time that the Successor Offshore Base Rate then in effect was so ~~identified, and the Administrative Agent notifies the SPV and each Investor of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the Successor Offshore Base Rate shall be Term SOFR plus the relevant Related Adjustment~~such amendment. The Administrative Agent will promptly (in one or more notices) notify the SPV, the Funding Agents and each Investor of ~~(x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) an Offshore Base Rate Replacement Date and (z) the~~the implementation of any Successor ~~Offshore Base~~ Rate.

Any Successor ~~Offshore Base~~ Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor ~~Offshore Base~~ Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor ~~Offshore Base~~ Rate as so determined would otherwise be less than zero, the Successor ~~Offshore Base~~ Rate will be deemed to be zero for the purposes of this Agreement and the other Transaction Documents.

In connection with the implementation of a Successor ~~Offshore Base~~ Rate, the Administrative Agent will have the right to make ~~Successor Offshore Base Rate~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Successor Offshore Base Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~Successor Offshore Base Rate~~ Conforming Changes to the SPV and the Investors reasonably promptly after such amendment becomes effective.

~~If the events or circumstances of the type described in Section 2.4(d)(i)-(iii) have occurred with respect to the Successor Offshore Base Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “Successor Offshore Base Rate.”~~

Schedule I-3

~~(e)          Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 2.4(d)(i)~~-~~(iii), as applicable, if the Administrative Agent determines that none of the Successor Offshore Base Rates is available on or prior to the Offshore Base Rate Replacement Date, (ii) if the events or circumstances described in Section 2.4(d)(iv) have occurred but none of the Successor Offshore Base Rates is available, or (iii) if the events or circumstances of the type described in Section 2.4(d)(i)-(iii) have occurred with respect to the Successor Offshore Base Rate then in effect and the Administrative Agent determines that none of the Successor Offshore Base Rates is available, then in each case, the Administrative Agent and the SPV may amend this Agreement solely for the purpose of replacing the Offshore Base Rate or any then current Successor Offshore Base Rate at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, in accordance with this Section 2.4 with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such~~ benchmark giving due consideration to any evolving or then existing convention for similar ~~U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Offshore Base Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Investors and the SPV unless, prior to such time, Required Funding Agents have delivered to the Administrative Agent written notice that such Required Funding Agents object to such amendment.~~

~~(f)          If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no Successor Offshore Base Rate has been determined in accordance with clauses (d) or (e) of this Section 2.4 and the circumstances under clauses (d)(i) or (d)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the SPV and each Investor. Thereafter, the obligation of the Investors to make or maintain Investments that accrue Yield at the Offshore Rate shall be suspended, (to the extent of the affected Investment, Interest Periods, interest payment dates or payment periods) until the Successor Offshore Base Rate has been determined in accordance with clauses (d) or (e) of this Section 2.4. Upon receipt of such notice, the SPV may revoke any pending request for an Investment of, conversion to or continuation of an Investment that accrues Yield at the Offshore Rate (to the extent of the affected Investment, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for an Investment that accrues Yield at the Base Rate.~~

(d)	Inability to Determine Term SOFR; Change in Legality.

If any Funding Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) before the first day of any Interest Period that: (a) no Successor Rate has been determined in accordance with this Section 2.4, and the circumstances under clause (i) of Section 2.4(d) or the Scheduled Unavailability Date has occurred; (b) adequate and reasonable means do not exist or determining Term SOFR for such Interest Period; (c) Term SOFR does not adequately and fairly reflect the cost to the Investors (as conclusively determined by such Funding Agent) or maintaining any portion of its Investment during such Interest Period or (d) dollar deposits in the relevant amounts and for the relevant Interest Period are not available, then the applicable Funding Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the SPV and the Administrative Agent before the first day of any Interest Period. Upon delivery of such notice: (a) no portion of Investments shall be funded thereafter at Term SOFR unless and until such Funding Agents shall have given notice to the SPV and the Administrative Agent that the circumstances giving rise to such determination no longer exist and (b) with respect to any outstanding portion of Investments then funded at Term SOFR, the Yield Rate with respect to such portion of Investment shall automatically be converted to the Base Rate on the last day of the then-current Interest Period.

Schedule I-4

(i)                 If, on or before the first day of any Interest Period, any Funding Agent shall have been notified by an Investor that such Investor has determined (which determination shall be final and conclusive absent manifest error) that any change in Law pursuant to Section 9.2, or compliance by such Investor with any change in Law pursuant to Section 9.2, shall make it unlawful or impossible for such Investor to fund or maintain any portion of its Investment at or by reference to Term SOFR, such Funding Agent shall notify the SPV and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Funding Agent notifies the SPV and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (a) no portion of Investment shall be funded thereafter at Term SOFR unless and until such Investor shall have given notice to the Administrative Agent and the SPV that the circumstances giving rise to such determination no longer exist and (b) with respect to any outstanding portion of Investment then funded at Term SOFR, the Yield Rate with respect to such portion of Investment shall automatically be converted to the Base Rate on the last day of the then-current Interest Period.

(e)          ~~(g)~~ Rate Definitions. As used in this Section 2.4, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“~~Base Rate~~Applicable Margin” means [*****]% per annum.

“Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day, plus [*****] and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

~~“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Investor, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.~~

Schedule I-5

~~“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the weighted average rate charged to the Administrative Agent on such day on federal fund transactions.~~

~~“Fluctuation Factor” means 1.5~~.

~~“Interest Period” means, each calendar month; provided that the initial Interest Period~~ hereunder is the period from (and including) the Amendment No. 30 Effective Date hereunder to ~~and including the last day of the calendar month thereafter.~~

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published~~ from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Offshore Base Rate Replacement Date” has the meaning specified in Section 2.4(d).

~~“Offshore Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or authorized to close in London or New York City and on which dealings in Dollars are carried on in the London interbank market.~~

“Offshore Discontinuation Event” means the determination of a Successor Offshore Base ~~Rate in accordance with Section 2.4(d) or Section 2.4(e).~~

~~“Offshore Disruption Event” means the occurrence of any of the following events on any day: (a) any Investor reasonably determines that it would be contrary to law or to the directive of any central bank or applicable regulation to fund at the Offshore Rate in respect of its interest in the Investments on such day, (b) a determination by any Investor, in its reasonable judgment, that the rate at which deposits of Dollars are being offered to such Investor in the London interbank market does not accurately and fairly reflect the cost to such Investor of funding its interest in the Investments for such Interest Period, or (c) the inability of any Investor, by reason of circumstances affecting the London interbank market generally, to obtain Dollars in such market to fund its interest in Investments for such day; provided, however, that if any of the foregoing events affects one or more, but not all, of the Investors holding an interest in Investments, then an Offshore Disruption Event shall exist only with respect to the affected Investors; provided, further that neither an Offshore Discontinuation Event nor an Offshore Suspension Event shall not constitute an Offshore Disruption Event.~~

Schedule I-6

“Offshore Rate” means for any day during an Interest Period, a rate per annum ~~determined by the Administrative Agent pursuant to the following formula:~~

~~Offshore Rate = Offshore Base Rate~~

                                     ~~1.00 - Eurodollar Reserve Percentage~~

~~Where,~~

~~“Offshore Base Rate” means, for any day during any Interest Period, the rate per annum (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent on such day equal to the offered rate that appears as of approximately 11:00 a.m. (London time) on such day (or if such day is not an Offshore Business Day, on the nearest preceding Offshore Business Day) on the page of the Bloomberg Screen that displays an average ICE Benchmark Administration Interest Settlement Rate for deposits in U.S. Dollars with a one-month maturity beginning and for delivery on such Offshore Business Day (“Offshore Screen Rate”);~~

~~provided, that in the event the rate determined under the definition of “Offshore Base Rate” shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“Offshore Suspension Event” means a determination by the Administrative Agent that either (i) no Successor Offshore Base Rate has been determined in accordance with Section 2.4(d) or Section 2.4(e) and the circumstances described under those sections exist or (ii) the Scheduled Unavailability Date has occurred.~~

~~“Pre-Adjustment Successor Rate” has the meaning specified in Section 2.4(d)~~

~~“Rate Type” means the Offshore Rate or the Base Rate.~~

~~“Related Adjustment” means, in determining any Successor Offshore Base Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such Successor Offshore Base Rate:~~

~~(A)             the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~

~~(B)              the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~

Schedule I-7

~~“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto~~.

~~“Scheduled Unavailability Date” has the meaning specified in Section 2.4(d)(ii). “SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.~~

~~“Successor Offshore Base Rate” has the meaning specified in Section 2.4(d).~~

~~“Successor Offshore Base Rate~~

“CME” means CME Group Benchmark Administration Limited.

“Conforming Changes” means, with respect to any proposed Successor ~~Offshore Base~~ Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative, or ~~operational~~administrative matters ~~(including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods)~~ as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor ~~Offshore Base~~ Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor ~~Offshore Base~~ Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Transaction Document).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR rate published on such date on the Federal Reserve Bank of New York’s website (or any successor source), plus the Applicable Margin; provided that if Daily Simple SOFR determined in accordance with this Agreement would otherwise be less than zero (0), Daily Simple SOFR shall be deemed zero (0) for all purposes of the Transaction Documents.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Interest Period” means, each calendar month.

“Rate Type” means Term SOFR or the Base Rate.

“Scheduled Unavailability Date” has the meaning specified in Section 2.4(d)(ii).

Schedule I-8

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Term SOFR” means, on any U.S. Government Securities Business Day, the rate per annum equal to the Term SOFR Screen Rate with a term equivalent to an Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then “Term SOFR” means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the Applicable Margin; provided that if Term SOFR determined in accordance with this provision would otherwise be less than zero, Term SOFR shall be deemed zero (0) for all purposes of the Transaction Documents.

“Term SOFR Replacement Date” has the meaning specified in Section 2.4(d).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate ~~for any period that is approximately (as determined by~~administered by CME (or any successor administrator satisfactory to the Administrative Agent) ~~as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion~~).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Yield” means, for each day,

1

where:		YR x I x 360
YR	=	the Yield Rate for the Investment for such day,

I	=	the Investment for such day

; provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.

“Yield Rate” means, for any day during any Interest Period for the Investment, an interest rate per annum equal to ~~the Offshore Rate~~Term SOFR for such day~~; provided, that in the event that an Offshore Disruption Event shall be continuing with respect to any Investor, the Yield Rate for such day for such Investor shall be the Base Rate in effect on such day~~. The “Yield Rate” for any date on or after the declaration or automatic occurrence of the Termination Date pursuant to Section 8.2 or clause (e) of the definition of “Termination Date” shall be an interest rate equal to [*****]% per annum above the Base Rate in effect on such day.

Schedule I-9

SCHEDULE II

Calculation of Required Reserves

“Calculation Period” means each fiscal month of Arrow.

“CDW Corporation Receivables” means the Receivables generated by CDW Corporation pursuant to the contract between CDW Corporation and Arrow Enterprise Computing Solutions, Inc.

“Concentration Percentage” for any Obligor of any Receivable at any time means, the percentage set forth in the right-hand column below opposite the applicable short term ratings of such Obligor (or the parent company of such Obligor, if such Obligor’s obligations under the Receivables are guaranteed by the parent company), it being understood that (i) in the event of a split rating, the lower of the two ratings shall control, (ii) in the event that any Obligor does not have (and the parent company guarantying such Obligor’s obligations, if applicable, does not have) short term ratings from each of S&P and Moody’s, the long term ratings of such Obligor (or the parent company of such Obligor, if such Obligor’s obligations under the Receivables are guaranteed by the parent company) shall be used and (iii) in the event that only one of the two rating agencies has published a rating (whether short term or long term) for such Obligor (or the parent company of such Obligor, if such Obligor’s obligations under the Receivables are guaranteed by the parent company), such rating shall control; provided, that for CDW Corporation (a) in the event of a split rating, the higher of the two ratings shall control and (b) notwithstanding the table below, so long as no Investor has delivered with thirty (30) days prior written notice to the Seller of its objection thereto, the Concentration Percentage for CDW Corporation Receivables shall be 10.00%:

Group	Short Term Ratings S&P and Moody’s	Long Term Ratings S&P and Moody’s	Concentration Percentage
1	“A-1+” and “P-1”	“AA-” and “Aa3”	15.00%
2	“A-1” and “P-1”	“A-” and “A3”	12.50%
3	“A-2” and “P-2”	“BBB” and “Baa2”	6.25%
4	“A-3” and “P-3”	“BBB-” and “Baa3”	4.17%
5	Less than “A-3” or “P-3”	Less than “BBB-” or “Baa3” or no rating	2.50%

“Concentration Reserve Percentage” means, at any time of determination, the largest of:

(a) the sum of the five (5) largest Concentration Percentages of the Obligors falling within in Group “5” pursuant to the definition of “Concentration Percentage,” (b) the sum of the three (3) largest Concentration Percentages of the Obligors included in Group “4” pursuant to the definition of “Concentration Percentage,” (c) the sum of the two (2) largest Concentration Percentages of the Obligors included in Group “3” pursuant to the definition of “Concentration Percentage” and (d) the largest Obligor percentage of the Obligors included in Group “2” pursuant to the definition of “Concentration Percentage.”

Schedule II-1

“Daily Average Sales” for any three Calculation Periods means the quotient of (a) total sales during such Calculation Periods divided by (b) 91.

“Days Sales Outstanding” for any Calculation Period means the quotient (rounded, if necessary, to the nearest whole number) of (a) Net Receivables Outstanding as of the most recent Month End Date divided by (b) the Daily Average Sales for the three Calculation Periods ended on the most recent Month End Date.

“Default Ratio” for any Calculation Period means the quotient, expressed as a percentage, of (a) the aggregate Unpaid Balance of (i) each Receivable, the scheduled due date of which is 91-120 days prior to the Month End Date and (ii) each Receivable evidenced by a promissory note issued after the origination of such Receivable, the scheduled due date of which is less than 91 days prior to the Month End Date, divided by (b) the aggregate initial Unpaid Balance of Receivables which arose during the Calculation Period ending on the Month End Date five months prior.

“Delinquency Ratio” for any Calculation Period means the quotient, expressed as a percentage, of (a) the aggregate Unpaid Balance of (i) each Receivable, the scheduled due date of which is 61-90 days prior to the Month End Date and (ii) each Receivable evidenced by a promissory note issued after the origination of such Receivable, the scheduled due date of which is less than 61 days prior to the Month End Date, divided by (b) the aggregate initial Unpaid Balance of Receivables which arose during the Calculation Period ending on the Month End Date four months prior.

“Dilution” means on any date an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the Unpaid Balances of the Receivables attributable to any non-cash items including credits, rebates, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, disputes (it being understood that a Receivable is “subject to dispute” only if and to the extent that, in the reasonable good faith judgment of the related Originator (which shall be exercised in the ordinary course of business) the Obligor’s obligation in respect of such Receivable is reduced on account of any performance failure on the part of the related Originator), set-offs, counterclaims, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments that are made in respect of Obligors; provided, that writeoffs related to an Obligor’s bad credit shall not constitute Dilution.

“Dilution Horizon Ratio” for any Calculation Period means the quotient of (a) the aggregate amount of sales by the Originators giving rise to Receivables in the most recently concluded period consisting of the greater of (i) one and one half (1.5) Calculation Periods and (ii) the weighted average dilution horizon calculated in accordance with the Agreed Upon Procedures as set forth in Schedule V, divided by (b) the Net Pool Balance as of the Month End date for such Calculation Period.

“Dilution Ratio” for any Calculation Period means the ratio (expressed as a percentage) computed by dividing (a) the aggregate Dilution incurred during such Calculation Period, by (b) the aggregate amount of sales by the Originators giving rise to Receivables in the two month prior Calculation Period.”

Schedule II-2

“Dilution Reserve Ratio” for any Calculation Period means the product of (a) the sum of (i) the product of the Dilution Stress Factor multiplied by the 12 month average Dilution Ratio, plus (ii) the Dilution Volatility Ratio multiplied by (b) the Dilution Horizon Ratio.

“Dilution Stress Factor” means 2.25.

“Dilution Volatility Ratio” for any Calculation Period means the product of (a) the difference between (i) the highest three-month average Dilution Ratio observed over the twelve consecutive Calculation Periods ending on the Month End Date of such Calculation Period (the “Dilution Spike”) less (ii) the average of the Dilution Ratios observed over the twelve consecutive Calculation Periods ending on the Month End Date of such Calculation Period and (b) the quotient, expressed as a percentage, of (x) the Dilution Spike, divided by (y) the average of the Dilution Ratios observed over the twelve consecutive Calculation Periods ending on the Month End Date of such Calculation Period.

“Loss Horizon Ratio” for any Calculation Period means the quotient, expressed as a percentage, of (a) the aggregate initial Unpaid Balance of Receivables which arose during the most recently concluded WAPT Period, divided by (b) the Net Pool Balance at the most recent Month End Date.

“Loss Reserve Ratio” for any Calculation Period means the product of (a) 2.25, multiplied by (b) the Peak Default Ratio for such Calculation Period, multiplied by (c) the Loss Horizon Ratio for such Calculation Period.

~~“Microsoft Singapore Receivables” means the Receivables generated by Microsoft Operations Pte Ltd. pursuant to the contract between Microsoft Corp. and Arrow Electronics, Inc. for so long as (x) the short term debt of Microsoft Corp. is rated no less than “A-1+” by S&P and “P-1” by Moody’s and (y) the long term debt of Microsoft Corp. is rated no less than “AA+” by S&P and “Aa1” by Moody’s.~~

“Minimum Reserve Ratio” for any Calculation Period means the sum of (a) ~~12.5%~~the Concentration Reserve Percentage, plus (b) the product of (i) the Dilution Ratio multiplied by (ii) the Dilution Horizon Ratio.

“Month End Date” means the last day of each fiscal month of Arrow.

Schedule II-3

“Net Receivables Outstanding” means, as of any Month End Date, the difference between (a)  the amount of accounts receivables as reflected in the SPV’s books and records in accordance with GAAP as of such Month End Date minus (b) the aggregate amount of the allowance for the collection of doubtful Receivables as reflected in the SPV’s books and records in accordance with GAAP as of such Month End Date.

“Peak Default Ratio” for any Calculation Period means the highest three-month rolling average Default Ratio observed during the twelve consecutive Calculation Periods ending on the Month End Date of such Calculation Period.

“Required Reserves” at any time means the greater of (x) 13.0% and (y) the sum of (a) the Yield Reserve, plus (b) the Servicing Fee Reserve, plus (c) the Net Pool Balance multiplied by the greater of (i) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio and (ii) the Minimum Reserve Ratio, each as in effect at such time.

“Servicing Fee Reserve” at any time means an amount equal to the product of (a) the aggregate Unpaid Balance of Receivables as of the most recent Month End Date, (b) 0.50%, and (c) the quotient of (i) 2.0 multiplied by Days Sales Outstanding, divided by (ii) 360.

“Special Foreign Concentration Percentage” For each group of Permitted Foreign Jurisdictions having the long term debt rating set forth in the left-hand column below (each, a “Special Foreign Rating Tier”), the percentage set forth in the right-hand column below opposite such long term debt ratings, it being understood that (i) in the event of a split rating the lower of the two ratings shall control the set to which the Receivables generated in such Permitted Foreign Jurisdiction correspond and (ii) in the event that only one of the two rating agencies has published a rating for a Permitted Foreign Jurisdiction, such rating shall control:

“Special Foreign Rating Tier” (Long Term Ratings S&P and Moody’s)	“Special Foreign Concentration Percentage”
“AAA” and “Aaa”	12.50%
“AA” and “Aa2”	5.00%
“A” and “A2”	5.00%
“BBB-” and “Baa3”	3.00%
“B-” and “B3”	2.00%
Less than “B-“ or “B3” or no rating	0.00%

“WAPT” for any Calculation Period, the weighted average payment term (calculated in months) for all Receivables, as of the last day of the immediately preceding calendar quarter.

“WAPT Period” for any Calculation Period, the immediately preceding period consisting of WAPT + 2.5 months.

“Yield Reserve” for any Calculation Period means an amount equal to the product of (a) the Net Investment as of the most recent Month End Date, (b) 1.5, (c) the Base Rate and (d) the quotient, expressed as a percentage, of (i) 2.00 multiplied by the Days Sales Outstanding divided by (ii) 360.

Schedule II-4

SCHEDULE III

(Settlement Procedures)

Sections 2.12 through 2.15 of the Agreement shall be read in their entirety as follows:

SECTION 2.12      Settlement Procedures. (a) Daily Procedure. On each Business Day, the Master Servicer shall, out of the Collections of Receivables received or deemed received by the SPV or the Master Servicer since the immediately preceding Business Day:

(i)                 set aside and hold in trust for the benefit of the Administrative Agent, on behalf of the Funding Agents for the benefit of the Investors, an amount equal to the aggregate of the Yield and Servicing Fee in each case accrued through such day for the Investment and any other Aggregate Unpaids (other than Net Investment) accrued through such day and in each case not previously set aside; and

(ii)               set aside and hold in trust for the benefit of the Administrative Agent on behalf of the Funding Agents for the benefit of the Investors an amount equal to the excess, if any, of

(A)          the greatest of:

(1)	if the SPV shall have elected to reduce the Net Investment under Section 2.13, the amount of the proposed reduction,

(2)	the amount, if any, by which the sum of the Net Investment and Required Reserves shall exceed the Net Pool Balance, together with the amount, if any, by which the Net Investment shall exceed the Maximum Net Investment, and

(3)	if such day is on or after the Termination Date (other than a Special Termination Date), the Net Investment, and

(4)	if such day is on or after a Special Termination Date, the aggregate of the Net Investments held by such Investor(s) with respect to which such Special Termination Date has occurred; over

(B)          the aggregate of the amounts theretofore set aside and then so held for the benefit of the Administrative Agent pursuant to this clause (ii); and

(iii)            pay the remainder, if any, of such Collections to the SPV for application to Reinvestment, for the benefit of the Administrative Agent, on behalf of the Funding Agents for the benefit of the Investors, in the Receivables and other Affected Assets in accordance with Section 2.2(b). To the extent and for so long as such Collections may not be reinvested pursuant to Section 2.2(b), the Master Servicer shall set aside and hold such Collections in trust for the benefit of the Administrative Agent.

Schedule III-1

(b)	Yield Payment Date and Remittance Date Procedure.

(i)                 The Master Servicer shall deposit into the Administrative Agent’s account on each Yield Payment Date, out of amounts set aside pursuant to clause (i) of Section 2.12(a), an amount equal to the accrued and unpaid Yield for the related Interest Period.

(ii)               The Master Servicer shall deposit into the Administrative Agent’s account on each Remittance Date, out of amounts set aside pursuant to clause (i) of Section 2.12(a), the Servicing Fee and any other Fees due and payable pursuant to Section 2.5.

(iii)            Notwithstanding clauses (i) and (ii) of Section 2.12(b), amounts set aside pursuant to clause (i) of Section 2.12(a) in respect of the Servicing Fee shall not be deposited by the Master Servicer into the Administrative Agent’s account to the extent that the Master Servicer is then entitled to retain such amounts pursuant to Section 2.12(c), from which amounts the Master Servicer shall pay the Servicing Fee on the Remittance Date for its own account.

(c)	Settlement Date Procedure.

(i)          The Master Servicer shall deposit into the Administrative Agent’s account, on each Business Day selected by the SPV for a reduction of the Net Investment under Section 2.13, the amount of Collections held for the Administrative Agent pursuant to Section 2.12(a)(ii).

(ii)        On any date on or prior to the Termination Date, if the sum of the Net Investment and Required Reserves exceeds the Net Pool Balance, the Master Servicer shall immediately pay to the Administrative Agent’s account from amounts set aside pursuant to clause (ii) or (to the extent not theretofore reinvested) clause (iii) of Section 2.12(a) an amount equal to such excess.

(iii)           On each Settlement Date, the Master Servicer shall deposit to the Administrative Agent’s account on behalf of Funding Agents for the benefit of the Investors:

(A)             out of the amounts set aside pursuant to clause (i) of Section 2.12(a) and not theretofore deposited in accordance with Section 2.12(b), (if none of Arrow and its Affiliates is then the Master Servicer) the Servicing Fee, together with any other accrued Aggregate Unpaids (other than Net Investment and other than Yield with respect to any Interest Period not ending on or to such Settlement Date), in each case then due; and

(B)              out of the amount, if any, set aside pursuant to clause (ii) and (to the extent not theretofore reinvested) clause (iii) of Section 2.12(a) and not theretofore deposited to the Administrative Agent’s account pursuant to this Section 2.12(c), an amount equal to the lesser of such amount and the Net Investment;

Schedule III-2

provided, however, that the Administrative Agent hereby gives its consent (which consent may be revoked upon the occurrence of a Termination Event or Potential Termination Event), for the Master Servicer to retain amounts which would otherwise be deposited in respect of accrued and unpaid Servicing Fee, in which case if such amounts are so retained, no distribution shall be made in respect of such Servicing Fee under clause (d) below. Any amounts set aside pursuant to Section 2.12(a) in excess of the amount required to be deposited in the Administrative Agent’s account pursuant to this subsection (c) or pursuant to subsection (b) above shall, solely to the extent then required by Section 2.12(a), continue to be set aside and held in trust by the Master Servicer for application on the next succeeding Settlement Date(s).

(d)               Order of Application. (i) Upon receipt by the Administrative Agent of funds deposited pursuant to subsection (b), the Administrative Agent shall distribute them to the Investors, pro rata based on the amount of Yield owing to each of them (as so notified by the Related Funding Agents to the Administrative Agent in accordance with Section 2.12(d)), in payment of the accrued and unpaid Yield on the Investment for the related Interest Period and Fees then due and payable. Upon receipt by the Administrative Agent of funds deposited pursuant to subsection (c), the Administrative Agent shall distribute them to the Persons, to the extent and for the purposes and in the order of priority set forth below:

(1)               to the Investors, pro rata based on the amount of accrued and unpaid Yield owing to each of them, in payment of the accrued and unpaid Yield on the Investment;

(2)               if Arrow or any Affiliate of Arrow is not then the Master Servicer, to the Master Servicer in payment of the accrued and unpaid Servicing Fee payable on such Settlement Date;

(3)               provided no Termination Date has occurred and is continuing, to the Investors with respect to which a Special Termination Date has occurred, pro rata based on their respective interests in the Asset Interest (as determined in accordance with Section 2.1(b)), in reduction of the Net Investment held by such Investors;

(4)               to the Investors, pro rata based on their respective interests in the Asset Interest (as determined in accordance with Section 2.1(b)), in reduction of the Net Investment;

(5)               to the Investors, pro rata in payment of any Aggregate Unpaids in respect of breakage costs owed by the SPV hereunder to such Investors;

(6)               to the Administrative Agent and the applicable Funding Agents, and Investors, pro rata in payment of any other Aggregate Unpaids owed by the SPV hereunder to such Person (other than Net Investment, Yield and Servicing Fee); and

(7)               if Arrow or any Affiliate of Arrow is the Master Servicer, to the Master Servicer in payment of the accrued Servicing Fee payable on such Settlement Date, to the extent not retained pursuant to subsection (c) above.

(ii)       In determining the amount of Yield owed to each Investor, the Administrative Agent shall be entitled to rely on the information provided by the Related Funding Agent, which information shall be delivered no later than the Business Day prior to a Yield Payment Date to the SPV, the Master Servicer and the Administrative Agent. The SPV shall be entitled to rely on such information for all purposes under the Transaction Documents.

Schedule III-3

SECTION 2.13      Optional Reduction of Net Investment. The SPV may at any time elect to cause the reduction of the Net Investment as follows:

(a)               the SPV shall instruct the Master Servicer to (and the Master Servicer shall) set aside Collections and hold them in trust for the Administrative Agent under clause (ii) of Section 2.12(a) until the amount so set aside shall equal the desired amount of reduction;

(b)                  the SPV shall deliver to the Administrative Agent and each Funding Agent an Optional Reduction Notice by no later than 12:00 p.m. (New York City time) on the Business Day of such reduction; and

(c)               on each Business Day specified in the SPV’s notice, the Master Servicer shall pay to the Administrative Agent, in reduction of the Net Investment, the amount of such Collections so held or, if less, the Net Investment (it being understood that the Net Investment shall not be deemed reduced by any amount set aside or held pursuant to this Section 2.13 unless and until, and then only to the extent that, such amount is finally paid to the Administrative Agent as aforesaid).

SECTION 2.14      Application of Collections Distributable to SPV. Unless otherwise instructed by the SPV, the Master Servicer shall allocate and apply, on behalf of the SPV, Collections distributable to the SPV hereunder first, to the payment or provision for payment of the SPV’s operating expenses, as instructed by the SPV, second, to the payment or provision for payment when due of accrued interest on any Subordinated Obligations payable by the SPV to Arrow under the First Tier Agreement, third, to the payment to Arrow of the purchase price of new Receivables in accordance with the First Tier Agreement, fourth, to the payment to Arrow of any Subordinated Obligations payable by the SPV to Arrow pursuant to the First Tier Agreement, and fifth, to the making of advances to Arrow pursuant to Section 3.2 of the First Tier Agreement, subject to Section 6.2(k). Any amounts distributable to the SPV and not allocated pursuant to this Section 2.14, may, at the option of the SPV, be invested in Eligible Investments or in direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America.

SECTION 2.15      Collections Held in Trust. So long as the SPV or the Master Servicer shall hold any Collections or Deemed Collections then or thereafter required to be paid by the SPV to the Master Servicer or by the SPV or the Master Servicer to the Administrative Agent, it shall hold such Collections in trust, and, if requested by the Administrative Agent after the occurrence and during the continuance of a Termination Event or Potential Termination Event (if such Potential Termination Event is not capable of being cured), shall deposit such Collections within one Business Day of receipt thereof into the Collection Account. The Net Investment shall not be deemed reduced by any amount held in trust by the Master Servicer or in the Collection Account pursuant to Section 2.12 unless and until, and then only to the extent that, such amount is finally paid to the Administrative Agent in accordance with Section 2.12(c).

Schedule III-4

SCHEDULE IV

Calculation of Fees

“Facility Fee” means a fee, calculated on the basis of the actual number of days elapsed divided by 360 and payable by the SPV to each Related Funding Agent on each Remittance Date (to be allocated among such Related Funding Agent, the Conduit Investors associated with such Related Funding Agent, and its Related Alternate Investor, as appropriate), in an amount equal to the product of (i) the daily average of such Related Alternate Investor’s Commitment during the calendar month immediately prior to such Remittance Date, as applicable, and (ii) forty (40) basis points per annum.

“Program Fee” means a fee, calculated on the basis of the actual number of days elapsed divided by 360 and payable by the SPV to each Investor, on each Remittance Date, in an amount equal to the product of (i) the daily average Net Investment held by such Investor during the calendar month immediately prior to such Remittance Date, and (ii) forty~~-five~~ (~~45~~40) basis points per annum.

Schedule IV-1

SCHEDULE V

AGREED UPON PROCEDURES

1.	Monthly Report – Originator Level

Verify the accuracy of the monthly reports for Month#1 and Month#2.

•	Determine whether the items shown on the monthly report complies with the terms of the TAA, such as proper reporting of the rollforward and aging and proper calculation of ineligibles.

•	Verify the accuracy of the large obligor (concentrations) and payable and contra information provided to the corporate location for possible inclusion in the consolidated monthly report.

•	Trace line items to supporting documentation (and to the general ledger, if applicable), including tracing cash back to the bank statements. Recalculate line items.

2.	Monthly Report – Consolidated / Consolidating

Verify the accuracy of the monthly report for Month#1 and Month#2.

•	Determine whether the rollforward, aging, and eligible receivables are accurately stated by tracing line items for the various originators to the consolidating schedule.

•	Recalculate the consolidated ratios in accordance with the definitions in the TAA.

•	Review supporting documentation for determining the obligor concentrations. Ascertain that the concentration information was accurately included in the consolidating and consolidated concentration information.

•	Prepare a chart of the line items analyzed and a comparison of the company prepared figures to those you recomputed. Briefly describe the nature of the supporting documentation for each line item.

3.	Obligor Concentration

Ask management to provide you with an aged listing of the 10 largest obligors (aggregating exposure among affiliated obligors) at month end Month#2. Verify the accuracy of this information on a sample basis by tracing amounts to the summary or detailed aged receivable trial balance. Include the payment terms granted to each obligor in your exhibit. Attach this listing as an exhibit to your report.

4.	Aging

For Month#1 and Month#2, obtain the reconciliation of the aging per monthly report to the aged trial balance & the general ledger. Describe the nature of any significant reconciling items. Note the timeliness of completion. Summarize each of the reconciliations and include the details for each significant reconciling item in the report.

Include a description of the aging methodology in your report (i.e. DPI). Describe how unapplied amounts and/or partial payments affect an account’s aging status.

Schedule V-1

Select 10 invoices from among the various aging categories at month end Month#2, and:

•	Determine if the accounts are being properly aged in accordance with the terms and methodology. Note any accounts that may be aged in a non-conforming manner.

•	Determine whether the terms of payment on the sale receipt would make the sales receipt ineligible for purchase. If so, determine if the company is properly excluding such invoices from sale to the conduits.

•	Obtain the related documentation pertaining to proof of delivery. Determine that the invoices were issued either coincident with or subsequent to the purchase of goods.

•	Prepare a listing of the accounts analyzed with an indication of the aging accuracy, the payment terms as stated on the face of the invoice, which entity the invoice relates to, and reason for delinquency, if any.

•	Verify the originator name listed on each invoice and whether the name matches the name of an Originator listed in the underlying transaction documents and indicate whether the Originator is eligible.

Discuss with management the magnitude of accounts/invoices in the aging at the end of Month#2 that have been extended, modified or restructured.

Ask management to provide an aging of debit balances only as of a recent month end (i.e. no credits in the aging buckets). Compare debit balance aging totals to the aging on the monthly report. Recalculate the delinquency ratio based on debit balance aging and compare it to the ratio reported on the monthly report.

5.	Dilution - Credit Memos & Rebills

Select 30 credit memos that were issued in the last 2-3 months (SPECIFIED MONTHS). Compute the weighted average dilution horizon (WADH). Prepare a table summarizing the WADH by entity and by type (returns, discounts, allowances, rebates, etc.) of credit memo. In addition, compare this year’s WADH with what was calculated in the prior audit.

6.	Invoice Resolution Test

Select a sample of 10 invoices dating from Month 200X (three months prior) and trace these invoices through to resolution (i.e. collection, dilution, write-off, or delinquent). Prepare a listing of each invoice analyzed and include this detailed information in an exhibit to your report. Be sure to include the payment terms on the face of invoice your exhibit.

7.	Delinquent Obligors

Obtain from management a listing of the 10 obligors that comprise the largest portion of the 61-90 DPI aging bucket at month end Month#2. Note what actions have been taken by management to expedite payment and the expected resolution. Inquire as to the reasons for material past due amounts. In your report, note whether or not these balances were paid as of the date of fieldwork. Include this analysis as an exhibit to your report.

8.	Write-offs

Obtain an understanding of the method used to write off uncollectible accounts (i.e.: write off to an accrued allowance account or write off directly to the bad debt expense). Review the appropriate general ledger account (e.g. bad debt allowance account) for conformity with the write offs reported on the Receivables Rollforward. Provide an explanation for any variances noted.

Schedule V-2

Obtain from management the 5 largest write-offs in the 6-12 months ended Month#2. Obtain an explanation for each write-off and determine which aging bucket these receivable amounts were in at the time they were written-off. Be sure to include the date of the write-off in your analysis. Include this analysis as an exhibit to your report.

9.	Collection Methodology

Obtain a current listing of the lockbox/collection account(s) into which collections on purchased receivables are deposited. Compare this to the listing presented in the TAA.

Examine the most recent bank statement/general ledger reconciliations for the 1-2 largest lockbox/collection account(s), noting the timeliness of completion and materiality of any unreconciled variances. Which entity’s name is on each of these bank statements?

Ask management to prepare a schedule for Month#1 and Month#2 summarizing collections by obligor remittance location.

SECTION 1.13 Location of Remittance:	SECTION 11.17 Bank Name SECTION 11.18 Account Number SECTION 11.19 Account Holder	Month#1 $000’s)		Month#2 ($000’s)%
Collection Account (via Lockbox, Wire Transfer or ACH)		$		$
Company’s office
Other (describe)
(a) TOTAL Deposits per Bank Statements		$		$
(b) Less: Non-AR related Deposits
(c) Subtotal		$	100%	$	100%
(d) +/- Reconciling items
(e) Total Collections per Monthly Report		$		$

Verify the accuracy of the information on the Excel spreadsheet by tracing the data to the bank statements, accounting records, and the monthly report. Explain any large reconciling items.

Schedule V-3

If any of the collections are remitted directly to the company’s offices, ask management where (bank name & account number) these in-house receipts are eventually deposited. If the amount of monthly in-house collections cannot be precisely quantified, ask for an estimate. Also, describe how promptly such collections are being deposited into the bank account (i.e. are the payments deposited within 2 business days or do they wait until the end of the week before making the deposit?).

10.	Cash Applications Test

Select a sample of 5 cash receipts from a recent cash collections report and determine if the cash was applied to the correct invoices and if the paid invoices were promptly removed from the aging. (In your sample, attempt to select one receipt from each of the remittance locations noted in the preceding step.)

11.	Credit & Collection Policy / Credit File Review

Inquire as to any material changes/updates in the Credit and Collection Policy since Month [20XX]. If so, obtain a copy of any revisions. If not, inquire if any changes are being planned.

Select [3-5] credit files for a sample active new receivable obligors (i.e. recently granted credit for the first time) in the last 6-12 months. Test adherence to the company’s Credit Policy, including: proper credit approval, recency/date of financial information (D&B, financial statements), credit references, adherence to credit limit, etc. Prepare a listing of the files analyzed, noting your results and the adequacy of compliance with the required terms.

12.	Daily Balances

Obtain the daily receivable balances for Month#1 and Month#2 (OR use daily sales and daily collections to create a pro-forma daily AR balance). Graph this information and include both the underlying data and the graph in your report.

13.	Contras/Payables Concentration

Inquire of management regarding any known contra accounts. For any known contra accounts, obtain the receivable balance and the payable balance at month end Month#2. Confirm that any contra offset amounts are included in the ineligible receivables calculation. Attach your analysis as an exhibit to the report.

14.	Accounting Entries Relating to the Transaction

Determine whether the receivables being transferred were done so in accordance with the Sale Agreement and TAA by reviewing the most recent the journal entries made on the books & records of the various entities involved. In each case, be sure to note the date the entries were recorded, trace the journal entries to the respective general ledgers, and attach copies of the journal entries to your report.

•	Review the entries made on the books & records of Arrow Electronics, Inc., Arrow Enterprises Computing Solutions, Inc. (“Originators”) to reflect the sale of the receivables to Arrow Electronics Funding Corporation (“SPE”). Note whether or not the funds received by Originator from the SPE were commensurate with the value of the receivables transferred. What discount rate was used by the Originator? Ask management to provide (ideally in writing) the rationale behind the establishment of the discount rate.

Schedule V-4

•	Review the entries made on the books & records of the SPE to reflect the purchase of receivables from the Originator.

•	Review the entries made on the books & records of SPE to reflect the sale of an interest in the receivables to the conduit(s). Note that the initial funding date was [XX/XX/XX].

15.	Computer Systems & Reporting

Determine whether the master data processing records are marked with a legend in accordance with the terms of the TAA to indicate the ownership interest. Ascertain the coding used to identify the purchased receivables on the system. Briefly describe the legend and the coding in your report. Is there a header or note on the aging indicating that the receivables are no longer owned by the Originators (Arrow Electronics, Inc., Arrow Enterprises Computing Solutions, Inc.)?

How is the fact that the receivables are securitized reflected on the Originators’ (Arrow Electronics, Inc., Arrow Enterprises Computing Solutions, Inc.) general ledger?

Inquire of management if any significant changes have been made to the computer systems used in servicing the receivables since [XX/XX/XX]. If so, document any changes. If not, inquire as to whether any changes are being planned.

Inquire of management when Arrow Electronics, Inc. (“Servicer or Originator”) last tested its disaster recovery plan, what the results were, how any issues were addressed, and when the next disaster recovery test will be conducted.

16.	Audits - Internal & External

Inquire if Internal Auditors have performed any reviews of the credit procedures and/or receivable system during [20XX/the last twelve months]. Review copies of any internal audit reports. Include in your report a list of any issues that may pertain to the receivables being purchased and related areas (i.e. EDP, collections, invoicing or general ledger systems) and how these issues have been/will be addressed. Discuss with the Internal Auditors their planned schedule of coverage in [20XX/the next twelve months].

Discuss with the Public Accounting Firm (“External Auditors” or [AUDIT FIRM NAME]) the results from the receivable confirmation procedures performed in connection with the [XX/XX/XX] FYE financial audit of the Servicer or Originator – Arrow Electronics, Inc. If possible, quantify the extent of the coverage and specify the type of procedures used (negative/positive confirmations, subsequent cash receipts), noting any issues.

Obtain a copy of the Management Letter (if any) prepared in conjunction with the [XX/XX/XX] FYE financial audit of the Servicer. Note any weaknesses identified in the Servicer’s receivable operations and/or related controls (i.e. EDP and general ledger systems). Discuss the current status of these issues with management.

Regarding the Sarbanes-Oxley Act requirements, review the 10K filing (Annual report - SEC, EDGAR, or Company’s website). State in your report the External Auditor’s opinion on the effectiveness of the client’s internal controls. If any deficiencies are noted in their opinion, discuss with management steps taken to resolve any deficiencies relating to receivables.

17.	Seller/Originator

Ask management to provide details regarding any events that may impact the UCC Financing Statement filings such as mergers, acquisitions, asset sales, or any changes in corporate names, location of chief executive offices, location of books and records relative to receivables. Provide a legal organizational chart indicating where receivables are originated. Validate the listing matches the Originators listed in the underlying documents.

Schedule V-5

SCHEDULE 4.1(g)

List of Actions and Suits

Arrow Electronics, Inc.

N/A

Arrow Electronics Funding Corporation

N/A

Schedule 4.1(g)-1

SCHEDULE 4.1(i)

Location of Certain Offices and Records

Arrow Electronics Funding Corporation
Location of Certain Offices and Records

Principal Place of Business:	9201 E. Dry Creek Road Centennial, Colorado 80112

Chief Executive Office:	9201 E. Dry Creek Road Centennial, Colorado 80112

Location of Records:	9201 E. Dry Creek Road Centennial, Colorado 80112

Arrow Electronics, Inc.
Location of Certain Offices and Records

Principal Place of Business:	9201 E. Dry Creek Road Centennial, Colorado 80112

Chief Executive Office:	9201 E. Dry Creek Road Centennial, Colorado 80112

Location of Records:	9201 E. Dry Creek Road Centennial, Colorado 80112

Schedule 4.1(i)-1

SCHEDULE 4.1(k)

List of Subsidiaries, Divisions and Tradenames; FEIN

Subsidiaries:	None.

Divisions:	None.

Tradenames:	None.

Federal Employer
Identification Number:	[*****]

Schedule 4.1(k)-1

SCHEDULE 4.1(s)

List of Blocked Account Banks and Blocked Accounts

[*****]

Schedule 4.1(s)-1

SCHEDULE 11.3

Address and Payment Information

If to the Alternate Investors:

(1)	Bank of America, National Association 13510 Ballantyne Corporate PI Charlotte, NC 28277
	Attention:	Trade Receivables Securitization Finance
	Attention:	[*****]
	Telephone:	[*****]
	Facsimile:	[*****]

(2)	Wells Fargo Capital Finance 1100 Abernathy Road NE Suite 1600
Atlanta, Georgia 30328
Attention: [*****]
Telephone: [*****]
Facsimile: [*****]

(3)	Mizuho Bank, Ltd.
1271 Avenue of the Americas New York, NY 10020 Attention: [*****]
Telephone: [*****]
Facsimile: [*****]

(4)	Sumitomo Mitsui Banking Corporation 277 Park Avenue
New York, New York 10172 Attention: [*****]
Telephone: [*****]
Facsimile: [*****]

(5)	PNC Bank, National Association 300 Fifth Avenue
Pittsburgh, PA 15222 Attention: Asset Securitization Telephone: [*****]
Facsimile: [*****]

Schedule 11.3-1

(6)	Truist Bank
3333 Peachtree Rd. NE, Atlanta, GA 30326 [*****]
Attention: [*****]
Telephone: [*****]

If to the Funding Agents:

(1)	Bank of America, National Association,
as Funding Agent
13510 Ballantyne Corporate PI
Charlotte, NC 28277
	Attention:	Trade Receivables Securitization Finance
	Attention:	[*****]
	Telephone:	[*****]
	Facsimile:	[*****]

Payment Information:

[*****]

(2)	Wells Fargo Bank, N.A.,
as Funding Agent
Wells Fargo Capital Finance
1100 Abernathy Road NE
Suite 1600
Atlanta, Georgia 30328
Attention: [*****]
Telephone: [*****]
Facsimile: [*****]

Payment Information:

[*****]

Schedule 11.3-2

(3)	Mizuho Bank, Ltd.
1271 Avenue of the Americas
New York, NY 10020
Attention: [*****]
Telephone: [*****]
Facsimile: [*****]

Payment Information:

[*****]

(4)	SMBC Nikko Securities America, Inc.
as Funding Agent
277 Park Avenue
New York, NY 10172
	Attention:	[*****]
	Telephone:	[*****]
	Facsimile:	[*****]

Payment Information:

[*****]

(5)	PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Asset Securitization
Telephone: [*****]
Facsimile: [*****]

Payment Information:

[*****]

(6)	Truist Bank
3333 Peachtree Rd. NE, Atlanta, GA 30326
[*****]
Attention: [*****]
Telephone: [*****]

Payment Information:

[*****]

If to the SPV:

Arrow Electronics Funding Corporation
9201 E. Dry Creek Road
Centennial, Colorado 80112
Telephone:
Facsimile:

Schedule 11.3-3

with a copy to:

Arrow Electronics, Inc.
9201 E. Dry Creek Road
Centennial, Colorado 80112
Attention: General Counsel

[*****]

If to Arrow or the Master Servicer:

Arrow Electronics, Inc.
9201 E. Dry Creek Road
Centennial, Colorado 80112
Attention: General Counsel
Telephone:	[*****]
Facsimile:	[*****]

with a copy to:

Arrow Electronics, Inc.
9201 E. Dry Creek Road
Centennial, Colorado 80112
Attention: General Counsel

Payment Information:

[*****]

If to the Administrative Agent:

Bank of America, National Association
13510 Ballantyne Corporate PI
Charlotte, NC 28277
Attention:	Trade Receivables Securitization Finance
[*****]

Additional copy of Master Servicer Report, Investment Request to be delivered to: Bank of America, National Association, as Administrator
NC1-027-15-01
214 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255
Attention:	Trade Receivables Securitization Finance
[*****]

Schedule 11.3-4

Payment Information:

[*****]

Funding Account

[*****]

Schedule 11.3-5

Exhibit A

Form of Assignment and Assumption Agreement

Reference is made to the Transfer and Administration Agreement dated as of March , 2001 as it may be amended or otherwise modified from time to time (as so amended or modified, the “Agreement”) among ARROW ELECTRONICS FUNDING CORPORATION, as transferor (in such capacity, the “SPV”), ARROW ELECTRONICS, INC., individually (the “Arrow”) and as master servicer (in such capacity, the “Master Servicer”), the parties thereto as “CONDUIT INVESTORS,” “ALTERNATE INVESTORS” and “FUNDING AGENTS,” MIZUHO BANK, LTD., as Structuring Agent, and BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent. Terms defined in the Agreement are used herein with the same meaning.

[________________________] (the “Assignor”) and [__________________________________] (the “Assignee”) agree as follows:

1.                  The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations under the Agreement and the other Transaction Documents. Such interest expressed as a percentage of all rights and obligations of the Related Alternate Investors, shall be equal to the percentage equivalent of a fraction the numerator of which is $[____________] and the denominator of which is the Facility Limit. After giving effect to such sale and assignment, the Assignee’s Commitment will be as set forth on the signature page hereto.

1.                  In consideration of the payment of $[_____________], being [____]% of the existing Net Investment, and of $[______________], being [____]% of the aggregate unpaid accrued discount, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a [____]% interest in and to all of the Assignor’s right, title and interest in and to the Net Investment purchased by the undersigned on March ____, 2001 under the Agreement.

2.                  Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the SPV or the Master Servicer, Arrow or any Originator or the performance or observance by any of the SPV or the Master Servicer, Arrow or any Originator of any of its obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

Exhibit A-1-1

3.                  The Assignee (i) confirms that it has received a copy of the Agreement, the First Tier Agreement and each Originator Agreement together with copies of the financial statements referred to in Section 6.1 of the Agreement, to the extent delivered through the date of this Assignment and Assumption Agreement (the “Assignment”), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Funding Agent, any of their respective Affiliates, any Conduit Investor, the Assignor or any other Alternate Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any other Transaction Document; (iii) appoints and authorizes the Administrative Agent and the Related Funding Agent to take such action as Administrative Agent or the Related Funding Agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents as are delegated to the Administrative Agent or the Related Funding Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as an Alternate Investor; (v) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty, and (vii) agrees to comply with Section 9.3(f) of the Agreement.

4.                  The effective date for this Assignment shall be the later of (i) the date on which the Related Funding Agent and the Administrative Agent, receive this Assignment executed by the parties hereto and receives the consent of the Related Funding Agent, and to the extent required under the Agreement, the SPV, and (ii) the date of this Assignment (the “Effective Date”). Following the execution of this Assignment and the consent of the Related Funding Agent, and to the extent required under the Agreement, the SPV, this Assignment will be delivered to the Administrative Agent for acceptance and recording.

5.                  Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment, have the rights and obligations of an Alternate Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Agreement.

6.                  Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in Net Investment, Discount and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

Exhibit A-1-2

7.                  The Assignee shall not be required to fund hereunder an aggregate amount at any time outstanding in excess of $[_____________], minus the aggregate outstanding amount of any interest funded by the Assignee in its capacity as a participant under any Program Support Agreement.

8.                  The Assignor agrees to pay the Assignee its pro rata share of fees in an amount equal to the product of (a) [_____] per annum and (b) the Assignor’s Commitment during the period after the Effective Date for which such fees are owing and paid by the SPV pursuant to the Agreement. Amounts paid under this section shall be credited against amounts payable to the Assignee under any participation agreement entered into pursuant to the Agreement.

9.                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.              This agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

11.              If any one or more of the covenants, agreements, provisions or terms of this agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement.

12.              This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.

13.              This agreement shall be binding on the parties hereto and their respective successors and assigns.

[Signatures commence upon the following page]

Exhibit A-1-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Exhibit A-1-4

Address for notices and Account for payments:

For Credit Matters:       For Administrative Matters:

[NAME]			[NAME]

Attention:			Attention:

Telephone:	[(___) ____-____]	Telephone:	[(___) ____-____]
Telefax:	[(___) ____-____]	Telefax:	[(___) ____-____]

Account for Payments:

NAME

ABA Number:	[----------___]
Account Number:	[__________]
Attention:	[___________]
Re:	[____________]

Consented to this [______] day of

[________________________], 20___

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

ARROW ELECTRONICS FUNDING CORPORATION

By:
Name:
Title:

Exhibit A-1-5

Exhibit B

Form of Contract

Exhibit B-1

Exhibit C

Credit and Collection Policies and Practices

The Credit and Collection Policy or Policies and practices of Arrow and Arrow ECS, relating to Contracts and Receivables, existing on the date hereof are as set forth in manuals that were delivered by the SPV in August 2016 to the Administrative Agent, as modified from time to time, in compliance with Sections 6.1(a)(vii) and 6.2(c).

Exhibit C-1

Exhibit D

Form of Investment Request

Arrow Electronics Funding Corporation (the “SPV”), pursuant to Section 2.3(a) of the Transfer and Administration Agreement, dated as of March__, 2001 (as amended, modified, or supplemented from time to time, the “Agreement”), among the SPV, Arrow Electronics, Inc., individually (“Arrow”) and as master servicer (in such capacity, the “Master Servicer”), the parties thereto as “Conduit Investors,” “Alternate Investors” and “Funding Agents,” Mizuho Bank, Ltd., as Structuring Agent, and Bank Of America, National Association, as Administrative Agent, effect an Investment from it pursuant to the following instructions:

Investment Date:[____________________]

Investment request is made to: [specify [Conduit Investor] [Alternate Investors] of Related Funding Agent]

Investment Amount:[________________________________]1 / Investment Amount per Funding Agent:

Funding Agent	Pro Rata Share (rounded)		Amount Requested
Funding Agent A		%	$
Funding Agent B		%	$
Funding Agent C		%	$
Funding Agent D		%	$
Funding Agent E		%	$
Funding Agent F		%	$
Total	100%		$

Account to be credited:

[bank name]

ABA No.[________________________________________]

Account No. [____________________________________]

Reference No.[___________________________________]

Please credit the above-mentioned account on the Investment Date. Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.

The SPV hereby certifies as of the date hereof that the conditions precedent to such Investment set forth in Section 5.2 of the Agreement have been satisfied, and that all of the representations and warranties made in Section 4.1 of the Agreement are true and correct on and as of the Investment Date, both before and after giving effect to the Investment.

1 At least $5,000,000 and in integral multiples of $1,000,000

Exhibit D-1

ARROW ELECTRONICS FUNDING CORPORATION

Dated:
By:
Name:
Title:

Exhibit D-2

Exhibit E

Form of Optional Reduction Notice

Arrow Electronics Funding Corporation (the “SPV”), pursuant to Section 2.13 of the Transfer and Administration Agreement, dated as of March , 2001 (as amended, modified, or supplemented from time to time, the “Agreement”), among the SPV, Arrow Electronics, Inc., individually (“Arrow”) and as master servicer (in such capacity, the “Master Servicer”), the parties thereto as “Conduit Investors,” “Alternate Investors” and “Funding Agents,” Mizuho Bank, Ltd., as Structuring Agent, and Bank Of America, National Association, as Administrative Agent, effect an optional reduction of Net Investment pursuant to the following instructions:

Optional Reduction Date:[____________________]

Optional Reduction Amount:[_________________]

Optional Reduction Amount per Funding Agent:

Funding Agent	Pro Rata Share (rounded)		Reduction Amount
Funding Agent A		%	$
Funding Agent B		%	$
Funding Agent C		%	$
Funding Agent D		%	$
Funding Agent E		%	$
Funding Agent F		%	$
Total	100%		$

Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.

ARROW ELECTRONICS FUNDING CORPORATION

Dated:
By:
Name:
Title:

Exhibit F

Form of Servicer Report

Exhibit G

Form of SPV Secretary’s Certificate

SECRETARY’S CERTIFICATE

March __, 2001

I, [__________________], the undersigned [________________] of Arrow Electronics Funding Corporation (the “SPV”), a Delaware corporation, DO HEREBY CERTIFY that:

1.       Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the SPV as in effect on the date hereof.

2.       Attached hereto as Annex B is a true and complete copy of the By-laws of the SPV as in effect on the date hereof.

3.       Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the SPV [adopted by unanimous written consent] as of March __, 2001, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

4.       The below-named persons have been duly qualified as and at all times since March __, 2001, to and including the date hereof have been officers or representatives of the SPV holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the SPV the below-mentioned Transfer and Administration Agreement and all other Transaction Documents (as defined in such Transfer and Administration Agreement) to which the SPV is a party and the signatures below set opposite their names are their genuine signatures:

Name	Signatures	Office

5.       The representations and warranties of the SPV contained in Section 4.1 of the Transfer and Administration Agreement dated as of March __, 2001 among the SPV, Arrow Electronics, Inc., individually (the “Arrow”) and as master servicer (in such capacity, the “Master Servicer”), the parties thereto as “Conduit Investors,” “Alternate Investors” and “Funding Agents,” and Bank of America, National Association, a national banking association are true and correct as if made on the date hereof.

WITNESS my hand and seal of the SPV as of the day first above written.

Secretary

I, [________________] the undersigned, [________________] of the SPV, DO HEREBY CERTIFY that [_____________________] is the duly elected and qualified Secretary of the SPV and the signature above is his/her genuine signature.

WITNESS my hand as of the day first above written.

[________________]

Exhibit H

Form of [Originators/Master Servicer] Secretary’s Certificate

SECRETARY’S CERTIFICATE

March __, 2001

I, [__________________], the undersigned [________________] of [Originator/Master Servicer] (the “[Originator/Master Servicer]”), a [________] corporation, DO HEREBY CERTIFY that:

1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the [Originator/Master Servicer] as in effect on the date hereof.

2. Attached hereto as Annex B is a true and complete copy of the By-laws of the [Originator/Master Servicer] as in effect on the date hereof.

3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the [Originator/Master Servicer] [adopted by unanimous written consent] as of March __, 2001, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

4. The below-named persons have been duly qualified as and at all times since March __, 2001, to and including the date hereof have been officers or representatives of the [Originator/Master Servicer] holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the [Originator/Master Servicer] the below-mentioned the Transfer and Administration Agreement dated as of February __, 2001 among Arrow Electronics Funding Corporation, Arrow Electronics, Inc., individually (the “Arrow”) and as master servicer (in such capacity, the “Master Servicer”), the parties thereto as “Conduit Investors,” “Alternate Investors” and “Funding Agents,” and Bank of America, National Association, a national banking association (the “Agreement”) Originator Sale Agreement and all other Transaction Documents to which the [Originator/Master Servicer] is a party and the signatures below set opposite their names are their genuine signatures:

Name	Signatures	Office

5. The representations and warranties of the [Originator/Master Servicer] contained in the Originator Sale Agreement [and First Tier Agreement, each] dated as of March __, 2001, between the [Originator/Master Servicer] and Arrow Electronics Funding Corporation [and the representations and warranties of Arrow Originator, in its capacity as Servicer, contained in Section 4.2 of the Agreement,] are true and correct as if made on the date hereof.

WITNESS my hand and seal of the [Originator/Master Servicer] as of the date first above written.

Secretary

I, the undersigned, [_______________] of the [Originator/Master Servicer], DO HEREBY CERTIFY that [_____________________] is the duly elected and qualified Secretary of the [Originator/Servicer] and the signature above is his/her genuine signature.

WITNESS my hand as of the date first above written.

[________________]

Exhibit I-1

Form of Opinion of Robert E. Klatell, Counsel to SPV, Originators and Master Servicer

March __, 2001

To the parties listed on Schedule A

annexed hereto

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 5.1(m) of the Transfer and Administration Agreement dated as of March 21, 2001 (the “Agreement”) among Arrow Electronics Funding Corporation, as transferor (in such capacity, the “SPV”), Arrow Electronics, Inc., individually (“Arrow”) and as master servicer (in such capacity, the “Master Servicer”), the parties thereto as “Conduit Investors,” “Alternate Investors” and “Funding Agents,” and Bank of America, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement.

I have acted as counsel to Arrow, Gates/Arrow Distributing, Inc. (together with Arrow, the Applicable Originators) (in connection with the preparation of the Agreement, the Originator Sale Agreement, the First Tier Agreement, the other Transaction Documents and the transactions contemplated thereby.

I have examined, on the date hereof, the Agreement and all exhibits thereto, the First Tier Agreement and all exhibits thereto, each Originator Sale Agreement, certificates of public officials and of officers of the SPV, Arrow and the other Originators and certified copies of Arrow’s, the others Originator’s and the SPV’s certificate of incorporation, by-laws, the Board of Directors’ resolutions authorizing Arrow’s, the other Originator’s and the SPV’s participation in the transactions contemplated by the Agreement, the Originator Sale Agreement, the First Tier Agreement, the other Transaction Documents, copies of each of the above having been delivered to you. I have also examined the closing documents delivered pursuant to the Agreement, the Originator Sale Agreement and the First Tier Agreement and copies of all such documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to the accuracy of material factual matters which were not independently established, we have relied on certificates and statements of officers of Arrow, the other Originators and the SPV.

On the basis of the foregoing, I am of the opinion that:

1.       Each of the Applicable Originators is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state or jurisdiction of formation, has the corporate power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables and other Affected Assets, and is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

2.       Each of the Applicable Originators has the power, corporate and other, and has taken all necessary corporate action to execute, deliver and perform the Agreement, the First Tier Agreement, the Originator Sale Agreement and the other Transaction Documents to which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. The Transaction Documents to which each of Arrow and the other Originators is a party have been duly executed and delivered by Arrow and the other Originators, as applicable, and constitute the legal, valid and binding obligations of each such party, enforceable against such party in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.       The execution, delivery and performance in accordance with their terms by each of Arrow and the other Originators of the First Tier Agreement, Originator Sale Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of Arrow or any of the other Originators that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of Arrow or any of the other Originators, or (b) any other agreement to which Arrow or any of the other Originators is a party or by which Arrow or any of the other Originators or any of their respective properties may be bound, or (iii) result in or require the creation or imposition of any Adverse Claim upon any of the assets, property or revenue of Arrow or any of the other Originators other than as contemplated by the First Tier Agreement or the Originator Sale Agreement, as applicable.

4.       Except as set forth in the schedules attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings, litigation or investigations, pending or to the best of our knowledge, after due inquiry, threatened, (i) against the Arrow or any of the other Originators or the business or any property of such parties except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the First Tier Agreement, the Originator Sale Agreement or any other Transaction Document.

5.       None of Arrow or any other Originator is, or is controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The foregoing opinions and conclusions were given only in respect of the laws of [insert state or other jurisdiction], the State of New York and, to the extent specifically referred to herein, the Federal laws of the United States of America.

This opinion has been delivered at your request for the purposes contemplated by the Agreement. Without our prior written consent, this opinion is not to be utilized or quoted for any other purpose and no one other than you is entitled to rely thereon; provided, that any Alternate Investor, any Program Support Provider and any placement Agent or dealer of the Conduit Investor’s commercial paper may rely on this opinion as of it were addressed to them.

Very truly yours,

Exhibit I-2

Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP, Counsel to the SPV, Originators and Master Servicer

March __, 2001

To the parties listed on Schedule A

annexed hereto

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 5.1(m) of the Transfer and Administration Agreement dated as of March __, 2001 (the “Agreement”) among Arrow Electronics Funding Corporation, as transferor (in such capacity, the “SPV”), Arrow Electronics, Inc., individually (the “Arrow”) and as master servicer (in such capacity, the “Master Servicer”), the parties thereto as “Conduit Investors,” “Alternate Investors” and “Funding Agents,” and Bank of America, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement.

We have acted as counsel to Arrow, the other Originators and the SPV in connection with the preparation of the Agreement, the Originator Sale Agreement, the First Tier Agreement, the other Transaction Documents and the transactions contemplated thereby.

We have examined, on the date hereof, the Agreement and all exhibits thereto, the First Tier Agreement and all exhibits thereto, the Originator Sale Agreement, certificates of public officials and of officers of the SPV, Arrow and the other Originators and certified copies of Arrow’s, the others Originator’s and the SPV’s certificate of incorporation, by-laws, the Board of Directors’ resolutions authorizing Arrow’s, the other Originator’s and the SPV’s participation in the transactions contemplated by the Agreement, the Originator Sale Agreement, the First Tier Agreement, the other Transaction Documents, copies of each of the above having been delivered to you, copies of the financing statements on Form UCC-1 filed in the filing offices listed in Schedule I hereto executed by each Originator (other than Arrow), as debtor, in favor of Arrow, as secured party and showing the Administrative Agent, on behalf of the Funding Agents (on behalf of the Conduit Investors and the Alternate Investor), as the assignee of the secured party substantially in the form attached hereto as Exhibit A (the “Originator Financing Statements”), copies of the financing statements filed on Form UCC-1 filed in the filing offices listed in Schedule II hereto executed by Arrow, as debtor, in favor of the SPV, as secured party and showing the Administrative Agent, on behalf of the Funding Agents (on behalf of the Conduit Investors and the Alternate Investors), as the assignee of the secured party, substantially in the form attached hereto as Exhibit B (the “Arrow Financing Statements”) and copies of the financing statements on Form UCC-1 filed in the filing offices listed in Schedule III hereto executed by SPV, as debtor, in favor of the Administrative Agent, on behalf of the Funding Agents (on behalf of the Conduit Investors and the Alternate Investors), as secured party, substantially in the form attached hereto as Exhibit C (the “SPV Financing Statements”). We have also examined the closing documents delivered pursuant to the Agreement, the Originator Sale Agreement and the First Tier Agreement and copies of all such documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to the accuracy of material factual matters which were not independently established, we have relied on certificates and statements of officers of Arrow, the other Originators and the SPV.

On the basis of the foregoing, we are of the opinion that:

6.       The SPV is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables and other Affected Assets, and is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

7.       The SPV has the power, corporate and other, and has taken all necessary corporate action to execute, deliver and perform the Agreement and the other Transaction Documents to which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. The Transaction Documents to which the SPV is a party have been duly executed and delivered by the SPV and constitute the legal, valid and binding obligations of the SPV enforceable against the SPV in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

8.       The execution, delivery and performance in accordance with their terms by the SPV of the Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of the SPV that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of the SPV, (b) any other agreement to which the SPV is a party or by which the SPV or any of its properties may be bound, or (c) any Law applicable to the SPV of any court or of any Official Body having jurisdiction over the SPV or any of its properties, or (iii) result in or require the creation or imposition of any Adverse Claim upon any of the assets, property or revenue of the SPV other than as contemplated by the Agreement.

9.       The execution, delivery and performance in accordance with their terms by each of Arrow and the other Originators of the First Tier Agreement, Originator Sale Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of Arrow or any of the other Originators that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of Arrow or any of the other Originators, (b) any other agreement to which Arrow or any of the other Originators is a party or by which Arrow or any of the other Originators or any of their respective properties may be bound, or (c) any Law applicable to Arrow or any of the other Originators of any Official Body having jurisdiction over Arrow or any of the other Originators or any of its properties, or (iii) result in or require the creation or imposition of any Adverse Claim upon any of the assets, property or revenue of Arrow or any of the other Originators other than as contemplated by the First Tier Agreement or the Originator Sale Agreement, as applicable.

10.       Except as set forth in the schedules attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings, litigation or investigations, pending or to the best of our knowledge, after due inquiry, threatened, (i) against the SPV or the business or any property of the SPV except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the Agreement or any other Transaction Document.

11.       Except as set forth in the schedules attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings, litigation or investigations, pending or to the best of our knowledge, after due inquiry, threatened, (i) against the Arrow or any of the other Originators or the business or any property of such parties except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the First Tier Agreement, the Originator Sale Agreement or any other Transaction Document.

12.       The Receivables constitute “accounts” or “general intangibles” as that term is defined in the Uniform Commercial Code as in effect in the State of New York.

13.       The Originator Sale Agreement creates a valid and enforceable security interest (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) (the “UCC”) as in effect in New York (the “New York UCC”) and [insert reference to applicable jurisdiction], under Article 9 of the New York UCC [and under similar provisions of applicable jurisdiction] (“Originator Sale Security Interest”) in favor of the SPV in the Receivables and other Affected Assets and the proceeds thereof (except that the First Tier Security Interest will attach to any Receivable created after the date hereof only when the Originator possesses rights in such Receivable). The internal laws of [insert state or other jurisdiction] govern the perfection by the filing of financing statements of the Originator Sale Security Interest in the Receivables and the proceeds thereof. The Originator Financing Statement(s) have been filed in the filing office(s) located in [insert state or other jurisdiction] listed in Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the [insert state or other jurisdiction] UCC to perfect the Originator Sale Security Interest in the Receivables and the proceeds thereof, and accordingly the Originator Sale Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the First Tier Agreement, be perfected under Article 9 of the [insert state or other jurisdiction] UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Originator Financing Statement(s) in [insert state or other jurisdiction] have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming the Originators as debtor, originator or assignor and covering any Receivables or other Affected Assets or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Income Security Act) covering any Receivable or other Affected Asset or any interest therein. The filing of the Originator Financing Statements in the filing offices listed in Schedule I will create a first priority security interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

14.       The First Tier Agreement creates a valid and enforceable security interest (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) (the “UCC”) as in effect in New York (the “New York UCC”) under Article 9 of the New York UCC (“First Tier Security Interest”) in favor of the SPV in the Receivables and other Affected Assets and the proceeds thereof (except that the First Tier Security Interest will attach to any Receivable created after the date hereof only when Arrow possesses rights in such Receivable). The internal laws of New York govern the perfection by the filing of financing statements of the First Tier Security Interest in the Receivables and the proceeds thereof. The Arrow Financing Statement(s) have been filed in the filing office(s) located in [insert jurisdictions] listed in Schedule II hereto, which are the only office(s) in which filings are required under the New York UCC to perfect the First Tier Security Interest in the Receivables and the proceeds thereof, and accordingly the First Tier Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the First Tier Agreement, be perfected under Article 9 of the New York UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Arrow Financing Statement(s) in New York have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming Arrow as debtor, originator or assignor and covering any Receivables or other Affected Assets or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Income Security Act) covering any Receivable or other Affected Asset or any interest therein. The filing of the Originator Financing Statement(s) in the filing offices listed in Schedule II will create a first priority security interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

15.       The Agreement creates a valid and enforceable security interest (as that term is defined in Section 1-201(37) of the New York UCC, under Article 9 of the New York UCC (“Second Tier Security Interest”) in favor of the Agent in each Receivable and other Affected Assets (except that the Second Tier Security Interest will attach only when the SPV possesses rights in such Receivable). The internal laws of New York govern the perfection by the filing of financing statements of the Second Tier Security Interest in the Receivables and the proceeds thereof. The SPV Financing Statement(s) have been filed in the filing office(s) located in [insert state or other jurisdiction] listed in Schedule II hereto, which are the only office(s) in which filings are required under the UCC to perfect the Second Tier Security Interest in the Receivables and the proceeds thereof, and accordingly the Second Tier Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Agreement, be perfected under Article 9 of the New York UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the SPV Financing Statement(s) in New York have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming SPV as debtor, originator or assignor and covering any Receivables or other Affected Assets or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Income Security Act) covering any Receivable or other Affected Assets or any interest therein. The filing of the SPV Financing Statement(s) in the filing offices listed in Schedule III will create a first priority security interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

16.       The SPV is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In giving the opinions in paragraphs 8, 9 and 10, we have assumed that Arrow’s, each of the Originator’s and the SPV’s chief executive office will continue to be located in [insert state or other jurisdiction]. The conclusions expressed in paragraphs 8, 9 and 10 are subject to the accuracy of the personnel in the filing offices referred to above with regard to the filing, indexing and recording of financing statements and notices of Adverse Claim, and to the correctness of reports to us by [____________], who performed the searches of such records and who made the filings on behalf of Arrow, the Originators and the SPV in [insert state or other jurisdiction].

In giving the opinions set forth in paragraphs 8, 9 and 10, we have assumed that all filings as appropriate in the event of a change in the name, identity or corporate structure of the debtor (or the Originator or assignor) named in any financing statements and all continuation statements necessary under the UCC to maintain the perfection of the Originator Sale Agreement, First Tier Security Interest and the Second Tier Security Interest in the Receivables and the proceeds thereof will be duly and timely filed. In giving such opinions, we also do not express any opinion as to (a) transactions excluded from Article 9 of the UCC by virtue of Section 9-104 of the UCC, (b) any security interest in proceeds except to the extent that the validity and perfection of any interest in proceeds (as such term is defined under the UCC) thereof that is covered by the Originator Financing Statements or the SPV Financing Statements or any duly filed financing statement referred to above may be permitted by Section 9-306 of the UCC, and (c) any security interest that is terminated or released.

The foregoing opinions and conclusions were given only in respect of the laws of [insert state or other jurisdiction], the State of New York and, to the extent specifically referred to herein, the Federal laws of the United States of America.

This opinion has been delivered at your request for the purposes contemplated by the Agreement. Without our prior written consent, this opinion is not to be utilized or quoted for any other purpose and no one other than you is entitled to rely thereon; provided, that any Alternate Investor, any Program Support Provider and any placement Agent or dealer of the Conduit Investor’s commercial paper may rely on this opinion as of it were addressed to them.

Very truly yours,

Exhibit J

Form of Extension Request

[DATE]

Bank of America, National Association,

as Administrative Agent

13510 Ballantyne Corporate PI

Charlotte, NC 28277

Attention: Global Asset Backed Securitization Group

Re:	Transfer and Administration Agreement dated as of March 21, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the “TAA”) among Arrow Electronics Funding Corporation, Arrow Electronics, Inc., the several Conduit Investors, Alternate Investors and Funding Agents from time to time party thereto, Mizuho Bank, Ltd., as Structuring Agent, and Bank of America, National Association, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the TAA.

Ladies and Gentlemen:

The undersigned, Arrow Electronics Funding Corporation, hereby kindly requests, pursuant to Section 3.3(a) of the TAA, that the Commitment Termination Date be extended from [________], the current Commitment Termination Date, to [____________________], which is 364 days after the current Commitment Termination Date (the “Requested CTD Extension”). This notice constitutes an Extension Request for purposes of Section 3.3 of the TAA. The Response Deadline in respect of the Requested CTD Extension is [_______].2

The Requested CTD Extension shall not become effective in respect of any Alternate Investor unless this Extension Request is executed and delivered by such Alternate Investor, the undersigned, the Master Servicer and the Administrative Agent, and then the Requested CTD Extension shall be effective only in respect of such Alternate Investor. The failure of any Alternate Investor to respond to this Extension Request by the Response Deadline shall be deemed to be a rejection of the Extension Request by such Alternate Investor.

2 A date no later than the fifteenth day prior to the then effective Commitment Termination Date.

Acceptance of this Extension Request may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Extension Request by telefacsimile shall be effective as delivery of a manually executed counterpart of this Waiver.

Sincerely,

Arrow Electronics Funding Corporation,
as SPV

By:
Name:
Title:

Acknowledged, accepted and agreed to as of the date hereof:

Arrow Electronics, Inc.,
as Master Servicer

By:
Name:
Title:

ACCEPTED AND AGREED

Bank of America, National Association,
as Administrative Agent and Alternate Investor

By:
Name:
Title:

Mizuho Bank, Ltd.,
as Structuring Agent and Alternate Investor

By:
Name:
Title:

Wells Fargo Bank, N.A.,
as an Alternate Investor

By:
Name:
Title:

Sumitomo Mitsui Banking Corporation,
as an Alternate Investor
By:
Name:
Title:

PNC Bank, National Association,
as Alternate Investor

By:
Name:
Title:

Truist Bank,
as Alternate Investor

By:
Name:
Title:

EXHIBIT B

Funding Agent	Upfront Fee
Bank of America, National Association	[*****]
Mizuho Bank, Ltd.	[*****]
PNC Bank, National Association	[*****]
Wells Fargo Bank, N.A.	[*****]
Truist Bank	[*****]
SMBC Nikko Securities America, Inc.	[*****]